     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1996


                                                      REGISTRATION NO. 333-02287
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------


      BJ SERVICES COMPANY                      DELAWARE                           1389                  63-0084140
  BJ SERVICES COMPANY, U.S.A.                  DELAWARE                           1389                  76-0310419
 BJ SERVICE INTERNATIONAL, INC.                DELAWARE                           1389                  95-2902194
BJ SERVICES COMPANY MIDDLE EAST                DELAWARE                           1389                  76-0344390
  (Exact name of Registrant as              (State or other                (Primary Standard         (I.R.S. Employer
    specified in its charter)        jurisdiction of incorporation     Industrial Classification      Identification
                                           or organization)                   Code Number)                Number)


                      ------------------------------------

          5500 NORTHWEST CENTRAL DRIVE                   MARGARET BARRETT SHANNON, ESQ.
              HOUSTON, TEXAS 77092                     VICE PRESIDENT -- GENERAL COUNSEL
                 (713) 462-4239                           5500 NORTHWEST CENTRAL DRIVE
                                                              HOUSTON, TEXAS 77092
         (Address, including zip code,                           (713) 462-4239
   and telephone number, including area code,
  of Registrant's Principal Executive Offices)      (Name, address, including zip code, and
                                                               telephone number,
                                                   including area code, of agent for service)

                      ------------------------------------
                                   COPIES TO:

                             ANDREWS & KURTH L.L.P.
                           4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                             ROBERT V. JEWELL, ESQ.
                                 (713) 220-4200
                      ------------------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              BJ SERVICES COMPANY

                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

           FORM S-4 ITEM NUMBER AND HEADING                     LOCATION IN PROSPECTUS
- ------------------------------------------------------   -------------------------------------
  1. Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus.................   Front cover page

  2. Inside Front and Outside Back Cover Pages of
       Prospectus.....................................   Inside front cover page; "Available
                                                           Information"; Table of Contents

  3. Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information..........................   "Summary"

  4. Terms of the Transaction.........................   "Summary"; "The Exchange Offer";
                                                           "Description of the Notes"

  5. Pro Forma Financial Information..................   Not applicable

  6. Material Contacts with the Company Being
       Acquired.......................................   Not applicable

  7. Additional Information Required for Reoffering by
       Persons and Parties Deemed to be
       Underwriters...................................   Not applicable

  8. Interests of Named Experts and Counsel...........   Not applicable

  9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities....................................   Not applicable

 10. Information with Respect to S-3 Registrants......   "Incorporation of Certain Documents
                                                           by Reference"; "Summary"; Recent
                                                           Developments"; "Management's
                                                           Discussion and Analysis of
                                                           Financial Condition and Results of
                                                           Operations"; "Business";
                                                           "Management"

 11. Incorporation of Certain Information by
       Reference......................................   "Incorporation of Certain Documents
                                                           by Reference"

 12. Information with Respect to S-2 or S-3
       Registrants....................................   Not applicable

 13. Incorporation of Certain Information by
       Reference......................................   Not applicable

 14. Information with Respect to Registrants Other
       Than S-2 or S-3 Registrants....................   Not applicable

 15. Information with Respect to S-3 Companies........   Not applicable

 16. Information with Respect to S-2 or S-3
       Companies......................................   Not applicable

 17. Information with Respect to Companies Other Than
       S-2 or S-3 Companies...........................   Not applicable

 18. Information if Proxies, Consents or
       Authorizations are to be Solicited.............   Not applicable

 19. Information if Proxies, Consents or
       Authorizations are not to be Solicited or in an
       Exchange Offer.................................   "Incorporation of Certain Documents
                                                           by Reference"; "Management"

                                       (i)

*******************************************************************************
*    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*    REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*    WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*    BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*    REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*    CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*    SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*    OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*    QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*******************************************************************************




                   SUBJECT TO COMPLETION, DATED JUNE 18, 1996

PROSPECTUS

                              BJ SERVICES COMPANY
                               OFFER TO EXCHANGE
             $1,000 PRINCIPAL AMOUNT OF 7% SERIES B NOTES DUE 2006
                FOR EACH $1,000 PRINCIPAL AMOUNT OF OUTSTANDING
                           7% SERIES A NOTES DUE 2006
                 ($125,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

                         ------------------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1996, UNLESS EXTENDED

                         ------------------------------

     BJ Services Company, a Delaware corporation (as used below, the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange $1,000 principal amount of its 7% Series B Notes due 2006 (the "Exchange Notes"), in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding 7% Series A Notes due 2006 (the "Existing Notes"), of which $125,000,000 aggregate principal amount is outstanding (the "Exchange Offer"). The Exchange Notes and the Existing Notes are sometimes referred to herein collectively as the "Notes."

     The Company will accept for exchange any and all Existing Notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
the date the Exchange Offer expires, which will be           , 1996 unless the
Exchange Offer is extended (the "Expiration Date"). Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions that may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." Existing Notes may be tendered only in denominations of $1,000 and integral multiples thereof. The Company has agreed to pay the expenses of the Exchange Offer.


     The Exchange Notes will be obligations of the Company entitled to the benefits of the indenture relating to the Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Existing Notes except that (i) the Exchange Notes will be issued in a transaction registered under the Securities Act and (ii) holders of Exchange Notes will not be entitled to certain rights of holders under the Registration Rights Agreement. The holders of Existing Notes will continue to be subject to the existing restrictions on transfer thereof and, as a general matter, the Company will not have any further obligation to such holders to provide for registration under the Securities Act of the Existing Notes held by them. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."



     The Existing Notes were sold by the Company on February 20, 1996, to Merrill Lynch & Co., CS First Boston Corporation, BA Securities, Inc. and Chase Securities, Inc. (the "Initial Purchasers") in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Initial Purchasers placed the Existing Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereby in order to satisfy the obligations of the Company under the Registration Rights
Agreement.                                              (continued on next page)


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                THE DATE OF THIS PROSPECTUS IS           , 1996.

     The Exchange Notes will bear interest from February 20, 1996, the date of issuance of the Existing Notes that are tendered in exchange for the Exchange Notes (or the most recent date on which interest was paid or duly provided for on the Existing Notes surrendered in exchange for the Exchange Notes). Accordingly, holders of Existing Notes that are accepted for exchange will not receive interest that is accrued but unpaid on such Existing Notes at the time of tender. The Notes mature on February 1, 2006 and are not redeemable prior to maturity.

     Existing Notes were initially represented by a single, global Existing Note (the "Existing Global Note") in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC" or the "Depositary"), as depositary. The Exchange Notes exchanged for Existing Notes represented by the Existing Global Note will be initially represented by a single, global Exchange Note (the "Exchange Global Note") in registered form, registered in the name of the Depositary. See "Description of the Notes -- Book-Entry, Delivery and Form." Subject to certain conditions, any person having a beneficial interest in the Exchange Global Note may, upon request to the Trustee (as defined herein), exchange such interest for Exchange Notes in definitive form, in denominations of $1,000 and integral multiples thereof. See "Description of the Notes -- Certificated Securities."


     The Existing Notes are, and the Exchange Notes will be, senior unsecured obligations of the Company ranking pari passu in right of payment with the Company's obligations under its bank credit facility and its 9.2% Notes Due August 1, 1998 and senior in right of payment to all future indebtedness of the Company that is, by its terms, expressly subordinated to the Notes. The Company's obligations under the Notes are fully and unconditionally guaranteed by certain of its wholly owned subsidiaries so that the Notes will not be structurally subordinated to the Company's obligations under its bank credit facility or any other funded indebtedness of the Company that is guaranteed, from time to time, by subsidiaries of the Company. The Company has no secured indebtedness as of the date of this Prospectus. The indenture relating to the Notes provides for the release and addition of subsidiaries of the Company as Guarantors. The guarantee of the Notes by any subsidiary may be released if, but only so long as, no other funded indebtedness of the Company is guaranteed by such subsidiary. See "Capitalization" and "Description of the Notes -- Ranking and Guarantees." The indenture relating to the Notes contains covenants that limit the Company's ability to incur indebtedness secured by certain liens and to engage in certain sale/leaseback transactions.


     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission"), Exchange Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Existing Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company or any Guarantor (as hereinafter defined)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Existing Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Prior to the Exchange Offer, there has been no public market for the Existing Notes or the Exchange Notes. The Exchange Notes have been approved for listing on the New York Stock Exchange ("NYSE") subject to notice of issuance. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.


     Although the Initial Purchasers have informed the Company that, following completion of the Exchange Offer, they each currently intend to make a market in the Exchange Notes, they are not obligated to do so and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. The Company will not receive any proceeds from the Exchange Offer. No dealer-manager is being used in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF EXISTING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     Until             , 1996 (90 days after commencement of this offering), all
dealers effecting transactions in the Exchange Notes, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. All such information and items or information omitted from this Prospectus but contained or incorporated by reference in the Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, New York, New York 10048, or may be obtained on the Internet from the Commission's Web Site at http://www.sec.gov. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and such information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Company's common stock, par value $.10 per share, including the associated preferred share purchase rights (the "Common Stock"), warrants to purchase Common Stock and 12 7/8% Senior Notes due 2002 are listed for trading on the NYSE, and the Exchange Notes have been approved for listing on the NYSE, subject to notice of issuance pursuant to the Registration Statement.


     Note: Management does not believe that separate financial statements of the Guarantors are material to investors in the Notes, and therefore such financial statements have not been provided.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following documents (File No. 1-10570):

          (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

          (b) Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 1995 and March 31, 1996;


          (c) Current Report on Form 8-K filed April 28, 1995, as amended by Form 8-K/A filed May 31, 1995 and Form 8-K/A filed May 30, 1996; Current Report on Form 8-K filed February 6, 1996, as amended by Form 8-K/A filed May 23, 1996; and Current Report on Form 8-K filed April 16, 1996;



          (d) The sections of the Company's Proxy Statement for the January 25, 1996 Annual Meeting of Stockholders entitled "Voting Securities," "Election of Directors," "Executive Compensation -- Summary Compensation Table,"
     "-- Option/SAR Grants in Last Fiscal Year," "-- Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values," "-- Long-Term Incentive Plans -- Awards in Last Fiscal Year" and "Severance Agreements";



          (e) The Annual Report of Nowsco Well Service Ltd. on Form 20-F for the fiscal year ended December 31, 1995, and the quarterly report of Nowsco Well Service Ltd. on Form 6-K for the quarterly period ended March 31, 1996; and

          (f) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to termination of the offering made hereby.


     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM BJ SERVICES COMPANY, 5500 NORTHWEST CENTRAL DRIVE, HOUSTON, TEXAS 77092, ATTENTION:
CORPORATE COMMUNICATIONS MANAGER, TELEPHONE NUMBER (713) 462-4239. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
          , 1996. The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to the address set forth above.

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this Prospectus and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by and should be read in conjunction with, the more detailed information contained elsewhere herein or incorporated by reference in this Prospectus. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Prospectus or in the indenture with respect to the Notes (the "Indenture"). References in this Prospectus to "BJ Services" and the "Company," unless the context requires otherwise, are to BJ Services Company and its subsidiaries, which include former subsidiaries of The Western Company of North America ("Western") following the acquisition of Western by BJ Services on April 13, 1995 (the "Western Acquisition"). In references to the issuer of the Notes, the "Company" means BJ Services Company. Financial and other information included in this Prospectus includes the Western operations since April 1, 1995. Currency is expressed as U.S. dollars ("$") or Canadian dollars ("Cdn$").


                                  THE COMPANY


     BJ Services is a leading provider of pressure pumping and other oilfield services for the petroleum industry worldwide. Pressure pumping services offered by BJ Services consist of well stimulation, cementing, sand control and coiled tubing services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. These services are provided through domestic and international locations to customers in most of the major oil and natural gas producing regions of the United States, Latin America, Europe, Asia, Africa and the Middle East. The Company believes that it is the third largest provider of pressure pumping services worldwide, with a particularly strong presence in the Alaskan North Slope, the Gulf of Mexico, Canada (through the Nowsco Acquisition (as hereinafter defined)), the North Sea, Indonesia and most of Latin America. The Company also believes that it is one of the largest suppliers of casing and tubular services in the U.K. North Sea and is continuing to expand these services in Latin America, the Middle East and Southeast Asia. The Company provides commissioning and leak detection services to offshore platforms and pipelines and also provides specialty chemical services to the oil, gas, refining and petrochemical industries in the United States.



     On April 13, 1995, the Company completed the Western Acquisition for a total purchase price of $511.4 million (including transaction costs of $7.2 million), consisting of 12.0 million shares of Common Stock, cash of $247.9 million from borrowings under the Company's then existing bank credit facility and warrants (the "Warrants") to purchase 4.8 million shares of Common Stock at an exercise price of $30.00 per share, exercisable until the close of business on April 13, 2000. The Western Acquisition provides the Company with a greater critical mass with which to compete in both domestic and international markets and permitted it to realize significant consolidation benefits. The Western Acquisition increased the Company's existing total revenue base by approximately 75% and more than doubled the Company's domestic revenue base, while eliminating approximately $40 million in annual overhead and redundant operating costs by combining the two companies.



     The Company's principal executive offices are located at 5500 Northwest Central Drive, Houston, Texas 77092, and its telephone number is (713) 462-4239.

                              RECENT DEVELOPMENTS



     On April 12, 1996, the Company announced a tender offer (the "Nowsco Tender Offer") to acquire all of the outstanding common shares (the "Nowsco Acquisition") of Nowsco Well Service Ltd. ("Nowsco") for a price per share of Cdn $27.00 ($19.50 per share). On May 6, 1996, Great Lakes Chemical Corporation ("Great Lakes") made a competing tender offer to acquire all the outstanding common shares of Nowsco for a price per share of Cdn $30.90 ($22.55 per share). On June 3, 1996, the Company amended the Nowsco Tender Offer by increasing the consideration offered to Cdn $35.00 per Nowsco common share ($25.55 per share) and in connection therewith was provided access to Nowsco's confidential information that had been provided to Great Lakes. On June 7, 1996, Great Lakes announced that it would neither extend nor increase the consideration offered under its tender offer for all the common shares of Nowsco. On that date, the Great Lakes tender offer expired. As of June 17, 1996, the Company had taken up and paid for more than 98% of Nowsco's outstanding common shares. The Company anticipates acquiring the remaining common shares of Nowsco during June 1996. For the fiscal year ended December 31, 1995, Nowsco reported revenue of Cdn $480.1 million, net income of Cdn $16.2 million (Cdn $.78 per share) and total shareholders' equity of Cdn $286.5 million.



     The total purchase price for the Nowsco Acquisition (including estimated transaction costs of $7.0 million) is estimated to be $581.3 million (Cdn $796.3 million). In connection with the financing of the Nowsco Acquisition, the Company has entered into a committed, unsecured bank credit facility (the "New Bank Credit Facility") with Bank of America National Trust and Savings Association ("Bank of America") and Bank of America Canada, as agents. A portion of the borrowings under the New Bank Credit Facility is being used to fund the Nowsco Acquisition. The New Bank Credit Facility includes a $285.0 million one-year bridge loan, a six-year $315.0 million term loan facility and a $250.0 million revolving credit facility.



     The Company expects the Nowsco Acquisition to provide BJ Services with: (i) opportunities to grow the earnings and cash flow of the combined companies, primarily by achieving complementary revenue enhancements, operating and service efficiencies and eliminating an estimated $20.0 million in annual overhead and operating costs; (ii) opportunities to expand and further develop its existing business strengths, including service lines, technology and customer base; (iii) the addition of operations in Canada, an area which is complementary with the Company's existing North American operations, and in certain other key international oil and gas producing regions; and (iv) the opportunity to be a larger and more effective presence in the worldwide pressure pumping and coiled tubing markets. The Nowsco Acquisition will provide the Company with a strong, established presence in Canada and will expand the Company's presence in the U.S. market and in certain international markets, including Europe, Southeast Asia and Argentina. The Nowsco Acquisition will also significantly expand the Company's coiled tubing services and commissioning and leak detection services. The Nowsco Acquisition is expected to increase the Company's total revenue base by approximately 42%, and the Company's North American and international revenue base by 42% and 43%, respectively. On a pro forma basis in fiscal 1995, the Company would have generated approximately 63% of its revenue from North American operations and 37% from international operations.



     The Company has filed with the Commission a Registration Statement on Form S-3 (No. 333-02731) under the Securities Act for the proposed offering (the "Common Stock Offering") of 8,500,000 shares (the "Shares") of Common Stock (excluding 1,275,000 additional shares of Common Stock subject to purchase upon the exercise by the underwriters of an over-allotment option). The Company intends to use the net proceeds from the Common Stock Offering to repay certain indebtedness under the New Bank Credit Facility incurred to fund the Nowsco Acquisition, including indebtedness under the bridge loan portion of such facility. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Capital Resources and Liquidity."

                       SUMMARY OF TERMS OF EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $125,000,000 aggregate principal amount of Exchange Notes for up to an equal aggregate principal amount of Existing Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Existing Notes, except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Existing Notes provided for under certain circumstances will be eliminated. See "Description of the Notes."

THE EXCHANGE OFFER............   $1,000 principal amount of Exchange Notes will
                                 be issued in exchange for each $1,000 principal amount of Existing Notes validly tendered and accepted pursuant to the Exchange Offer. As of the date hereof, $125,000,000 in aggregate principal amount of Existing Notes are outstanding. The Company will issue the Exchange Notes to tendering holders of Existing
                                 Notes promptly following the Expiration Date.


RESALE........................   Based on existing interpretations of the
                                 Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange
                                 Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Existing
                                 Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company or any Guarantor), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange
                                 Notes, or any broker-dealer who purchased the Existing Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Existing Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter and there is no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties. See "The
                                 Exchange Offer -- Purpose and Effect of the
                                 Exchange Offer" and "Plan of Distribution."

                                 Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

EXPIRATION DATE...............   5:00 p.m., New York City time, on           ,
                                 1996, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended. See "The Exchange
                                 Offer -- Expiration Date; Extensions;
                                 Amendments."

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND THE
EXISTING NOTES................   The Exchange Notes will bear interest from
                                 February 20, 1996, the date of issuance of the Existing Notes that are tendered in exchange for the Exchange Notes (or the most recent date on which interest was paid or duly provided for on the Existing Notes surrendered in exchange for the Exchange Notes). Accordingly, holders of Existing Notes that are accepted for exchange will not receive interest that is accrued but unpaid on such Existing Notes at the time of tender. Interest on the Exchange
                                 Notes will be payable semiannually on each February 1 and August 1, commencing on the first such date following their date of issuance. See "The Exchange Offer -- Interest on the Exchange Notes."

TERMINATION OF THE EXCHANGE
OFFER.........................   The Company may terminate the Exchange Offer if
                                 it determines that its ability to proceed with the Exchange Offer could be materially impaired due to the occurrence of certain conditions.
                                 The Company does not expect any of the
                                 foregoing conditions to occur, although there can be no assurance that such conditions will not occur. Holders of Existing Notes will have certain rights against the Company under the Registration Rights Agreement should the
                                 Company fail to consummate the Exchange Offer.
                                 See "The Exchange Offer -- Termination" and
                                 "Description of the Notes -- Registration
                                 Rights Agreement."

PROCEDURES FOR TENDERING
EXISTING NOTES................   Each holder of Existing Notes wishing to accept
                                 the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Existing
                                 Notes to be exchanged and any other required documentation to Bank of Montreal Trust
                                 Company, as Exchange Agent, at the address set forth herein and therein or effect a tender of Existing Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or any Guarantor.


                                 Following the consummation of the Exchange
                                 Offer, holders of Existing Notes not tendered as a general matter will not have any further registration rights, and the Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Existing Notes could be adversely affected. See "The Exchange Offer -- Procedures for Tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   Any beneficial owner whose Existing Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in such holder's name or obtain a properly completed bond power from the registered holder or endorsed certificates representing the Existing Notes to be tendered.
                                 The transfer of record ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See
                                 "The Exchange Offer -- Procedures for
                                 Tendering."

GUARANTEED DELIVERY
PROCEDURES....................   Holders of Existing Notes who wish to tender
                                 their Existing Notes and whose Existing Notes are not immediately available, or who cannot deliver their Existing Notes (or complete the procedure for book-entry transfer) and deliver a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Existing Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures."

WITHDRAWAL RIGHTS.............   Tenders of Existing Notes may be withdrawn at
                                 any time prior to the Expiration Date by furnishing a written or facsimile transmission notice of withdrawal to the Exchange Agent containing the information set forth in "The
                                 Exchange Offer -- Withdrawal of Tenders."

ACCEPTANCE OF EXISTING NOTES
AND DELIVERY OF EXCHANGE
NOTES.........................   Subject to certain conditions (as summarized
                                 above in "Termination of the Exchange Offer" and described more fully in "The Exchange
                                 Offer -- Termination"), the Company will accept for exchange any and all Existing Notes that are properly tendered in the Exchange Offer prior to the Expiration Date. See "The Exchange
                                 Offer -- Procedures for Tendering." The
                                 Exchange Notes issued pursuant to the Exchange
                                 Offer will be delivered promptly following the Expiration Date.

EXCHANGE AGENT................   Bank of Montreal Trust Company, the Trustee
                                 under the Indenture, is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. The mailing address of the Exchange Agent and the address for deliveries by overnight courier is Bank of Montreal Trust
                                 Company, 77 Water Street, 4th Floor, New York,
                                 New York 10005, and the address for hand deliveries is Bank of Montreal Trust Company,
                                 77 Water Street, 5th Floor Window, New York,
                                 New York 10005. For assistance and requests for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery, the telephone number for the Exchange Agent is (212) 701-7653, and the facsimile number for the Exchange Agent is
                                 (212) 701-7684.

 See "The Exchange Offer" for more detailed information concerning the terms of the Exchange Offer.

                       SUMMARY OF TERMS OF EXCHANGE NOTES

SECURITIES OFFERED............   $125,000,000 principal amount of 7% Series B
                                 Notes.

MATURITY DATE.................   February 1, 2006.


INTEREST PAYMENT DATES........   February 1 and August 1 of each year. The
                                 August 1, 1996 interest payment (the first interest payment date with respect to the Notes) will include accrued but unpaid interest from February 20, 1996.


REDEMPTION....................   The Exchange Notes are not redeemable prior to
                                 maturity.


RANKING AND GUARANTEES........   The Exchange Notes are senior unsecured
                                 obligations of the Company and rank pari passu in right of payment with the Company's obligations under the New Bank Credit Facility and the 9.2% Notes (as hereinafter defined) and senior in right of payment to all future indebtedness of the Company that is, by its terms, expressly subordinated to the Exchange
                                 Notes. See "Capitalization." The Company's obligations under the Exchange Notes are fully and unconditionally guaranteed by certain of its subsidiaries so that the Exchange Notes will not be structurally subordinated to the Company's obligations under the New Bank Credit
                                 Facility or any other funded indebtedness of the Company that is guaranteed, from time to time, by subsidiaries of the Company. The
                                 Company has no secured indebtedness as of the date of this Prospectus. The Indenture provides for the release and addition of subsidiaries of the Company as guarantors and for the limitation of the obligations of each guarantor under certain circumstances. The guarantee of the Notes by any subsidiary may be released if, but only so long as, no other funded indebtedness of the Company is guaranteed by such subsidiary. See "Description of the Notes."


COVENANTS.....................   The Indenture contains covenants that limit the
                                 Company's ability to incur indebtedness secured by certain liens and to engage in certain sale/leaseback transactions. These limitations are subject to certain qualifications and exceptions. See "Description of the
                                 Notes -- Certain Covenants."

USE OF PROCEEDS...............   The Company will not receive any proceeds from
                                 the Exchange Offer.

DENOMINATIONS.................   The Exchange Notes will be issued in
                                 denominations of $1,000 and any integral multiple thereof.


ABSENCE OF MARKET FOR THE
NOTES.........................   The Exchange Notes will be a new issue of
                                 securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they each currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. The Exchange Notes have been approved for listing on the NYSE, subject to notice of issuance. There can be no assurance that an active market for the Exchange Notes will develop.


See "Description of the Notes" for more detailed information regarding the terms of the Exchange Notes.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION



     The following table sets forth summary consolidated financial data for the Company and its subsidiaries as of and for the five years ended September 30, 1995 and as of and for the six-month periods ended March 31, 1996 and 1995. The financial information presented below as of and for the six-month periods ended March 31, 1996 and 1995, reflects all adjustments, consisting of normal and recurring adjustments, that in the opinion of management are necessary for a fair presentation of the Company's consolidated results of operations and financial position for such periods. The information shown for the six-month periods is not necessarily indicative of full-year results. The following data should be read in conjunction with the Company's consolidated financial statements and notes thereto included herein.



                                                   SIX MONTHS ENDED
                                                       MARCH 31,                      YEAR ENDED SEPTEMBER 30,
                                                  -------------------   ----------------------------------------------------
                                                  1996(1)      1995     1995(1)      1994       1993       1992       1991
                                                  --------   --------   --------   --------   --------   --------   --------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS DATA:
  Revenue.......................................  $407,295   $226,083   $633,660   $434,476   $394,363   $330,028   $390,296
  Operating expenses, excluding unusual charges
    and goodwill amortization...................   376,456    214,943    592,905    414,493    373,934    316,305    358,475
  Goodwill amortization.........................     2,671        578      3,266      1,298        691
  Unusual charges(2)............................                          17,200                           15,700
  Operating income (loss).......................    28,168     10,562     20,289     18,685     19,738     (1,977)    31,821
  Interest expense..............................   (11,095)    (4,618)   (15,164)    (7,383)    (5,414)    (2,977)    (3,135)
  Other income -- net...........................     1,575      1,677      2,734        877      2,014        297      1,736
  Income tax expense (benefit)..................     5,170      1,674     (1,102)     2,006      1,593     (3,657)     5,170
  Income (loss) before cumulative effect of
    accounting change...........................    13,568      6,122      9,889     10,770     14,561     (1,104)    24,422
  Cumulative effect of change in accounting
    principle, net of tax(3)....................                                    (10,400)
  Net income (loss).............................    13,568      6,122      9,889        370     14,561     (1,104)    24,422
  Net income (loss) per share before cumulative
    effect of accounting change:
    Primary.....................................  $    .48   $    .38   $    .46   $    .69   $    .94   $   (.08)  $   1.88
    Fully Diluted...............................  $    .46   $    .38   $    .46   $    .69   $    .94   $   (.08)  $   1.88
STATEMENT OF CASH FLOWS DATA:
  Net cash flows provided from (used for)
    operating activities........................  $ 18,582   $ 17,087   $ 39,384   $ 26,255   $   (315)  $  8,392   $ 26,414
  Net cash used for investing activities........   (24,760)   (11,197)  (228,886)   (38,757)   (40,768)   (76,314)   (30,459)
  Net cash flows provided from (used for)
    financing activities........................     7,427     (3,410)   188,126     14,100     41,228     64,257      5,492
OTHER DATA:
  Depreciation and amortization(4)..............  $ 29,305   $ 13,612   $ 42,064   $ 25,335   $ 24,170   $ 12,742   $ 14,497
  Capital expenditures(5).......................    21,795     15,003     30,966     39,345     37,350     26,197     34,588
  EBITDA(6).....................................    59,374     26,185     65,986     45,626     46,422     11,527     48,765
  Ratio of earnings to fixed charges(7).........      2.27x      2.01x      1.37x      1.89x      2.76x                 5.58x
FINANCIAL POSITION DATA (AT END OF PERIOD):
  Property -- net...............................  $414,080   $197,033   $416,810   $198,844   $183,962   $171,420   $134,139
  Total assets..................................   995,966    413,618    989,683    410,066    369,531    328,799    265,686
  Long-term debt, including current
    maturities..................................   291,870     98,200    295,166    105,900     90,500     56,500     32,396
  Stockholders' equity..........................   485,158    197,146    466,795    189,927    187,132    134,794    135,307


- ---------------


(1) Includes the effect of the Western Acquisition since April 1, 1995, which was accounted for as a purchase in accordance with generally accepted accounting principles.



(2) Unusual charges for the year ended September 30, 1995 represent nonrecurring costs associated with the Western Acquisition, including a non-cash charge for impairment of facilities (approximately $3.6 million), and charges for severance of employees of BJ Services and other Western Acquisition related costs. Unusual charges for 1992, which primarily represent a provision for restructuring the Company's North American operations, include non-cash charges of approximately $10.6 million for asset writedowns.


(3) In the year ended September 30, 1994, the Company changed its method of accounting for postretirement benefits other than pensions.

(4) In October 1991, the Company revised the estimated salvage values and remaining useful lives of certain of its U.S. pumping services equipment to more closely reflect expected remaining lives. The effect of this change in accounting estimate resulted in a decrease of $2.9 million, or $.22 per share, in the Company's net loss for 1992.

(5) Excluding acquisitions of businesses.


(6) Earnings before interest expense, taxes, depreciation and amortization and cumulative effect of accounting change ("EBITDA") is a supplemental financial measurement used by the Company in the evaluation of its business and is presented solely as a supplemental disclosure, and should not be construed as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. The amounts include unusual charges of $17.2 million and $15.7 million in the years ended September 30, 1995 and 1992, respectively.


(7) For the purpose of calculating this ratio, earnings consist of earnings before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense and capitalized interest and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of the lease rentals). For the year ended September 30, 1992, earnings were inadequate to cover fixed charges by $4.4 million because of the unusual charges.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION


                                  (UNAUDITED)



     The following table sets forth certain unaudited pro forma combined financial information giving effect to the Nowsco Acquisition, which is accounted for as a purchase in accordance with generally accepted accounting principles, and to the Common Stock Offering. The information below may not be indicative of the results that actually would have occurred if the Nowsco Acquisition and the Common Stock Offering had been consummated on the dates indicated or that will be obtained in the future. For a complete description of the assumptions and adjustments made in calculating such pro forma information, see the Pro Forma Financial Information (Unaudited) and the related notes thereto included elsewhere in this Prospectus.



                                                                            TWELVE MONTHS ENDED
                                  SIX MONTHS ENDED MARCH 31, 1996           SEPTEMBER 30, 1995
                                 ---------------------------------   ---------------------------------
                                     HISTORICAL                          HISTORICAL
                                 -------------------       PRO       -------------------       PRO
                                 COMPANY     NOWSCO    FORMA(1)(2)   COMPANY     NOWSCO    FORMA(1)(2)
                                 --------   --------   -----------   --------   --------   -----------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Revenue......................  $407,295   $182,183   $  589,478    $633,660   $339,269   $1,146,851
  Cost of sales and services...   359,734    164,731      524,465     564,587    306,849    1,040,533
  General and administrative...    16,722      7,998       24,720      28,318     16,133       49,484
  Goodwill amortization........     2,671                   7,633       3,266                  15,348
  Unusual charges..............                3,349        3,349      17,200        481          481
  Operating income (loss)......    28,168      6,105       29,311      20,289     15,806       41,005
  Interest expense.............   (11,095)       (60)     (20,755 )   (15,164)      (640)     (44,803 )
  Income tax expense
     (benefit).................     5,170        341        4,224      (1,102)     2,007        1,211
  Net income (loss)............    13,568      6,557        6,850       9,889     16,248        2,104
  Net income per share.........  $    .48              $      .18    $    .46              $      .06
  Average shares outstanding...    28,560                  37,060      21,376                  36,426
OTHER DATA:
  Depreciation and
     amortization..............  $ 29,305   $ 15,126   $   49,393    $ 42,064   $ 28,512   $   94,364
  Capital expenditures.........    21,795     16,476       38,271      30,966     36,499       67,465
  EBITDA(3)....................    59,374     22,084       81,458      65,986     47,407      142,453
FINANCIAL POSITION DATA (AT END
  OF PERIOD):
  Property -- net..............  $414,080   $139,084   $  553,164
  Total assets.................   995,966    272,535    1,653,501
  Long-term debt, including
     current maturities........   291,870                 590,418
  Stockholders' equity.........   485,158    217,133      758,743


- ---------------


(1) The pro forma statements of operations were prepared as if the Nowsco Acquisition and the Common Stock Offering had occurred as of October 1, 1994 and do not include any estimate for loss of revenue from overlapping locations, any consolidation savings or the effect of any modifications in operations that might have occurred had BJ Services owned and operated the business during the periods presented, except as described in the Notes to Pro Forma Financial Statements. Pro forma adjustments were also made to reflect the pro forma results of the Western Acquisition during the first six months of fiscal 1995, assuming the acquisition had occurred on October 1, 1994.



(2) The Company anticipates that the Common Stock Offering will be consummated by mid-July 1996 and that the net proceeds therefrom will be applied to repay certain indebtedness under the New Bank Credit Facility. Because the closing of the Common Stock Offering is subject to certain conditions, some of which are outside the control of the Company, the Company can make no assurance that the Common Stock Offering will be consummated. In the event that the Common Stock Offering is not consummated, the pro forma financial information presented herein would be materially different, including the changes summarized below (in millions, except per share amounts):



                                                                                 SIX MONTHS              TWELVE MONTHS
                                                         AS OF                     ENDED                     ENDED
                                                     MARCH 31, 1996            MARCH 31, 1996          SEPTEMBER 30, 1995
                                                  --------------------      --------------------      --------------------
    Long-term debt, including current
      maturities................................  Increase of $278.6
    Stockholders' equity........................  Decrease of $278.6
    Interest expense............................                            Increase of $ 11.0        Increase of $ 23.1
    Net income (loss)...........................                            Decrease of $  7.2        Decrease of $ 15.0
    Net income (loss) per share.................                            Decrease of $  .19        Decrease of $  .52



(3) EBITDA is a supplemental financial measurement used by BJ Services in the evaluation of its business and is presented solely as a supplemental disclosure, and should not be construed as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. The historical amounts for the twelve months ended September 30, 1995 include unusual charges of $17.2 million.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Existing Notes were sold by the Company on February 20, 1996, to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently placed the Existing Notes with qualified institutional buyers ("Qualified Institutional Buyers") in reliance on Rule 144A under the Securities Act. As a condition to the purchase of the Existing Notes by the Initial Purchasers, the Company and the Guarantors entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement"), which requires, among other things, that promptly following the issuance and sale of the Existing Notes, the Company and the Guarantors file with the Commission the Registration Statement with respect to the Exchange Notes, use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act and, upon the effectiveness of the Registration Statement, offer to the holders of the Existing Notes the opportunity to exchange their Existing Notes for a like principal amount of Exchange Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "holder" with respect to the Exchange Offer means any person in whose name Existing Notes are registered on the Company's books or any other person who has obtained a properly completed bond power from the registered holder or any person whose Existing Notes are held of record by the Depositary who desires to deliver such Existing Notes by book-entry transfer of the Depositary.


     Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Existing Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company or any Guarantor), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Existing Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Existing Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Existing Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Existing Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


     As a result of the filing and effectiveness of the Registration Statement of which this Prospectus is a part, the Company and the Guarantors will not be required to pay an increased interest rate on the Existing Notes. Following the consummation of the Exchange Offer, holders of Existing Notes not tendered will not have any further registration rights except in certain limited circumstances requiring the filing of a Shelf Registration Statement (as defined herein), and the Existing Notes will continue to be subject to certain restrictions on transfer. See "Description of the Notes -- Registration Rights Agreement." Accordingly, the liquidity of the market for the Existing Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept all Existing Notes properly tendered and not withdrawn prior to 5:00 p.m. New York

City time, on the Expiration Date. After authentication of the Notes by the Trustee or an authenticating agent, the Company will issue and deliver $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Existing Notes accepted in the Exchange Offer. Holders may tender some or all of their Existing Notes pursuant to the Exchange Offer in denominations of $1,000 and integral multiples thereof.


     Each holder of Existing Notes (other than certain specified holders) who wishes to exchange Existing Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company or any Guarantor, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes.

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the date of the consummation of the Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Existing Notes except that (i) the offering of the Exchange Notes has been registered under the Securities Act,
(ii) the Exchange Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Existing Notes provided for under certain circumstances will be eliminated. The Exchange Notes will evidence the same debt as the Existing Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture.

     As of the date of this Prospectus, $125,000,000 aggregate principal amount of the Existing Notes is outstanding. In connection with the issuance of the Existing Notes, the Company arranged for the Existing Notes, which were initially purchased by Qualified Institutional Buyers, to be issued and transferable in book-entry form through the facilities of the Depositary, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through the Depositary.

     This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered holders as of the close of business on
          , 1996. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Existing Notes being tendered, and holders of the Existing Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under the Indenture in connection with the Exchange Offer. The Company shall be deemed to have accepted validly tendered Existing Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such holders.

     If any tendered Existing Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Existing Notes will be returned, at the Company's cost, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Existing Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Existing Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Solicitation of Tenders; Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
          , 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

     The Company expressly reserves the right, in its sole discretion (i) to delay acceptance of any Existing Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Existing Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof by the Company to the registered holders of the Existing Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment.

     Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from February 20, 1996, the date of issuance of the Existing Notes that are tendered in exchange for the Exchange Notes (or the most recent date on which interest was paid or duly provided for on the Existing Notes surrendered in exchange for the Exchange Notes). Accordingly, holders of Existing Notes that are accepted for exchange will not receive interest that is accrued but unpaid on such Existing Notes at the time of tender. Interest on the Exchange Notes will be payable semiannually on each February 1 and August 1, commencing on the first such date following their date of issuance.

PROCEDURES FOR TENDERING


     Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Existing Notes by causing the Depositary to transfer such Existing Notes into the Exchange Agent's account in accordance with the Depositary's procedure for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at its address set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.


     Only a holder may tender its Existing Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal or a facsimile thereof, have the signatures thereof guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Existing Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent, prior to 5:00 p.m. New York City time, on the Expiration Date.

     The tender by a holder will constitute an agreement between such holder, the Company and the Exchange Agent in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE LETTER OF TRANSMITTAL WILL INCLUDE REPRESENTATIONS TO THE COMPANY THAT, AMONG OTHER THINGS, (1) THE EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER ARE BEING ACQUIRED IN THE ORDINARY COURSE OF BUSINESS OF THE PERSON RECEIVING SUCH EXCHANGE NOTES (WHETHER OR NOT SUCH PERSON IS THE HOLDER), (2) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON HAS AN ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN THE DISTRIBUTION OF SUCH EXCHANGE NOTES, (3) NEITHER THE HOLDER NOR ANY SUCH OTHER PERSON IS AN "AFFILIATE," AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT, OF THE COMPANY OR ANY GUARANTOR, (4) THE HOLDER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION OF THE EXCHANGE NOTES, AND (5) IF THE TENDERING HOLDER IS A BROKER OR DEALER (AS DEFINED IN THE EXCHANGE ACT) (A) IT ACQUIRED THE EXISTING NOTES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND
(B) IT HAS NOT ENTERED INTO ANY ARRANGEMENT OR UNDERSTANDING WITH THE COMPANY, ANY GUARANTOR OR ANY "AFFILIATE" OF THE COMPANY OR ANY GUARANTOR (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) TO DISTRIBUTE THE EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER. In the case of a broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes which were acquired by it as a result of market-making or other trading activities, the Letter of Transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this Prospectus in connection with the resale by it of Exchange Notes received pursuant to the Exchange Offer. See "Plan of Distribution."


     The method of delivery of Existing Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to the Expiration Date. No Letter of Transmittal or Existing Notes should be sent to the Company. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for holders in each case as set forth herein and in the Letter of Transmittal.

     Any beneficial owner whose Existing Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Existing Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" of the Letter of Transmittal or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder listed therein, such Existing Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Existing Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Existing Notes. If the Letter of Transmittal or any Existing Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with such Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Existing Notes at the DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Existing Notes by causing such Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. ALTHOUGH DELIVERY OF EXISTING NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, AN APPROPRIATE LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED WITH ANY REQUIRED SIGNATURE GUARANTEE AND ALL OTHER REQUIRED DOCUMENTS MUST IN EACH CASE BE TRANSMITTED TO AND RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH BELOW ON OR PRIOR TO THE EXPIRATION DATE, OR, IF THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW ARE COMPLIED WITH, WITHIN THE TIME PERIOD PROVIDED UNDER SUCH PROCEDURES. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Existing Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Existing Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Existing Notes, neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that the Company determines are not properly tendered or the tender of which is otherwise rejected by the Company and as to which the defects or irregularities have not been cured or waived by the Company will be returned by the Exchange Agent to the tendering holder unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.


     In addition, the Company reserves the right in its sole discretion (a) to purchase or make offers for any Existing Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," terminate the Exchange Offer and (b) to the extent permitted by applicable law, to purchase Existing Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES


     Holders who wish to tender their Existing Notes and (i) whose Existing Notes are not immediately available, or (ii) who cannot deliver their Existing Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:


          (a) the tender is made through an Eligible Institution;


          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmittal, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of such holder's Existing Notes and the principal amount of such Existing Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three NYSE trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Existing Notes to be tendered in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Existing Notes delivered electronically) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and


          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Existing Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Existing Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the Expiration Date.


     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Existing Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Existing Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Existing Notes to be withdrawn (the "Depositor"), (ii) identify the Existing Notes to be withdrawn (including the certificate number or numbers and principal amount of such Existing Notes or, in the case of Existing Notes transferred by book-entry transfer, the name and number of the account at the Depositary to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Existing Notes to register the transfer of such Existing Notes into the name of the Depositor withdrawing the tender and
(iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Existing Notes so withdrawn are validly retendered. Any Existing Notes that have been tendered but are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION


     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange Exchange Notes for, any Existing Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Existing Notes if, in the Company's judgment, the Company's ability to proceed with the Exchange Offer can reasonably be expected to be impaired as a result of any of the following conditions: (i) that the Exchange Offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the Commission, (ii) that any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer, (iii) that there has been adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer, (iv) that there has been declared by United States federal or Texas or New York state authorities a banking moratorium; and
(v) that trading on the NYSE or generally in the United States over-the-counter market has been suspended by order of the Commission or any other governmental agency.


     If the Company determines that it may terminate the Exchange Offer for any of the reasons set forth above, the Company may (i) refuse to accept any Existing Notes and return any Existing Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Existing Notes tendered prior to the Expiration Date of the Exchange Offer, subject to the rights of such holders of tendered Existing Notes to withdraw their tendered Existing Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Existing Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     Bank of Montreal Trust Company, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. In such capacity, the Exchange Agent has no fiduciary duties and will be acting solely on the basis of directions of the Company. Requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

By Mail or Overnight Courier:    Bank of Montreal Trust Company
                                 77 Water Street, 4th Floor
                                 New York, New York 10005
By Hand Delivery:                Bank of Montreal Trust Company
                                 77 Water Street, 5th Floor Window
                                 New York, New York 10005
Facsimile Transmission:          (212) 701-7684
Confirm by Telephone:            (212) 701-7653

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph, telephone or telecopier.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket costs and expenses in connection therewith and will indemnify the Exchange Agent for all losses and claims incurred by it as a result of the Exchange Offer. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Existing Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees and printing costs, will be paid by the Company.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed by the Company directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Existing Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the Exchange Notes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The discussion regarding certain federal income tax consequences set forth in this paragraph is based on the opinion of Andrews & Kurth L.L.P., special tax counsel to the Company, which has been filed as an exhibit to the Registration Statement. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in such authorities may cause the tax consequences to vary substantially from the consequences described below. No attempt has been made in the following discussion to comment on all federal income tax matters affecting holders. Accordingly, each prospective holder should consult, and should depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences to him of the exchange of Existing Notes for Exchange Notes and ownership or disposition of Exchange Notes. The exchange of Exchange Notes for Existing Notes pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the terms of the Exchange Notes are identical in all material respects to the terms of the Existing Notes and therefore the Exchange Notes should not be considered to differ materially in kind or extent from the Existing Notes. As a result, the Exchange Notes received by a United States holder should be treated as a continuation of the Existing Notes in the hands of such holder, and there will be no United States federal income tax consequences to United States holders exchanging Existing Notes for Exchange Notes pursuant to the Exchange Offer.


OTHER

     Participation in the Exchange Offer is voluntary. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.


     As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of the Existing Notes who do not tender their Existing Notes in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights, and subject to the limitations applicable thereto, under the Indenture and the Registration Rights Agreement, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Existing Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. The Existing Notes may not be offered, sold or otherwise transferred, prior to the date which is three years after the later of February 20, 1996 and the last date on which the Company or any "affiliate" (within the meaning of Rule 144 of the Securities Act) of the Company was the owner of such Existing Note except (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A, (iv) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in transactions exempt from the registration requirements of the Securities Act, (v) in transactions complying with the provisions of Regulation S under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements under the Securities Act. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Existing Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Existing Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The Company intends to make any such acquisitions of Existing Notes in accordance with the applicable requirements of the Exchange and the rules and regulations of the Commission thereunder, including Rule 14e-1, to the extent applicable. The Company has no present plan to acquire any Existing Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Existing Notes that are not tendered pursuant to the Exchange Offer.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Existing Notes in like principal amount, the terms of which are identical in all material respects to the Exchange Notes except that (i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes are not subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Existing Notes provided for under certain circumstances will be eliminated. The Existing Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in a change in the indebtedness of the Company.

                              RECENT DEVELOPMENTS


ACQUISITION OF NOWSCO



     On April 12, 1996, the Company announced the Nowsco Tender Offer to acquire all of the outstanding common shares of Nowsco for a price per share of Cdn $27.00 ($19.50 per share). On May 6, 1996, Great Lakes made a competing tender offer to acquire all the outstanding common shares of Nowsco for a price per share of Cdn $30.90 ($22.55 per share). On June 3, 1996, the Company amended the Nowsco Tender Offer by increasing the consideration offered to Cdn $35.00 per Nowsco common share ($25.55 per share) and in connection therewith was provided access to Nowsco's confidential information that had been provided to Great Lakes. On June 7, 1996, Great Lakes announced that it would neither extend nor increase the consideration offered under its tender offer for all the common shares of Nowsco. On that date, the Great Lakes tender offer expired. As of June 17, 1996, the Company had taken up and paid for more than 98% of Nowsco's outstanding common shares. The Company intends to acquire any common shares of Nowsco not acquired through the Nowsco Tender Offer at Cdn $35.00 per share through the compulsory acquisition provisions of Part 16 of the Business Corporations Act (Alberta). The Company anticipates acquiring the remaining common shares of Nowsco during June 1996.



     The total purchase price for the Nowsco Acquisition (including estimated transaction costs of $7.0 million) is estimated to be $581.3 million (Cdn $796.3 million). For the fiscal year ended December 31, 1995, Nowsco reported revenue of Cdn $480.1 million, net income of Cdn $16.2 million (Cdn $.78 per share) and total shareholders' equity of Cdn $286.5 million. Nowsco's operations are conducted in Canada, the United States, Europe, Southeast Asia and Argentina and include oil and gas pressure pumping, coiled tubing, commissioning and pipeline service businesses.



     The Company expects the Nowsco Acquisition to provide BJ Services with: (i) opportunities to grow the earnings and cash flow of the combined companies, primarily by achieving complementary revenue enhancements, operating and service efficiencies and eliminating an estimated $20.0 million in annual overhead and operating costs; (ii) opportunities to expand and further develop its existing business strengths, including service lines, technology and customer base; (iii) the addition of operations in Canada, an area which is complementary with the Company's existing North American operations, and in certain other key international oil and gas producing regions; and (iv) the opportunity to be a larger and more effective presence in the worldwide pressure pumping and coiled tubing markets. The Nowsco Acquisition will provide the Company with a strong, established presence in Canada and will expand the Company's presence in the U.S. market and in certain international markets, including Europe, Southeast Asia and Argentina. The Nowsco Acquisition will also significantly expand the Company's coiled tubing services and commissioning and leak detection services. The Nowsco Acquisition is expected to increase the Company's total revenue base by approximately 42%, and the Company's North American and international revenue base by 42% and 43%, respectively. On a pro forma basis in fiscal 1995, the Company would have generated approximately 63% of its revenue from North American operations and 37% from international operations.



     The discussion of benefits from the Nowsco Acquisition set forth above and under the caption "Summary -- Recent Developments" is based upon analyses and beliefs of members of the Company's management with respect to the anticipated benefits of the Nowsco Acquisition to BJ Services. Because of the highly competitive nature of the oilfield service industry, the adverse impact on the industry resulting from oil and gas price fluctuations, the inherent uncertainties involved in combining two companies and the limited time available to conduct a due diligence review of the assets and operations of Nowsco, there can be no assurance that the combined company will be able to participate fully in the opportunities or to realize the anticipated benefits of the Nowsco Acquisition. Information presented in this Prospectus includes forward-looking statements that are based upon numerous assumptions with respect to the Company's operations following the Nowsco Acquisition, including the benefits to be realized from the consolidation of the acquired operations and other factors affecting the Company's business that are beyond the Company's control. Any changes in such factors could produce significantly different results.



BUSINESS OF NOWSCO



     Nowsco Well Service Ltd. is a corporation incorporated under The Companies Act (Alberta) on August 3, 1965 and continued under the Business Corporations Act (Alberta) by a Certificate of Continuance dated April 19, 1985. Nowsco Well Service Ltd. has a number of wholly owned subsidiaries that conduct business internationally. Unless the context otherwise indicates, Nowsco Well Service Ltd. and its subsidiaries are collectively referred to herein as "Nowsco."



     Nowsco is headquartered in Calgary, Alberta, Canada and provides, on an international basis, specialized products, equipment and technology principally to owners and operators of oil and gas wells for use in the drilling, completion and reworking of such wells and to pipeline operators for testing, commissioning and maintenance services. Nowsco's specialized products, equipment and technology for oil and gas wells are applied primarily in the cementing and stimulation (including acidizing and fracturing) of wells, coiled tubing services and in related applications involving nitrogen and carbon dioxide. Nowsco also offers an industrial nitrogen service to refineries and process facilities, specializing in leak testing, the purging of existing plant facilities and the commissioning of new plant facilities. Services are provided by Nowsco to pipeline operators including engineering, commissioning and isolation services as well as pipeline monitoring technology that measures critical pipeline parameters. In Canada and the United States, Nowsco designs specialized equipment for its own worldwide use and for sale to third parties. Nowsco provides training to a variety of customers and conducts research and development activities that have resulted in technological advances in the areas of the oil and gas industry in which it operates.



     Nowsco owns and leases operating bases worldwide, from which its specialized products, equipment and technology are provided and where inventory is stored. The original cost of Nowsco-owned locations at December 31, 1995 was Cdn $39.2 million, of which approximately Cdn $21.4 million related to bases located in Canada, the majority of which are in Alberta, Saskatchewan and British Columbia. In addition, Nowsco owns properties in the United Kingdom, Germany and Syria with a total cost of Cdn $13.6 million, in the United States with a cost of Cdn $3.5 million and in Argentina totalling Cdn $0.7 million. During 1994, Nowsco completed construction of a new operations center in Aberdeen, Scotland to service the North Sea market. During 1995, Nowsco completed construction of a new operations center in Red Deer, Canada to service the central Alberta market. Nowsco also conducts operations from leased premises in various locations. The availability of premises in these areas is not restricted at comparable costs, and Nowsco does not report these to be a significant factor in its operations.

     Nowsco's Fabrication, Research and Development and Training Center in Calgary is a 45,000-square-foot complex located on a seven-acre site owned by Nowsco. Nowsco has invested a total of approximately Cdn $6.9 million in this facility, which opened in November 1979, and also has fabrication facilities in Texas.



     Nowsco maintains a total of 43 operating bases in Canada and the United States. Its most significant operations in Canada are currently conducted in Alberta, Saskatchewan and British Columbia. Nowsco's corporate head office and Canadian operations regional head office are located in Calgary, Alberta. Services provided in Canada include cementing, fracturing, nitrogen, underbalanced drilling, coiled tubing and acidizing services. In the United States, Nowsco conducts business through wholly owned subsidiaries and presently maintains operating bases in Texas, Louisiana, Pennsylvania, Michigan, Mississippi, West Virginia, Colorado, Kansas, New Mexico, Oklahoma, Indiana and Iowa. Nowsco's U.S. regional head office is located in Houston, Texas. Services provided in the United States are primarily related to pressure pumping and coiled tubing and include fracturing, acidizing, cementing and nitrogen services. In 1995, Nowsco recorded a charge against income of Cdn $5.2 million relating to its U.S. operations, representing a writedown of assets and severance, relocation and reorganization costs.



     Nowsco's operations outside of North America are carried out in the United Kingdom/Europe, Africa and the Middle East and Asia Pacific with regional head offices located in Aberdeen, Scotland, Jakarta, Indonesia, and Nicosia, Cyprus. The majority of these operations are conducted through branches or wholly owned subsidiaries utilizing manpower and expertise available in the country of operations. Operations in Argentina are conducted through Nowsco's affiliate, Nowsco Americas S.A., and are headquartered in Buenos Aires. The business consists primarily of cementing and stimulation services. Nowsco maintains 18 international operating bases, including those located in the United Kingdom, the Netherlands, Germany, Norway, Syria, Zaire, Dubai, Australia, Indonesia, Sarawak, Malaysia, Thailand, Vietnam, Russia and Argentina and also maintains sales offices in Moscow, Russia, the Hague, Netherlands and Beijing, China.

                                 CAPITALIZATION



     The following table sets forth the short-term borrowings and the capitalization of the Company at March 31, 1996 and as adjusted to reflect (i) the Nowsco Acquisition, including borrowings under the New Bank Credit Facility and (ii) the issuance of the Shares in the Common Stock Offering (excluding 1,275,000 shares of Common Stock subject to the underwriters' over-allotment option) and the application of the net proceeds therefrom (estimated to be $278.6 million) to repay certain indebtedness under the New Bank Credit Facility.



                                                                         AS OF MARCH 31, 1996
                                                                      --------------------------
                                                                       ACTUAL     AS ADJUSTED(1)
                                                                      --------    --------------
                                                                            (IN THOUSANDS)
Short-term borrowings...............................................  $ 10,426      $   10,426
                                                                      ========        ========
Long-term debt:
  7% Notes due 2006, net of discount................................  $124,250      $  124,250
  12 7/8% Senior Notes due 2002.....................................     2,170           2,170
  9.2% Notes due August 1998........................................    18,000          18,000
  Notes payable to banks............................................   147,450         445,998
                                                                      --------        --------
          Total long-term debt, including current maturities........   291,870         590,418
Stockholders' equity:
  Preferred stock, $1.00 par value; 5,000,000 shares authorized;
     none issued....................................................
  Common stock, $.10 par value; 80,000,000 shares authorized;
     28,164,670 and 36,664,670 shares issued, respectively(2).......     2,817           3,667
  Capital in excess of par..........................................   419,772         697,507
  Retained earnings, less cumulative translation adjustment.........    62,569          62,569
                                                                      --------        --------
          Total stockholders' equity................................   485,158         763,743
                                                                      --------        --------
Total capitalization................................................  $777,028      $1,354,161
                                                                      ========        ========


- ---------------


(1) The Company anticipates that the Common Stock Offering will be consummated by mid-July 1996 and that the net proceeds therefrom will be applied to repay certain indebtedness under the New Bank Credit Facility. Because the closing of the Common Stock Offering is subject to certain conditions, some of which are outside the control of the Company, the Company can make no assurance that the Common Stock Offering will be consummated. In the event that the Common Stock Offering is not consummated, the information presented herein would be materially different, including the changes summarized below (in millions):



                                                                                      AS OF MARCH 31, 1996
                                                                                      --------------------
            Notes payable to banks..................................................  Increase of $278.6
            Total stockholders' equity..............................................  Decrease of $278.6



(2) As of March 31, 1996, the Company had 4,792,651 outstanding Warrants, and 1,584,957 shares of Common Stock were reserved for issuance pursuant to outstanding stock options and other outstanding awards under the Company's employee benefit plans.



     As of May 31, 1996, the Company had $156.0 million outstanding under its then existing bank credit facility at a weighted average rate of 5.9%. In connection with the financing of the Nowsco Acquisition, the Company entered into the New Bank Credit Facility. The borrowers and guarantors under the New Bank Credit Facility are the Company and three of its subsidiaries, BJ Services Company, U.S.A. ("BJ U.S.A."), BJ Service International, Inc. ("BJ International") and BJ Services Company Middle East ("BJ Middle East"). BJ Services Canada Inc. ("BJ Canada") is a borrower in Canadian dollars under the term loan facility. Initial borrowings (without giving effect to the Common Stock Offering) necessary to fund the total cash consideration of the Nowsco Acquisition (including estimated transaction costs of $7.0 million) are estimated to be $581.3 million. On a pro forma basis as of May 31, 1996, after giving effect to the Nowsco Acquisition and the application of the net proceeds from the Common Stock Offering to repay certain indebtedness under the New Bank Credit Facility, the Company expects to have an estimated $110.5 million in additional availability under the New Bank Credit Facility. See the Pro Forma Financial Information included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial
Condition -- Capital Resources and Liquidity."



     As of March 31, 1996, pursuant to certain note agreements entered into in August 1991, the Company had $18.0 million aggregate principal amount outstanding under its 9.2% Notes Due August 1, 1998 (the "9.2% Notes"). BJ U.S.A., BJ International and BJ Middle East are also borrowers under the 9.2% Notes. The principal amount of the 9.2% Notes is payable annually on August 1 in installments of $6.0 million until maturity on August 1, 1998.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     The Company's operations are primarily driven by the number of oil and gas wells being drilled, the depth and drilling conditions of such wells, the number of well completions and the level of workover activity worldwide. Drilling activity, in turn, is largely dependent on the price of oil and natural gas. This is especially true in the United States, where the Company generates approximately 60% of its revenues.

     Due to "aging" oilfields and lower-cost sources of oil internationally, drilling activity in the United States has declined more than 75% from its peak in 1981. Record low drilling activity levels were experienced in 1986 and 1992. As a result, pumping service companies have been unable to recapitalize their aging United States fleets due to the inability, under current market conditions, to generate adequate returns on new capital investments. The Company believes it is important to operate with a greater critical mass in key U.S. markets to improve returns in this environment. This conclusion led to the decision to withdraw from certain low activity areas in the past several years and to consolidate its remaining operations with those acquired in April 1995 from Western, which had a larger presence in the United States.

     The rig count in the United States averaged 739 active drilling rigs during fiscal 1995, a 6% and 2% decline, compared with 1994 and 1993, respectively, and the second lowest count on record. The rig count in the United States averaged 708 and 737 active drilling rigs during the respective three-month and six-month periods ended March 31, 1996. Compared with the same periods of the prior fiscal year, drilling activity was flat for the three-month period and 4% lower for the six-month period, primarily due to lower oil related drilling. Drilling for natural gas increased by 11% and was flat during the respective three-month and six-month periods. Due to the relatively strong oil and natural gas prices recently being realized, management expects United States drilling activity levels for the last half of the fiscal year to be above prior year levels.

     While international drilling activity (excluding Canada) has historically been less volatile than domestic drilling activity, the international active rig count had declined in each of the last four years prior to fiscal 1995 due to weak oil prices and economic and political instability in certain overseas countries. The most significant declines in international drilling activity occurred in the North Sea, Italy, Nigeria and Mexico. The activity decline has leveled off somewhat with the active rig count for 1995 up slightly from 1994. International drilling activity increased by 4% and 5% during the most recent three-month and six-month periods, respectively, compared with the same prior year periods on the strength of development work in Latin America, especially Argentina and Venezuela, and renewed exploration programs in the United Kingdom North Sea.


     In both the United States and internationally, there has been a continuing trend by oil and gas companies toward "alliances" with the service companies. These alliances take various forms, including packaged or integrated services, single source suppliers and turnkey agreements. Approximately 20% of the Company's revenues were generated under such alliances, or approximately $117 million of the Company's revenues during 1995. Approximately 19% of the Company's revenues were generated under such alliances during the first six months of fiscal 1996.


EXPANSIONS AND ACQUISITIONS

     Management believes the primary opportunities for geographic and product expansion remain in international markets. As a result, other than the Western Acquisition, the Company's capital spending and expansion efforts have been primarily focused outside of the United States. The Company's expansion efforts during the past three years have included expanding pumping services into several key international markets, including Saudi Arabia, Qatar and Vietnam; expanding tubular services and commissioning and leak detection services into geographic regions outside the North Sea; adding additional pumping service capacity in key Latin American markets; and acquiring Norsk Bronnservice A/S ("NBS") in April 1993, Italog S.p.A. ("SIAT") in July 1993, the remaining 50% ownership of its joint venture in Egypt in February 1994 and the remaining 60% of the Company's Brazilian joint venture in December 1995.

     On April 13, 1995, the Company completed the Western Acquisition for a total purchase price of $511.4 million (including transaction costs of $7.2 million), consisting of 12.0 million shares of Common Stock, cash of $247.9 million from borrowings under the Company's then existing bank credit facility and Warrants to purchase 4.8 million shares of Common Stock. The Western Acquisition provides the Company with a greater critical mass with which to compete in domestic and international markets and the opportunity to realize significant consolidation benefits. The Western Acquisition has increased the Company's existing total revenue base by approximately 75% and has more than doubled the Company's domestic revenue base. In addition, approximately $40 million in overhead and redundant operating costs have been eliminated annually by combining the two companies.



     For a description of the Nowsco Acquisition, see "Summary -- Recent Developments" and "Recent Developments."


RESULTS OF OPERATIONS FOR THE THREE MONTHS AND SIX MONTHS ENDED MARCH 31, 1996 AND 1995

     Revenue. Revenue for the quarter ended March 31, 1996 was $200.8 million, an 88% increase from the prior year's second quarter. For the six months ended March 31, 1996, revenue was $407.3 million, an 80% increase over the same period of the previous year. Both such increases were primarily driven by increased international activity and expansions, and the acquisition of Western.


     U.S. revenue more than doubled during the three-month and six-month periods ended March 31, 1996 as a result of adding the former Western operations. On a pro forma basis, however, U.S. revenue declined by 3% and 8%, respectively, primarily as a result of activity reductions in the oil regions and a significant revenue decline in the Company's Rocky Mountain region as a result of lower spending by the Company's primary customers, mostly independent oil and gas producers. Pricing of the Company's services has remained relatively stable in the United States, or has declined slightly, over the past year.



     Management's U.S. revenue outlook for the remainder of the fiscal year is positive as a result of the recent strengthening of oil and gas prices. The Company's March 1996 revenue exceeded that of March's prior year revenue and March's rig count showed the first year over year increase in several years. The Company expects this trend to continue throughout the remainder of the fiscal year.



     International revenue for the three-month and six-month periods ended March 31, 1996 increased by 38% and 31%, respectively, over the same periods of fiscal 1995. This represents the thirteenth consecutive quarter of international revenue improvement. Each of the Company's international regions has experienced higher revenue growth compared with the year earlier periods. The Company's Latin America region has generated the highest revenue increases (up 47% for both the three-month and six-month periods) as a result of strong activity increases in Argentina as well as revenue increases in Venezuela and Colombia from recent capital investments. Revenue from the Company's pumping service expansions into Vietnam, Saudi Arabia and Brazil, combined with improving activity in the United Kingdom and Nigeria, also contributed to the international revenue growth. The Company's tubular services and commissioning and leak detection product lines also showed strong gains during the most recent quarter from strong North Sea activity and as a result of their recent expansions into parts of the Far East, Middle East and South America.


     Management expects the year-over-year international revenue increases to continue over the remainder of the fiscal year, however, at a much lower growth rate. In January 1996, the Company decided to "warm stack" a stimulation vessel acquired from Western, the "Renaissance." The vessel's hull is expected to be sold by the end of the fiscal year with the proceeds used to reduce outstanding debt, while the vessel's stimulation equipment will be removed and redeployed to other of the Company's operating locations. The Company believes that the liquidation of the vessel, if consummated, will not have a material adverse impact on the Company's operating results.

     Operating Income. The Company's operating income more than doubled for both the three-month and six-month periods ended March 31, 1996 as a result of the previously mentioned revenue increases. All operating expenses were higher as a result of the Western Acquisition. The cost of sales and services as a percentage of revenue, however, declined by 1.7% and 2.1%, respectively, primarily as a result of cost reduction efforts implemented after the acquisition of Western and the economies of scale in having a larger U.S. operation. Marketing expenses represent a higher percentage of revenue than the prior year due to the higher concentration of the additional revenues being in the United States, which requires a relatively greater marketing effort. Marketing expenses also increased due to commissions on international business. The increase in goodwill amortization also resulted from the Western Acquisition, which was accounted for under the purchase method with the resulting goodwill being amortized over a 40-year period.


     Interest expense increased by $3.2 million and $6.5 million, respectively, over the same three-month and six-month periods of the previous year as a result of increased borrowings to fund the Western Acquisition. See "-- Financial Condition -- Capital Resources and Liquidity."


     The year-to-date effective tax rate increased to 28% from 21% in the comparable six-month period of the prior year primarily due to marginal tax rates on higher U.S. profitability.


RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1995, 1994 AND
1993

     The following table sets forth selected key operating statistics reflecting industry rig count and the Company's financial results:


                                                                     YEAR ENDED SEPTEMBER 30,
                                                                   ----------------------------
                                                                    1995       1994       1993
                                                                   ------     ------     ------
Average active rigs:(1)
  United States ...............................................       739        784        755
  Canada.......................................................       246        244        162
  International (excluding Canada).............................       750        747        783
Revenue per rig (in thousands).................................    $425.6     $283.8     $256.4
Revenue per employee (in thousands)............................    $168.3     $160.4     $151.4
Percentage of gross profit to revenue(2).......................     15.1%      13.1%      14.3%
Percentage of marketing expense to revenue.....................      4.2%       3.3%       3.3%
Percentage of general and administrative expense to revenue....      4.5%       5.2%       5.8%


- ---------------

(1) Industry estimate of average active rigs published by Baker Hughes Incorporated.

(2) Gross profit represents revenue less cost of sales and services and research and engineering expenses.

     Revenue. Revenue increased by 10% in 1994 and 46% during 1995, the third consecutive yearly increase. The increase in 1994 was driven primarily by the Company's international expansion program and an increase in domestic natural gas drilling and stimulation activity. In 1995, the increase was due primarily to continued growth of the international expansion, increased activity in Latin America and the Western Acquisition.

     U.S. revenues increased by 6% and 67% in 1994 and 1995, respectively. The 1994 increase was due primarily to a 12% increase in the active rig count for gas-related drilling, partially offset by a 4% decline in the rig count for oil-related drilling. In addition, customer alliances contributed an additional $14.5 million in revenues during the year. During the first six months of 1995 (prior to the Western Acquisition), the Company's revenues increased 5% over the same period in 1994 due primarily to the increased placement of cementing units and the addition of a stimulation vessel in the Gulf of Mexico. With the Western Acquisition, the Company's U.S. revenues over the balance of the year more than doubled, accounting for the remainder of the 67% increase for 1995.

     In the last quarter of 1995, continued weak natural gas prices caused many of the Company's customers to significantly curtail their drilling activity. During this period, management believes it retained most of the key customers of both the Company and Western. However, since the former Western operations were more heavily concentrated in the natural gas regions of the United States, the decline in natural gas drilling activity significantly impacted the Company's operations. While pricing for the Company's U.S. pumping services remained relatively stable during 1995, pricing remains depressed compared to levels realized in the past.

Management expects these competitive pricing conditions to remain until a significant increase in drilling activity occurs.

     International revenues increased by 14% and 27% during 1994 and 1995, respectively. The increases were primarily attributable to three factors: (a) continued geographic expansion of the Company's tubular services and commissioning and leak detection service lines, (b) significant increase in Latin America business and (c) acquisitions. The tubular services and commissioning and leak detection product lines have now been expanded into 13 countries, including parts of the Middle East, Africa, South America, Southeast Asia and Australia. Most of the revenue growth in Latin America (up 36% and 46% in 1994 and 1995, respectively) was a result of increased cementing and stimulation activity with both private and national oil and gas companies in Argentina and the addition of a stimulation vessel in 1994 and a coiled tubing barge in 1995 to service the Lake Maracaibo, Venezuela market. The acquisitions which contributed to the Company's revenue growth were NBS in April 1993, SIAT in July 1993, the former Egypt joint venture in February 1994 and Western in April 1995, which added international operations in Indonesia, Hungary and Nigeria. These acquisitions added approximately $14 million and $30 million in international revenue during 1994 and 1995, respectively, compared with 1993.

     Operating Income. Operating income decreased by $1.1 million in 1994 and increased by $1.6 million in 1995. In 1994, the decrease was due primarily to lower margins on the Company's North Sea stimulation business caused by lower activity and pricing, and a decline in U.S. pricing. In 1995, the increase was primarily due to the revenue increases described above, partially offset by a $17.2 million unusual charge incurred in 1995. The unusual charge was taken in conjunction with a consolidation program that is designed to improve efficiencies and reduce costs resulting from the Western Acquisition. Included in the unusual charge is an adjustment to the carrying value of duplicate operating facilities, severance and related benefit costs, benefits due under agreements covering the Company's executives which were triggered as a result of the Western Acquisition, and legal and other costs that would not have been incurred had the Western Acquisition not occurred.

     The cost of sales and services as a percentage of revenue decreased to 83.0% in 1995 as compared to 84.9% and 83.4% in 1994 and 1993, respectively. The increase from 1993 to 1994 was due primarily to a decline in U.S. pricing, which negatively impacted margins by $5.5 million, and lower margins on the Company's North Sea stimulation business caused by lower activity and pricing. The reduction in 1995 was primarily as a result of cost reduction efforts implemented after the Western Acquisition and the economies of scale by having a larger U.S. operation.

     Other operating expenses, excluding the unusual charge and goodwill amortization, increased by 1% and 47% in 1994 and 1995, respectively. The 1994 increase was attributable to higher marketing expenses from international expansion efforts and corporate marketing and alliance programs, partially offset by lower research and engineering and general and administrative expenses due to the Company's continued overhead reduction efforts. The 1995 increase was primarily attributable to overhead from the former Western operations, along with increased marketing expenses related to international expansions. Marketing expenses are expected to increase as a percentage of sales due to the higher concentration of Western's revenues earned in the United States, which requires a relatively greater marketing effort. The increase in goodwill amortization resulted from the aforementioned acquisitions, most significantly Western, which will result in annual goodwill amortization expense of $4.4 million.

     Other. Interest expense increased by $2.0 million and $7.8 million in 1994 and 1995, respectively. The 1994 increase resulted from higher interest rates and increased borrowings to fund the Company's international expansions and acquisitions. While interest rates continued to increase marginally during 1995, the additional interest expense is primarily attributed to borrowings incurred to finance the Western Acquisition. See "-- Financial Condition -- Capital Resources and Liquidity" and Notes 4 and 5 of the Notes to Consolidated Financial Statements.

     Other income was a net gain in both 1994 and 1995 due to nonrecurring gains on asset sales and, in 1995, $1.4 million of royalty income from one of the Company's proprietary products.

     Primarily as a result of profitability in international jurisdictions where the statutory rate is below the U.S. rate and the availability of tax benefits from the Company's reorganization pursuant to its initial public offering in 1990, the Company's effective tax rate remained below the U.S. statutory rate during 1995. Additionally, certain nonrecurring benefits have reduced the Company's effective tax rate, including $1.3 million in 1993 resulting from a change in the valuation reserve for net operating losses and from changes in tax laws in the United States and other countries, $1.9 million in 1994 from a change in the valuation reserve for net operating losses and $1.5 million in 1995 from the favorable settlement of a tax audit and from tax losses attributable to foreign exchange fluctuations in certain international jurisdictions.


     Minority interest expense declined in both 1994 and 1995, as a result of lower profitability of the Company's Southeast Asian joint ventures and losses by the Company's Nigerian joint venture. Results in 1994 include a $16.0 million ($10.4 million after tax) charge for the cumulative effect of an accounting change for retiree health benefits. See Note 9 of the Notes to Consolidated Financial Statements.

FINANCIAL CONDITION


     Capital Resources and Liquidity. Net cash provided from operating activities for the six months ended March 31, 1996 increased by $1.4 million from the prior year's figure. Higher profitability and depreciation was partially offset by the payment of merger-related and various other expenses previously accrued for. Cash flows from operating activities increased to $26.3 million in 1994 and $39.4 in 1995 as compared to cash used for operating activities of $.3 million in 1993. The 1994 improvement resulted primarily from a smaller increase in both receivables and other current assets and liabilities compared with 1993. In 1995, cash flows from operating activities increased primarily as a result of higher profitability and higher noncash expenses during the period.



     At March 31, 1996, borrowings outstanding under the Company's then existing bank credit facility amounted to $146.0 million. Management strives to maintain low cash balances while utilizing available credit facilities to meet the Company's capital needs. Excess cash generated is used to pay down outstanding borrowings.



     In June 1996, in connection with the Nowsco Acquisition, the Company entered into the New Bank Credit Facility among the Company, BJ U.S.A., BJ Middle East, BJ International, BJ Canada, Bank of America, as agent for the U.S. Banks and as Letter of Credit Issuing Bank, Bank of America Canada, as agent for the Canadian Banks, and the financial institutions named therein (collectively, the "Banks"). The New Bank Credit Facility currently provides for up to $850.0 million in unsecured borrowings in connection with the Nowsco Acquisition, to pay certain existing indebtedness and for general corporate purposes, including a one-year bridge loan facility of $285.0 million, a six-year term loan facility of $315.0 million and a five-year revolving credit facility of $250.0 million (including stand-by letters of credit). An affiliate of Bank of America will act as arranger in syndicating a part of the commitment to a group of financial institutions. The New Bank Credit Facility includes the following covenants, among others: a limitation on liens, security interests and other encumbrances; a limitation on the sale, lease, transfer or other disposition of property; a limitation on permitted consolidations and mergers; a limitation on permitted investments; a limitation on the indebtedness incurred by certain subsidiaries to 10% of consolidated net worth; a limitation on contingent obligations to 10% of consolidated net worth; the maintenance of a maximum capitalization ratio (the ratio of funded indebtedness to total capitalization) of 70% (to be reduced upon giving effect to the Common Stock Offering) and then declining to 45% in the third fiscal quarter of 1997 and to 40% in the third fiscal quarter of 1998; the maintenance of a minimum consolidated net worth of no less than 90% of net worth as of the end of the most recent fiscal quarter end plus 90% of the aggregate amount of the first $285.0 million of net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock plus 50% of the aggregate amount of any other net assets (cash or otherwise) received by the Company from the issuance of any class of capital stock plus 50% of cumulative net income from April 1, 1996; the maintenance of an EBITDA-to-interest-expense ratio of at least 3.0 to 1.0 during fiscal year 1997 increasing to 3.75 to 1.0 during fiscal year 1998 and 4.25 to 1.0 thereafter; a restriction on amounts payable as dividends and as other "Restricted Payments" (as defined in the New Bank Credit Facility), including the repurchase of stock (no dividends are payable and no stock may be repurchased by the Company until the capitalization ratio is equal to or less than 35%); a limitation on annual capital expenditures for so long as the one-year bridge loan is outstanding to $70.0 million in the aggregate; a mandatory prepayment obligation with respect to certain asset sales; and an obligation to prepay the term loan facility by 50% of the "Free Cash Flow" (as defined in the New Bank Credit Facility) during any fiscal year as long as the Company's capitalization ratio exceeds 35% during any fiscal quarter of such year. Any outstanding amounts under the bridge loan facility will be prepaid from net cash proceeds received by the Company from sales of equity (including the Shares to be issued pursuant to the Common Stock Offering) to the extent necessary to reduce the capitalization ratio to 35%.



     Proceeds of $123.3 million from the issuance of the Existing Notes on February 20, 1996 were used to repay debt outstanding under the term loan portion of the Company's then existing bank credit facility, which was incurred in April 1995 to finance a portion of the purchase price for the Western Acquisition.


     The outstanding balance of the 9.2% Notes, issued in 1991, was $18.0 million at March 31, 1996. Principal reductions of $6.0 million are required annually each August until maturity on August 1, 1998.


     The Company's interest-bearing debt represented 38.4% of its total capitalization at March 31, 1996, a slight decrease from 38.9% at the previous fiscal year-end. The New Bank Credit Facility and 9.2% Notes contain various customary covenants, including the maintenance of certain profitability and solvency ratios and restrictions on dividend payments. Management believes that the New Bank Credit Facility, combined with other discretionary credit facilities and cash flow from operations, provides the Company with sufficient capital resources and liquidity to manage its routine operations and fund projected capital expenditures.



     At March 31, 1996, the Company had approximately $512 million of U.S. tax net operating loss carryforwards expiring between 2000 and 2010. With the Western Acquisition, the Company acquired approximately $375 million of tax net operating loss carryforwards, subject to certain limitations, expiring between 2000 and 2008. Under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company is required to record a deferred tax asset for the future tax benefit of these tax net operating loss carryforwards, as well as other items, if realization is "more likely than not." As previously discussed, the Western Acquisition gives the Company a greater critical mass with which to compete in the United States as it has more than doubled the Company's U.S. revenue base. In addition, with the combination of the Company and Western, the Company has realized significant consolidation benefits. Management estimates that approximately $40 million of overhead and redundant operating costs have been eliminated annually as a result of the combination of the two companies. Management has concluded that the Company's future U.S. taxable income will be sufficient over the remaining carryforward periods to realize the tax benefits represented by approximately $332 million of tax net operating loss carryforwards acquired with Western and generated by the Company's operations prior to the Western Acquisition. The tax benefits resulting from the Western Acquisition have been included in the approximately $84 million net deferred tax asset recognized in the purchase price allocation at the acquisition date. Valuation allowances have been established for the benefit of the tax net operating loss carryforwards that are estimated to expire prior to their utilization.


     Requirements for Capital. Excluding acquisitions, capital expenditures during the six months ended March 31, 1996 were $21.8 million, or $6.8 million higher than the spending in the comparable six months of the prior year. The current period's spending related primarily to international expansion opportunities (primarily in Latin America), offshore cementing skids and upgrades of the Company's information systems. Other investing activities included the acquisition of the remaining 60% interest in the Company's joint venture in Brazil for total consideration of $5.4 million consisting of $3.7 million of cash and $1.7 million of debt assumed by the Company. Excluding acquisitions, capital expenditures during 1995 were $31.0 million, or $8.4 million below 1994 spending. Spending for 1995 related primarily to offshore operations both in the United States and abroad, and international growth opportunities, including geographic expansions and expansions of services. The prior year's spending included approximately $11 million for the construction of two offshore stimulation vessels. Investing activities in the fiscal year ended September 30, 1995 included $5.4 million of proceeds from the sale of a duplicate facility and other disposals of assets.

     Capital expenditures for fiscal 1996 are projected to be approximately $45 million, excluding acquisitions, and are expected to include spending for continued geographic expansions of all service lines, construction or upgrading of at least two offshore vessels, additional capacity in certain high margin locations and normal levels of replacement capital. The actual amount of fiscal 1996 capital expenditures will be primarily dependent upon the availability of expansion opportunities and will be funded by cash flows from operating activities and available credit facilities. Management believes cash flows from operating activities and available lines of credit, if necessary, will be sufficient to fund projected capital expenditures.


     When used in this Prospectus, the words "expect," "estimate," "project," "believe" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.


                                    BUSINESS

GENERAL


     The Company, whose operations trace back to the Byron Jackson Company (which was founded in 1872), was organized in 1990 under the corporate laws of the State of Delaware. The Company is a leading provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. The Company's pressure pumping services consist of well stimulation, cementing, sand control and coiled tubing services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Other oilfield services include casing and tubular services provided to the oil and gas exploration and production industry, commissioning and leak detection services provided to offshore platforms and pipelines and specialty chemical services.



     On April 13, 1995, the Company completed the Western Acquisition for a total purchase price of $511.4 million (including transaction costs of $7.2 million), consisting of 12.0 million shares of Common Stock, cash of $247.9 million from borrowings under the Company's then existing bank credit facility and Warrants to purchase 4.8 million shares of Common Stock. The Western Acquisition provides the Company with a greater critical mass with which to compete in both domestic and international markets and the opportunity to realize significant consolidation benefits. The Western Acquisition has increased the Company's existing total revenue base by approximately 75% and has more than doubled the Company's existing domestic revenue base. In addition, approximately $40 million in annual overhead and redundant operating costs have been eliminated by combining the two companies. During the year ended September 30, 1995, the Company generated approximately 39% of its revenue from cementing services, 47% from stimulation services and 14% from product and equipment sales and other oilfield services (37%, 48% and 15%, respectively, during the portion of the 1995 fiscal year since the Western Acquisition). Over the same period, the Company generated approximately 55% of its revenue from domestic operations and 45% from international operations (60% and 40%, respectively, since the Western Acquisition).



     The Company anticipates consummating the Nowsco Acquisition during June 1996 for a total purchase price (including estimated transaction costs of $7.0 million) estimated to be $581.3 million (Cdn $796.3 million). For a description of the Nowsco Acquisition and Nowsco's business, see "Summary -- Recent Developments" and "Recent Developments." For the fiscal year ended December 31, 1995, Nowsco reported revenue of Cdn $480.1 million, net income of Cdn $16.2 million (Cdn $.78 per share) and total shareholders' equity of Cdn $286.5 million. Nowco's operations are conducted in Canada, the United States, Europe, Southeast Asia and Argentina and include oil and gas pressure pumping, coiled tubing, commissioning and pipeline service businesses.


CEMENTING SERVICES

     The Company's cementing services, which accounted for approximately 39% of the Company's total revenue during 1995, consist of blending cement and water with various solid and liquid additives to create a slurry that is pumped into a well between the casing and the wellbore. The additives and the properties of the slurry are designed to ensure the proper pump time, compressive strength and fluid loss control, and vary depending upon the well depth, downhole temperatures and pressures and formation characteristics.

     The Company provides regional laboratory testing services to evaluate slurry properties, which vary with cement supplier and local water properties. Job design recommendations are developed by the Company's field engineers to achieve desired porosity and bonding characteristics.

     There are a number of specific applications for cementing services used in oilfield operations. The principal application is the cementing behind the casing pipe and the wellbore during the drilling and completion phase of a well ("primary cementing"). Primary cementing is performed to (i) isolate fluids between the casing and productive formations and other formations which would damage the productivity of hydrocarbon producing zones or damage the quality of freshwater aquifers, (ii) seal the casing from corrosive formation fluids and
(iii) provide structural support for the casing string. Cementing services are also utilized when recompleting wells from one producing zone to another and when plugging and abandoning wells.

STIMULATION SERVICES

     The Company's stimulation services, which accounted for approximately 47% of the Company's total revenue during 1995, consist of fracturing, acidizing, sand control, nitrogen and coiled tubing services designed to improve the flow of oil and gas from producing formations and are summarized as follows:

     Fracturing. Fracturing services are performed to enhance the production of oil and gas from formations having such low permeability that the natural flow is restricted. The fracturing process consists of pumping a fluid gel into a cased well at sufficient pressure to "fracture" the formation. Sand, bauxite or synthetic proppant which is suspended in the gel is pumped into the fracture to prop it open. The size of a fracturing job is generally expressed in terms of the pounds of proppant. The main pieces of equipment used in the fracturing process are the blender, which blends the proppant and chemicals into the fracturing fluid, and the pumping unit, which is capable of pumping significant volumes at high pressures. The Company's fracturing pump units are capable of pumping slurries at pressures of up to 14,000 pounds per square inch at rates of up to four barrels per minute. In some cases, fracturing is performed by an acid solution pumped under pressure without a proppant or with small amounts of proppant.

     An important element of fracturing services is the design of the fracturing treatment, which includes determining the proper fracturing fluid, proppants and injection program to maximize results. The Company's field engineering staff provides technical evaluation and job design recommendations as an integral element of its fracturing service for the customer. Technological developments in the industry over the past three to four years have focused on proppant concentration control (i.e., proppant density), liquid gel concentrate capabilities, computer design and monitoring of jobs and cleanup properties for fracturing fluids. Over the past decade, the Company has successfully introduced equipment to respond to these technological advances. During 1991, the Company introduced a patented, borate-based fracturing fluid, Spectra Frac G(R). During 1993, the Company introduced two additional fracturing fluids, Medallion FracSM and Spartan FracSM. These fracturing fluids are now used in most of the Company's fracturing treatments. During 1994, the Company commercialized a proprietary enzyme chemistry used in conjunction with the three fracturing fluids. These "enzyme breakers" can significantly enhance the production of oil and gas in a wide range of wells.

     Acidizing. Acidizing is performed to enhance the flow rate of oil and gas from wells with reduced flow caused by formation damage due to drilling or completion fluids, or the buildup over time of various materials that block the formation. Acidizing entails pumping large volumes of specially formulated acids into reservoirs to dissolve barriers and enlarge crevices in the formation, thereby eliminating obstacles to the flow of oil and gas. The Company maintains a fleet of mobile acid transport and pumping units to provide acidizing services for the onshore market.

     Sand Control. Sand control services involve the pumping of gravel to fill the cavity created around the wellbore during drilling. The gravel provides a filter for the exclusion of formation sand from the producing pathway. Oil and gas is then free to move through the gravel into the wellbore to be produced. These services are primarily provided in the Gulf of Mexico, the North Sea, Venezuela, Trinidad and Indonesia.

     Nitrogen. There are a number of uses for nitrogen, an inert gas, in pressure pumping operations. Used alone, it is effective in displacing fluids during drill stem testing. However, nitrogen services are used principally in applications which support the Company's cementing and fracturing services.

     Coiled Tubing. Coiled tubing involves the injection of coiled tubing into wells to perform various applications and functions for use principally in well-servicing operations. The application of coiled tubing to drilling operations also has increased in recent years due to improvements in coiled tubing technology. Coiled tubing is a flexible steel pipe with a diameter of less than three inches manufactured in lengths of thousands of feet and wound or coiled along a large reel on a truck or skid-mounted unit. Due to the small diameter of coiled tubing, it can be inserted through production pipe and used to perform workovers without using a larger, more costly workover rig. The other principal advantages of employing coiled tubing in a workover include (i) not having to "shut-in" the well during such operations, thereby allowing production to continue and reducing the risk of formation damage to the well, (ii) the ability to reel continuous coiled tubing in and out of a well significantly faster than conventional pipe, which must be jointed and unjointed, (iii) the ability to direct fluids into a wellbore with more precision, allowing for localized stimulation treatments and providing a source of energy to power a downhole motor or manipulate downhole tools and (iv) enhanced access to remote or offshore fields due to the smaller size and mobility of a coiled tubing unit. Recent technological improvements to coiled tubing have increased its dependability and durability, expanding coiled tubing's potential uses and markets.

     The Company participates in the offshore stimulation market through the use of skid-mounted pump units and through operation of several stimulation vessels including the "Vestfonn" in the North Sea, the "Sea Hero," the "Tad Tide" and the "Jan Tide" in the Gulf of Mexico and the "BJ003" and the "BJ007" on Lake Maracaibo in Venezuela. The Jan Tide and the BJ003 were commissioned in the spring of 1994 and the BJ007 in the summer of 1995. The "Renaissance," formerly used as a stimulation vessel in the North Sea, has been "warm stacked" and is currently being marketed for sale for use other than as a stimulation vessel.

     The Company believes that as production continues to decline in key producing fields of the U.S. and certain international regions, the demand for fracturing and stimulation services is likely to increase. The Company has recently increased its pressure pumping capabilities in certain international markets.

OTHER SERVICES

     The Company's other services, including product and equipment sales for cementing and stimulation services, as well as the following services, accounted for approximately 14% of the Company's total revenue in 1995. Such product and equipment sales to customers are generally made in the course of providing cementing and stimulation services to certain customers and, other than the specialty chemical business, the Company generally does not sell proprietary products to other companies involved in well servicing.

     Casing and Tubular Services. Casing services principally consist of installing (or "running") pipe in a wellbore to protect the structural integrity of the wellbore and to seal various zones in the well. These services are primarily provided during the drilling and completion phases of a well. Tubular services, which consist of running pipe inside the casing to improve the flow of oil and gas, are principally provided during workovers. The Company expects that workover activity and the demand for tubular services in the North Sea should increase during at least the next several years as operators there attempt to mitigate the decline in production from the North Sea's mature fields.

     Commissioning and Leak Detection Services. Leak detection services, provided through the Company's Comtec division, involve the inspection and testing of the integrity of pipe connections in offshore drilling and production platforms, onshore and offshore pipelines and industrial plants, and are provided during the commissioning, decommissioning, installation or construction stages of these infrastructures, as well as during routine maintenance checks.

     Specialty Chemical Services. Specialty chemical services, provided through the Company's Unichem division acquired as part of Western, include corrosion and scale inhibitors, as well as process chemicals and paraffin control for the treatment of oil wells and for refining, gas processing plant and petrochemical facility maintenance and flow improvement.

OPERATIONS

     The Company's cementing and stimulation services are used in the completion of new oil and gas wells and in remedial work on existing wells. These services are provided through domestic and international locations to customers in most of the major oil and natural gas producing regions of the United States, Latin America, Europe, Southeast Asia, Africa and the Middle East. The Company believes that it is the third largest provider of cementing and stimulation services worldwide, with a particularly strong presence in the Alaskan North Slope, the Gulf of Mexico, the North Sea, Indonesia and most of Latin America. Cementing and stimulation services are provided to both land-based and offshore customers on a 24-hour, on-call basis, through regional and district facilities in over 70 locations worldwide, utilizing complex, truck- or skid-mounted equipment designed and constructed for the particular service furnished. After such equipment is moved to a well location, it is configured with appropriate connections to perform the specific services required. The mobility of this equipment permits the Company to provide cementing and stimulation services to changing geographic areas. Management believes that the Company's cementing and stimulation equipment is adequate to service both current and projected levels of market activity in the near term.

     The Company maintains a fleet of mobile cement blending and pumping equipment for onshore operations. Offshore operations are performed with skid-mounted cement pumping units. The Company has successfully utilized its patented RAM (Recirculating Averaging Mixer) both for onshore applications and as an offshore skid. In 1991, the Company introduced a sand control blender, the Cyclone, which also has pressure pumping and fracturing applications. Responding to its customers' monitoring needs, in 1992 the Company introduced a computerized monitor, which allows for real-time monitoring of the cementing process.

     Principal materials utilized in cementing and stimulation services include cement, fracturing proppants, acid and bulk chemical additives. Generally, these items are available from several suppliers, and the Company generally utilizes more than one supplier for each item. The Company also produces certain of its specialized products through Company-owned blending facilities in Germany and Singapore. Sufficient material inventories are maintained to allow the Company to provide on-call services to its customers to whom the materials are resold in the course of providing cementing and stimulation services. An inventory of repair parts and maintenance items for cementing and stimulation equipment is carried to ensure continued operations without significant downtime caused by parts shortages. The Company has not experienced significant difficulty in obtaining necessary supplies of these materials or replacing equipment parts and does not anticipate a shortage in the foreseeable future.

     The Company believes that coiled tubing and other materials utilized in performing coiled tubing services are and will continue to be widely available from a number of manufacturers. Although there are only two principal manufacturers of the reels around which the coiled tubing is wrapped, the Company is not aware of any difficulty in obtaining coiled tubing reels in the past, and the Company anticipates no such difficulty in the future.

     The Company's operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts and oil spills, which can cause personal injury or loss of life, damage to property, equipment, the environment and marine life, and suspension of operations. In addition, claims for loss of oil and gas production and damages to formations are incidental to the pressure pumping business. The Company maintains insurance coverage that it believes to be customary in the industry against these hazards and whenever possible obtains agreements from customers providing indemnification against liability to others. However, such insurance provides for substantial deductibles and premium adjustments based on claims experience and excludes coverage for damages resulting from breach of contract or based on alleged fraud or deceptive trade practices. Neither insurance nor indemnity agreements can provide complete protection against casualty losses.

ENGINEERING AND SUPPORT SERVICES

     The Company maintains a manufacturing and research and development center near Houston, Texas. The Company's research and development organization is divided into three distinct areas-Petroleum Engineering, Instrumentation Engineering and Mechanical Engineering.

     Petroleum Engineering. The Petroleum Engineering laboratory specializes in designing fluids with enhanced performance characteristics in the fracturing, acidizing and cementing operations (i.e., "frac fluids" and "cement slurries"). As fluids must perform under a wide range of downhole pressures, temperatures and other conditions, this design process is a critical element in developing products to meet customer needs.

     In addition to fluids technology, the Company's Petroleum Engineering group develops and supports a wide range of proprietary software utilized in the monitoring of both cement and stimulation job parameters. This software, combined with the Company's internally developed monitoring hardware, allows for real-time job control as well as post-job analysis.

     Instrumentation Engineering. The pumping services industry utilizes an array of both monitoring and control instrumentation as an integral element of providing cementing and stimulation services. The Company's monitoring and control instrumentation, developed by its Instrumentation Engineering group, complements its products and equipment and provides customers with desired real-time monitoring of critical applications.

     Mechanical Engineering. Though similarities exist among the major competitors in the general design of their pumping equipment, the actual engine/transmission configurations as well as the mixing and blending systems differ significantly. Additionally, different approaches to the integrated control systems result in equipment designs which are usually distinct in performance characteristics for each competitor. The Company's Mechanical Engineering group is responsible for the design and manufacturing of virtually all of the Company's primary pumping and blending equipment. However, some peripheral support equipment that is generic to the industry is purchased externally. The Company's Mechanical Engineering group provides new product design as well as support to the rebuilding and field maintenance functions.

MANUFACTURING

     In addition to the engineering facility, the Company's technology and research center houses its main equipment and instrumentation manufacturing facility. This operation currently occupies approximately 65,000 square feet and includes complete fabrication, engine and transmission rebuilding, pump manufacturing and assembly capabilities. As a result of the Western Acquisition, the Company acquired a research and engineering center located in The Woodlands, north of Houston, Texas. The Company also has ancillary manufacturing facilities in Singapore and Scotland. The Company employs outside vendors for some fabrication but is not dependent on any one source.

COMPETITION


     Pressure Pumping Services. The Company competes with larger pumping service companies, in particular Halliburton Energy Services, a division of Halliburton Company, and Dowell, a division of Schlumberger Limited, in all areas of the U.S. in which the Company participates and in most international regions. Several smaller companies compete with the Company in certain areas of the United States and in certain foreign countries. The principal methods of competition that apply to the Company's business are its prices, service record and reputation in the industry. While Halliburton Energy Services and Dowell are larger in terms of overall revenues, the Company has a number one or a number two share position in several pumping service markets, including many regions in the United States, the North Sea and Latin America.


     Other Services. The Company believes that it is one of the largest suppliers of casing and tubular services in the U.K. North Sea and is expanding such services in Latin America. The largest provider of casing and tubular services in Europe is Weatherford Enterra, Inc. In the United Kingdom, casing and tubular services are typically provided under long-term contracts which limit the opportunities to compete for business until the end of the contract term. In continental Europe, shorter-term contracts are typically available for bid by the provider of casing and tubular services. The Company believes it is one of the largest suppliers of commissioning and leak detection services in the U.K. North Sea. In specialty chemical services, there are several major chemical suppliers significantly larger than the Company's Unichem division.


MARKETS AND CUSTOMERS

     General. Demand for the Company's services and products depends primarily upon the number of oil and gas wells being drilled, the depth and drilling conditions of such wells, the number of well completions and the level of workover activity worldwide.

     The Company's principal customers consist of major and independent oil and gas producing companies. During 1995, the Company provided oilfield services to over 2,500 customers, none of which accounted for more than 5% of consolidated revenues. While the loss of certain of the Company's largest customers could have a material adverse effect on Company revenues and operating results in the near term, management believes the Company would be able to obtain other customers for its services in the event it lost any of its largest customers.


     In both the United States and internationally, there has been a continuing trend by oil and gas companies toward "alliances" with the service companies. These alliances take various forms including packaged or integrated services, single source suppliers and turnkey agreements. Approximately 20% of the Company's revenues are generated under such alliances, or approximately $117 million of the Company's revenues during 1995, and approximately 19% of the Company's revenues were generated under such alliances during the first six months of fiscal 1996.



     United States. The Company provides its pumping services to its U.S. customers through a network of over 40 locations, a majority of which offer both cementing and stimulation services. Demand for the Company's services in the United States is primarily driven by oil and natural gas drilling activity, which is affected by the current and anticipated prices of oil and natural gas. Due to aging oilfields and lower-cost sources of oil internationally, drilling activity in the United States has declined more than 75% from its peak in 1981. Record low drilling activity levels were experienced in 1986 and 1992. As a result, pumping service companies have been unable to recapitalize their aging U.S. fleets due to the inability, under current market conditions, to generate adequate returns on new capital investments. Management believes it is important to operate with a greater critical mass in key U.S. markets to improve returns in this environment. This conclusion led to the decision to withdraw from certain low activity areas in the past several years and to consolidate the Company's operations with those acquired from Western, which had a larger presence in the United States.


     International. The Company operates in more than 30 countries in the major international oil and natural gas producing areas of Latin America, Europe, Africa, Southeast Asia and the Middle East. The Company generally provides services to its international customers through wholly owned foreign subsidiaries. Additionally, the Company holds certain controlling and minority interests in joint venture companies, through which it conducts a portion of its international operations. For geographic information, see Note 8 of the Notes to Consolidated Financial Statements.


     The international market is somewhat less volatile than the U.S. market despite energy price fluctuations. Due to the significant investment and complexity in international projects, management believes drilling decisions relating to such projects tend to be evaluated and monitored with a longer-term perspective with regard to oil and gas pricing. Additionally, the international market is dominated by major oil companies and national oil companies which tend to have different objectives and more operating flexibility than the typical independent producer in the United States. International activities have been increasingly important to the Company's results of operations since 1992, when it implemented a strategy to expand its international presence.

     In general, the Company operates in those international markets where it can achieve and maintain both a significant share position and an attractive return on its investment. The Company's major international revenue and income producing operations are in the North Sea in the European market; Indonesia and Malaysia in the Southeast Asian market; and Argentina, Venezuela, Ecuador and Colombia in the Latin American market. In Brazil, the Company recently completed the acquisition of the 60% interest of its local joint venture partner. Foreign operations are subject to special risks that can materially affect the sales and profits of the Company, including currency exchange rate fluctuations, the impact of inflation, governmental expropriation, exchange controls, political instability and other risks.

EMPLOYEES

     At September 30, 1995, the Company had a total of 4,777 employees. Approximately 37% of the Company's employees are employed outside the United States.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

     The Company's business is affected both directly and indirectly by governmental regulations relating to the oil and gas industry in general, as well as environmental and safety regulations which have specific application to the Company's business.

     The Company, through the routine course of providing its services, handles and stores bulk quantities of hazardous materials. In addition, leak detection services involve the inspection and testing of facilities for leaks of hazardous or volatile substances. If leaks or spills of hazardous materials handled, transported or stored by the Company occur, the Company may be responsible under applicable environmental laws for costs of remediating damage to the surface, sub-surface or aquifers incurred in connection with such occurrence. Accordingly, the Company has implemented and continues to implement various procedures for the handling and disposal of hazardous materials. Such procedures are designed to minimize the occurrence of spills or leaks of these materials.

     The Company has implemented and continues to implement various procedures to further assure its compliance with environmental regulations. Such procedures generally pertain to the operation of underground storage tanks, disposal of empty chemical drums, improvement to acid and wastewater handling facilities and cleaning of certain areas at the Company's facilities. The estimated cost for such procedures, including other environmental investigations and remedial actions, is approximately $14 million which will be distributed over a period of several years, for which the Company has provided appropriate reserves. In addition, the Company maintains insurance for certain environmental liabilities which the Company believes is reasonable based on its knowledge of the industry.

     The Comprehensive Environmental Response, Compensation and Liability Act, also known as "Superfund," imposes liability without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a "hazardous substance" into the environment. Certain disposal facilities used by the Company or its predecessors have been investigated under state and federal superfund statutes, and the Company has been named as a potentially responsible party for cleanup at 10 such sites. Although the Company's level of involvement varies at each site, in general, the Company is one of numerous parties named and will be obligated to pay an allocated share of the cleanup costs. While it is not feasible to predict the outcome of these matters with certainty, management is of the opinion that their ultimate resolution should not have a material effect on the Company's operations or financial position.

RESEARCH AND DEVELOPMENT; PATENTS

     Research and development activities are directed primarily toward improvement of existing products and services and the design of new products and processes to meet specific customer needs. Research and development expenses for each of the three fiscal years ended September 30, 1995 were approximately $6.8 million, $6.4 million and $6.5 million, respectively.

     The Company currently holds numerous patents relating to products and equipment used in its pumping services business. While such patents, in the aggregate, are important to maintaining the Company's competitive position, no single patent is considered to be of a critical or essential nature.

     Additionally, the Company operates under various license arrangements, generally ranging from 10 to 20 years in duration, relating to certain products or techniques. None of these license arrangements is of a material nature.

     To remain competitive, the Company devotes significant resources to developing technological improvements to its products. In 1991, the Company introduced a borate-based fracturing fluid, Spectra Frac G(R), which is being widely used in the U.S. stimulation market and the North Sea. In 1993, this product was complemented with two additional fracturing fluids, Spartan Frac(SM) and Medallion Frac(SM), which have expanded the Company's service line offerings to cover a broader range of economic and downhole design variables. These products replaced several products previously made available to customers. During 1994, the Company commercialized a proprietary enzyme chemistry used in conjunction with the three fracturing fluids. These "enzyme breakers" significantly enhance the production of oil and gas in a wide range of wells. In 1991, the Company introduced its "Cyclone" blender which, along with Western's completion tool technology, have helped address the growing sand control and frac pack markets in the Gulf of Mexico and the North Sea. The Company believes that these products and equipment have enabled the Company to maintain or increase its market share in the United States, the Gulf of Mexico and the North Sea.

     In 1995, the Company developed Sandstone Acid(TM), a matrix acidizing chemistry used in sandstone formations. While still in the early stages of testing, management believes this product offers significant advantages over conventional acidizing methods in sandstone reservoirs. The Company intends to continue to devote significant resources to its research and development efforts.

                                   MANAGEMENT

     The executive officers and directors of the Company are as follows:


             NAME               AGE                           POSITION
- ------------------------------  ---   --------------------------------------------------------
J. W. Stewart.................  52    Director, Chairman of the Board, President and
                                      Chief Executive Officer
Michael McShane...............  41    Director, Vice President -- Finance and Chief Financial
                                      Officer
David D. Dunlap...............  34    Vice President -- International Operations
Thomas H. Koops...............  49    Vice President -- Technology and Logistics
Margaret B. Shannon...........  46    Vice President -- General Counsel
Kenneth A. Williams...........  45    Vice President -- North American Operations
Matthew D. Fitzgerald.........  38    Controller
Taylor M. Whichard............  37    Treasurer
Stephen A. Wright.............  48    Director of Human Resources
L. William Heiligbrodt........  54    Director
John R. Huff..................  50    Director
Don D. Jordan.................  64    Director
R. A. LeBlanc.................  66    Director
James E. McCormick............  68    Director
Michael E. Patrick............  52    Director


     Mr. Stewart, director (Class III) of the Company since 1990, joined Hughes Tool Company in 1969 as Project Engineer. He served as Vice President -- Legal and Secretary of Hughes Tool Company and as Vice

President -- Operations for a predecessor of the Company prior to being named President of the Company in 1986.

     Mr. McShane, director (Class II) of the Company since 1990, joined the Company in 1987 from Reed Tool Company, an oilfield tool company, where he was employed for seven years. At Reed Tool Company he held various financial management positions, including Corporate Controller and Regional Controller of Far East Operations.

     Mr. Dunlap joined the Company in 1984 as a District Engineer and was named Vice President -- International Operations in 1995. He has previously served as Vice President -- Sales for the Coastal Division of North America and U.S. Sales and Marketing Manager.

     Mr. Koops joined the Company as Manager -- Products and Technical Services in 1976. He was named Vice President -- Manufacturing and Logistics of the Company in 1988 and began serving in his current position in 1992.

     Ms. Shannon joined the Company in February 1994 as Vice
President -- General Counsel from the law firm of Andrews & Kurth L.L.P., where she had been a partner since 1984.

     Mr. Williams joined the Company in 1973 and has since held various positions in the U.S. operations. Prior to being named Vice President -- North American Operations in 1991, he served as Region Manager -- Western U.S. and Canada.

     Mr. Fitzgerald joined the Company as Controller in 1989 from Baker Hughes Incorporated, where he was the Director of Corporate Audit. Prior to that, he was a Senior Manager with the certified public accounting firm of Ernst & Whinney.

     Mr. Whichard joined the Company as Tax and Treasury Manager in 1989 from Weatherford International, where he was the Tax Manager. Prior to being named Treasurer in 1992, he served in various positions, including Tax Director and Assistant Treasurer.

     Mr. Wright joined the Company as Manager of Compensation and Benefits in 1985 from Global Marine Inc., an offshore drilling company, and was named to his current position with the Company in 1987.

     Mr. Heiligbrodt, director (Class III) of the Company since 1992, is President, Chief Operating Officer and a director of Service Corporation International, a funeral services corporation ("SCI"). He has served in various management positions with SCI since February 1990. Prior to joining SCI, Mr. Heiligbrodt served as President of Provident Services, Inc. from March 1988 to February 1990. Prior to that, he served for five years as Vice Chairman and Chief Executive Officer of WEDGE Group, Incorporated, a multi-industry holding company. He is Chairman of the Nominating Committee and a member of the Executive Compensation Committee.

     Mr. Huff, director (Class I) of the Company since 1992, is Chairman, President and Chief Executive Officer of Oceaneering International, Inc., an oilfield services corporation. Mr. Huff has been President, Chief Executive Officer and a director of Oceaneering since 1986 and Chairman of the Board of Oceaneering since 1990. Mr. Huff is also a director of Production Operators Corp. He is a member of the Audit Committee and the Executive Compensation Committee.


     Mr. Jordan, director (Class II) of the Company since 1990, is Chairman, Chief Executive Officer and a director of Houston Industries Incorporated, a public utility holding company with interests in domestic and international electric utility companies and projects. Mr. Jordan has been employed by various subsidiaries of Houston Industries Incorporated since 1956. He currently serves as a director of Texas Commerce Bancshares, UTECH Joint Venture and AEGIS Insurance Services. He is Chairman of the Executive Compensation Committee and a member of the Audit Committee.


     Mr. LeBlanc, director (Class I) of the Company since 1994, served in various executive positions with Keystone International, Inc., a manufacturer of flow control products, including Chairman of the Board, Chief Executive Officer and a director, from 1959 until his retirement in July 1995. Mr. LeBlanc also serves as an advisory member of the board of directors of Texas Commerce Bank National Association. He is a member of the Audit Committee and the Nominating Committee.

     Mr. McCormick, director (Class III) of the Company since 1990, served in various executive positions with ORYX Energy Company, a diversified energy company, including President and Chief Operating Officer and a director, from 1977 until his retirement on March 1, 1992. Mr. McCormick currently serves on the board of directors of Lone Star Technology, Snyder Oil Company and Texas Commerce Bank National Association. He is Chairman of the Audit Committee and a member of the Executive Compensation Committee and the Nominating Committee.

     Mr. Patrick, director (Class I) of the Company since April 1995, Chief Investment Officer of the Meadows Foundation since December 1, 1995; consultant from 1994 to 1995; President of Lomas Information Systems, Inc., a subsidiary of Lomas Financial Corporation, from 1993 to 1994; Executive Vice President, Chief Financial Officer and a director of Lomas Financial Corporation and President and Chief Operating Officer of its Lomas Mortgage USA subsidiary, both of which are engaged in mortgage banking, real estate and information services, from 1992 until 1994; and Executive Vice Chancellor for Asset Management of the University of Texas System, where he was responsible for the investment of all endowment funds, from 1984 to 1991. He is a member of the Executive Compensation Committee.

     The terms of the Class I, Class II and Class III directors expire in 1997, 1998 and 1996, respectively.


     A Special Committee of the Board of Directors is responsible for administering certain employee arrangements related to the acquisition of Western. The Special Committee is composed of Messrs. McCormick (Chairman), LeBlanc and Patrick.


                            DESCRIPTION OF THE NOTES
GENERAL


     The Existing Notes were issued under the Indenture, dated as of February 1, 1996, by and among the Company, the Guarantors and Bank of Montreal Trust Company, as trustee under the Indenture (the "Trustee"). The Exchange Notes will be issued under the same Indenture. The Exchange Notes will be issued solely in exchange for an equal principal amount of Existing Notes pursuant to the Exchange Offer. The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Existing Notes except that
(i) the offering of the Exchange Notes has been registered under the Securities Act, (ii) the Exchange Notes will not be subject to transfer restrictions and
(iii) certain provisions relating to an increase in the stated interest rate on the Existing Notes provided for under certain circumstances will be eliminated. See "-- Registration Rights Agreement." The Notes are subject to the terms stated in the Indenture, as supplemented, a copy of which has been filed as an exhibit to the Registration Statement, and holders of the Notes are referred thereto for a statement of those terms. The statements and definitions of terms under this caption relating to the Notes and the Indenture described below are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain terms used herein are defined below under "-- Certain Definitions."


     The Existing Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of Existing Notes who do not exchange their Existing Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Existing Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such Existing Notes and the Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Existing Notes and the Exchange Notes then outstanding.

     Each Note matures on February 1, 2006 and bears interest at 7% per annum from February 20, 1996, payable semiannually on February 1 and August 1 of each year, commencing August 1, 1996, to the person in whose name the Note is registered at the close of business on the January 15 or July 15 next preceding such interest payment date. Interest is computed on the basis of a 360-day year of twelve 30-day months. Principal and interest will be payable at the offices of the Trustee, provided that, at the option of the Company, payment of interest will be made by check mailed to the address of the person entitled thereto as it appears in the register of the Notes (the "Register") maintained by the Registrar. The Notes are transferable and exchangeable at the office of the Registrar and any co-registrar and will be issued in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. The Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with certain transfers and exchanges.

     The Notes may not be redeemed prior to maturity and will not be subject to any sinking fund. Following the consummation of the Exchange Offer, holders of Existing Notes not tendered as a general matter will not have any further registration rights under the Registration Rights Agreement.

RANKING AND GUARANTEES


     The Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with the Company's obligations under the New Bank Credit Facility and the 9.2% Notes and senior in right of payment to all future indebtedness of the Company that is, by its terms, expressly subordinated to the Notes.



     The following wholly owned subsidiaries of the Company (collectively, the "Guarantors") have fully and unconditionally guaranteed (the "Guarantees") on a joint and several basis the Company's obligations to pay principal and interest with respect to the Notes: BJ U.S.A., BJ International and BJ Middle East. Each of the Guarantees is an unsecured obligation of the Guarantor providing such Guarantee. The Guarantee of each of BJ U.S.A., BJ International and BJ Middle East ranks pari passu with the guarantee provided by and the borrowings of each such Guarantor under the New Bank Credit Facility and the obligations of such Guarantor under the 9.2% Notes and with all existing and future unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee. The Company has no secured indebtedness as of the date of this Prospectus.


     Under the terms of the Indenture, a Guarantor may be released from its Guarantee if such Guarantor is not a guarantor of (or co-obligor on) any Funded Indebtedness of the Company other than the Notes and other than Funded Indebtedness of the Company (i) subject to a release provision similar to the release provision described in this paragraph and (ii) the related guarantee (or obligation) of which will be released substantially concurrently with the release of the Guarantee of such Guarantor pursuant to such release provision, provided that no Default or Event of Default under the Indenture has occurred and is continuing. The Indenture also provides that if any Subsidiary of the Company guarantees or becomes a co-obligor on any Funded Indebtedness of the Company other than the Notes at any time subsequent to the date on which the Notes are originally issued (including, without limitation, following any release of such Subsidiary from its Guarantee as described above), then the Company will cause the Notes to be equally and ratably guaranteed by such Subsidiary, which shall thereupon become a Guarantor.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     Although holders of the Notes are direct creditors of the Company's principal direct Subsidiaries by virtue of the Guarantees, existing or future creditors of the Guarantors could avoid or subordinate Guarantees, in whole or in part, under fraudulent conveyance laws to the extent they were successful in establishing that (i) a Guarantee was incurred with intent to hinder, delay or defraud any present or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) any of the Guarantors did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and that it (w) was insolvent at the time of such issuance, or (x) was rendered insolvent by reason of such issuance, or (y) was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business or (z) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured. Under the circumstances referred to in clause (ii), but not clause (i), above, the provision of the Indenture described in the previous paragraph generally limit the obligations of each Guarantor to the maximum amount that would not constitute a fraudulent conveyance or transfer under applicable law. To the extent any Guarantee is avoided as a fraudulent conveyance or held unenforceable for any other reason (or limited pursuant to such provision), the holders of the Notes will cease to have any claim (or, as applicable, have only a limited claim) in respect of a Guarantor, and will be solely creditors of the Company or any Guarantor whose Guarantee was not avoided or held unenforceable (or to the extent not so limited). In such event (and to the extent of any such limitation), the claims of the holders of the Notes would be subject to the prior payment of all liabilities of the Subsidiaries of the Company who were not valid Guarantors.

     Substantially all of the Company's operating income and cash flow is generated by its Subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its Subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Company's Subsidiaries, could limit the Company's ability to obtain cash from its Subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although holders of the Notes are direct creditors of the Company's principal direct Subsidiaries by virtue of the Guarantees, the Company has Subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantors, and such Subsidiaries are not obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of the Notes.

CERTAIN COVENANTS

     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Subsidiary without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

     The foregoing restriction does not, however, apply to:

          (a) Liens existing on the date on which the Notes are originally issued or provided for under the terms of agreements existing on such date;

          (b) Liens on property securing (i) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (ii) Indebtedness incurred by the Company or any Subsidiary of the Company prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation thereof, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

          (c) Liens securing Indebtedness owed by a Subsidiary of the Company to the Company or to any other Subsidiary of the Company;

          (d) Liens on the property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property encumbered at the time such Person becomes a Subsidiary of the Company and do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

          (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

          (f) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clause (a), (b), (d) or (e) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced and that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement; or

          (g) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (f) above) securing Indebtedness for borrowed money of the Company or any Subsidiary of the Company in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of the covenant described under "Limitation on Sale/Leaseback Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (f) above), does not at the time such Indebtedness is incurred exceed 10% of the Consolidated Net Worth of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Subsidiaries).

     Limitation on Sale/Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with any person (other than the Company or a Subsidiary) unless:

          (a) the Company or such Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Liens" above without equally and ratably securing the Notes pursuant to such covenant;

          (b) after the date on which the Notes are originally issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

          (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of Notes or any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Notes and Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary during such period.

LIMITATIONS ON MERGERS AND CONSOLIDATIONS

     The Indenture provides that neither the Company nor any Guarantor (other than any Guarantor that shall have been released from its Guarantee pursuant to the provisions of the Indenture) will consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Guarantor, as the case may be), or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia (or, alternatively, in the case of a Guarantor organized under the laws of a jurisdiction outside the United States, a corporation organized and existing under the laws of such foreign jurisdiction), and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company or such Guarantor, as the case may be, under the Indenture and under the Notes; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

CERTAIN DEFINITIONS

     The following is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms and for the definitions of other capitalized terms used herein and not defined below.

     "Adjusted Net Assets" of a Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Guarantor at such date exceeds the total amount of liabilities, including, without limitation, the probable amount of contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date) of such Guarantor at such date, but excluding liabilities under the Guarantee of such Guarantor, and (y) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of any obligations of such Subsidiary under the Guarantee of such Guarantor), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

     "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

     "Consolidated Net Worth" of the Company means the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles.

     "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

     "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of the Indenture, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

     "Non-Recourse Indebtedness" means, at any date, the aggregate amount at such date of Indebtedness of the Company or a Subsidiary of the Company in respect of which the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither the Company nor any of its Subsidiaries provides any credit support.

     "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the date on which the Notes are originally issued or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes.

     "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

     "Significant Subsidiary" has the meaning set forth in Regulation S-X under the Exchange Act.

EVENTS OF DEFAULT

     An Event of Default is defined in the Indenture as being: (i) default by the Company or any Guarantor for 30 days in payment of any interest on the Notes; (ii) default by the Company or any Guarantor in any payment of principal of the Notes; (iii) default by the Company or any Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Notes, the Guarantees or the Indenture which shall not have been remedied within 60 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) the acceleration of the maturity of any Indebtedness (other than the Notes or any Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company having an outstanding principal amount of $20 million or more individually or in the aggregate, or a default in the payment of any principal or interest in respect of any Indebtedness (other than the Notes or any Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company having an outstanding principal amount of $20 million or more individually or in the aggregate and such default shall be continuing for a period of 30 days without the Company or such Subsidiary, as the case may be, effecting a cure of such default; (v) a judgment or order for the payment of money in excess of $20 million (net of applicable insurance coverage) having been rendered against the Company, a Guarantor or any Significant Subsidiary of the Company and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or (vi) certain events involving bankruptcy, insolvency or reorganization of the Company, a Guarantor or any Significant Subsidiary of the Company. Pursuant to the Indenture, Guarantors may not be released from their Guarantees if a Default or Event of Default has occurred and is continuing. The obligations of any Subsidiary of the Company that becomes a Guarantor are not dependent upon whether such Subsidiary becomes a Guarantor prior to or after an Event of Default. The Indenture will provide that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal of or interest on the Notes) if the Trustee considers it in the interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default occurs and is continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in principal amount of the Notes outstanding may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or a Guarantor occurs and is continuing, the principal of and interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. The amount due and payable on the acceleration of any Note will be equal to 100% of the principal amount of such Note, plus accrued interest to the date of payment. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     The Indenture provides that no holder of a Note may pursue any remedy under the Indenture unless (i) the Trustee shall have received written notice of a continuing Event of Default, (ii) the Trustee shall have received a request from holders of at least 25% in principal amount of the Notes to pursue such remedy,
(iii) the Trustee shall have been offered indemnity reasonably satisfactory to it and (iv) the Trustee shall have failed to act for a period of 60 days after receipt of such notice and offer of indemnity; however, such provision does not affect the right of a holder of a Note to sue for enforcement of any overdue payment thereon.

     The holders of a majority in principal amount of the Notes then outstanding have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture, subject to certain limitations specified in the Indenture. The Indenture requires the annual filing by the Company with the Trustee of a written statement as to compliance with the covenants contained in the Indenture.

MODIFICATION AND WAIVER

     The Indenture provides that modifications and amendments to the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the holders of a majority in principal amount of the Notes then outstanding; provided that no such modification or amendment may, without the consent of the holder of each Note then outstanding affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the fixed maturity of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) impair the right to institute suit for the enforcement of any payment of principal of or interest on any Note; (vi) make any change in the percentage of principal amount of Notes necessary to waive compliance with certain provisions of the Indenture; or (vii) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes. The Indenture provides that modifications and amendments of the Indenture may be made by the Company, the Guarantors and the Trustee without the consent of any holders of Notes in certain limited circumstances, including (a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for the assumption of the obligations of the Company or any Guarantor under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or any such Guarantor, (c) to provide for uncertificated Notes in addition to or in place of certificated Notes, (d) to reflect the release of any Guarantor from its Guarantee, or the addition of any Subsidiary of the Company as a Guarantor, in the manner provided by the Indenture, (e) to comply with any requirement in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939 or (f) to make any change that does not adversely affect the rights of any holder of Notes in any material respect.

     The Indenture provides that the holders of a majority in aggregate principal amount of the Notes then outstanding may waive any past default under the Indenture, except a default in the payment of principal or interest.

DISCHARGE AND TERMINATION

     Defeasance of Certain Obligations. The Indenture provides that the Company and the Guarantors may terminate certain of their obligations under the Indenture, including those described under the section "Certain Covenants," if
(i) the Company irrevocably deposits in trust with the Trustee cash or non-callable U.S. Government Obligations or a combination thereof sufficient to pay principal of and interest on the Notes to maturity, and to pay all other sums payable by it under the Indenture; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (iii) the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under such section and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised; (iv) the Company delivers to the Trustee certain other documents called for by the Indenture, including an Officers' Certificate and Opinions of Counsel; and (v) certain other conditions are satisfied. The Company's payment obligations and the Guarantors' Guarantees shall survive until the Notes are no longer outstanding.

     Discharge. The Indenture provides that the Indenture shall cease to be of further effect (subject to certain exceptions relating to compensation and indemnity of the Trustee and repayment to the Company of excess money or securities) when (i) either (A) all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or (B) all outstanding Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their stated maturity within one year and the Company has deposited or caused to be deposited with the Trustee as funds (immediately available to the holders in the case of clause (x)) in trust for such purpose an amount which, together with earnings thereon, will be sufficient to pay and discharge the entire indebtedness on such Notes for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity, as the case may be; (ii) the Company has paid all other sums payable by it under the Indenture; and (iii) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with, together with an Opinion of Counsel to the same effect.

GOVERNING LAW

     The Indenture and the Notes are governed by and will be construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby.

THE TRUSTEE


     Bank of Montreal Trust Company is the Trustee under the Indenture. Its address is 77 Water Street, 4th Floor, New York, New York 10005. The Company has also appointed the Trustee as the initial Registrar and as initial Paying Agent under the Indenture. Bank of Montreal Trust Company is an affiliate of Bank of Montreal, which is a lender under the Company's previous bank credit facility. Bank of Montreal received a portion of the repayment by the Company of borrowings under such bank credit facility from the proceeds of the offering of the Existing Notes.


     The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.

     The Indenture provides that in case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its powers under the Indenture at the request of any of the holders of the Notes, unless such holders shall have offered the Trustee indemnity reasonably satisfactory to it.

BOOK-ENTRY, DELIVERY AND FORM

     The Existing Notes were initially issued in the form of the Existing Global Note. Upon issuance, the Existing Global Note was deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary.

     The Existing Notes, to the extent validly tendered and accepted and directed by their holders in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for the Exchange Global Note in definitive, fully registered form, without coupons, registered in the name of Cede & Co., as nominee of the Depositary. References to "Global Note" shall be references to the Exchange Global Note and the Existing Global Note.

     Ownership of beneficial interests in a Global Note is limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the applicable procedures of DTC and, if applicable, Cedel, societe anonyme ("Cedel"), and Morgan Guaranty Trust Company of New York, as operator of the Euroclear system ("Euroclear") (in addition to those under the Indenture).

     Payments on Global Notes will be made to DTC or its nominee, as the registered owner thereof. None of the Company, the Guarantors, the Trustee or any paying agent has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. The laws of some states require that certain Persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants (as defined below) and certain banks, the ability of a Person having a beneficial interest in a Global Note to pledge such interest to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Although DTC, Euroclear and Cedel are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors or the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or the participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon request to the Company or the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) DTC or any successor depositary (the "Depositary") notifies the Company in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the registered owner or holder of a Global Note (a "Global Note Holder") of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depositary identify as the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of the related Notes, and each such Person may conclusively rely on, and will be protected in relying on, instructions from such Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).


REGISTRATION RIGHTS AGREEMENT



     The Company and the Guarantors entered into the Registration Rights Agreement with the Initial Purchasers for the benefit of the holders of the Existing Notes wherein the Company and the Guarantors agreed, for the benefit of the holders of the Existing Notes, to (i) use their reasonable best efforts, to the extent not prohibited by law, to file with the Commission, within 60 days after the date of original issuance of the Existing Notes, the Exchange Offer Registration Statement relating to the Exchange Offer for the Exchange Notes, which will have terms identical in all material respects to the Existing Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and will not provide for any increase in the interest rate thereon under the circumstances described below), (ii) use their reasonable best efforts, to the extent not prohibited by law, to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the date of original issuance of the Existing Notes, (iii) to use their reasonable best efforts to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer and (iv) to use their reasonable best efforts to consummate the Exchange Offer within 180 days following the original issuance of the Existing Notes.


     Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Existing Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company or any Guarantor), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. However, any purchaser of Existing Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Existing Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Existing Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Existing Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter and there is no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties.


     Each holder of the Existing Notes (other than certain specified holders) who wishes to exchange Existing Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company or any Guarantor, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer who acquired the Existing Notes for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") must deliver a prospectus meeting the requirements of the Securities Act. The staff of the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Existing Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company and the Guarantors will be required, for a period of 180 days following the consummation of the Exchange Offer, to use their reasonable best efforts to allow Participating Broker-Dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of Exchange Notes received in exchange for Existing Notes acquired by such Participating Broker-Dealers for their own account as a result of market-making or other trading activities.



     In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company and the Guarantors to effect the Exchange Offer, or if for any reason the Exchange Offer Registration Statement is not declared effective within 120 days following the date of original issuance of the Existing Notes or the Exchange Offer is not consummated within 180 days after such date, or upon the request of the Initial Purchasers in certain circumstances, the Company and the Guarantors will, in lieu of effecting (or, in the case of such a request by the Initial Purchasers, in addition to effecting) the registration of the Exchange Notes pursuant to the Exchange Offer Registration Statement (i) as promptly as practicable, file with the Commission the Shelf Registration Statement covering resales of the Existing Notes, (ii) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th day after the date of original issuance of the Existing Notes (or promptly in the event of a request by the Initial Purchasers) and (iii) use their reasonable best efforts to keep effective the Shelf Registration Statement until three years after its effective date (or until one year after such effective date if such Shelf Registration Statement is filed at the request of the Initial Purchasers) or until all of the Existing Notes covered by such Shelf Registration Statement have been sold. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Existing Notes copies of the prospectus which is a part of the Shelf Registration Statement and provide notice when the Shelf Registration Statement has become effective. A holder of Existing Notes that sells such Existing Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Existing Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement in order to have their Existing Notes included in the Shelf Registration Statement and to benefit from the provisions regarding the increase in the interest rate borne by the Existing Notes described in the second succeeding paragraph.

     Each Existing Note will contain a legend to the effect that the holder of such Existing Notes by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder will be deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes any statement in the prospectus which is part of the Shelf Registration Statement (or, in the case of Participating Broker Dealers, the prospectus which is a part of the Exchange Offer Registration Statement) untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading or of certain other events specified in the Registration Rights Agreement, such holder (or Participating Broker-Dealer, as the case may be) will suspend the sale of Existing Notes pursuant to such prospectus until the Company and the Guarantors have amended or supplemented such prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such holder (or Participating Broker-Dealer, as the case may be) or the Company and the Guarantors have given notice that the sale of the Existing Notes may be resumed, as the case may be. If the Company and the Guarantors shall give such notice to suspend the sale of the Existing Notes, they shall extend the relevant period referred to above during which they are required to keep effective the Shelf Registration Statement (or the period during which Participating Broker-Dealers are entitled to use the prospectus included in the Exchange Offer Registration Statement in connection with the resale of Exchange Notes, as the case may be) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Existing Notes or to and including the date on which the Company and the Guarantors have given notice that the sale of Existing Notes may be resumed, as the case may be.

     The Registration Rights Agreement provides that in the event that either
(a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the date of original issuance of the Existing Notes, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th day following the date of original issuance of the Existing Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Existing Notes is not declared effective on or prior to the 180th day following the date of original issuance of the Existing Notes, the interest rate borne by the Existing Notes shall be increased by .50% per annum following such 60th day in the case of clause (a) above, such 120th day in the case of clause (b) above and such 180th day in the case of clause (c) above; provided that the aggregate amount of any such increase in the interest rate on the Existing Notes pursuant to the foregoing provisions shall in no event exceed .50% per annum; and provided, further, that if the Exchange Offer Registration Statement is not declared effective on or prior to the 120th day following the date of original issuance of the Existing Notes and the Company shall request holders of Existing Notes to provide the information called for by the Registration Rights Agreement for inclusion in the Shelf Registration Statement, then Existing Notes owned by holders who do not deliver such information to the Company or who do not provide comments on the Shelf Registration Statement when required pursuant to the Registration Rights Agreement will not be entitled to any such increase in the interest rate for any day after the 180th day following the date of original issuance of the Existing Notes. Upon (x) the filing of the Exchange Offer Registration Statement after the 60th day described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 120th day described in clause
(b) above or (z) the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, after the 180th day described in clause (c) above, the interest rate on the Existing Notes from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate of the Existing Notes; provided, however, that the interest rate on the Existing Notes will be reduced to the original interest rate only if all of the events set forth in the immediately preceding sentence causing the interest rate on the Existing Notes to increase have been cured.

     The Registration Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, which is filed as an exhibit to this Registration Statement. In addition, the information set forth above concerning certain interpretations of and positions taken by the staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.


                              PLAN OF DISTRIBUTION

     In case of a broker-dealer that acquired Existing Notes for its own account as a result of market making activities or other trading activities, such broker-dealer may, if it is able to make the representations set forth in the fourth paragraph under "The Exchange Offer -- Procedures for Tendering," obtain Exchange Notes in the Exchange Offer and may resell such Exchange Notes without registration under the Securities Act, provided that such broker-dealer delivers to the purchaser of such Exchange Notes a copy of a prospectus relating thereto, which may be this Prospectus as supplemented or amended from time to time. Such broker-dealer may offer the Exchange Notes for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices, and any resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or purchasers of any such Exchange Notes. The Letter of Transmittal (i) requires that any broker-dealer who acquired Existing Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes pursuant to the Exchange Offer but (ii) states that such broker-dealer, by so delivering a prospectus, will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer. If the Company shall have given any such notice to suspend the use of this Prospectus, it shall extend the 180-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes.

     Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such Existing Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (within the meaning of Rule 405 of the Securities Act) of the Company or any Guarantor), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


     There currently is no market for the Notes. The Exchange Notes have been approved for listing on the NYSE, subject to notice of issuance. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.


                                 LEGAL MATTERS

     Certain legal matters with respect to the Exchange Notes offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule of the Company as of September 30, 1995 and 1994 and for each of the three years in the period ended September 30, 1995, included or incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, independent accountants, as stated in their reports, which are included or incorporated by reference herein, and have been so included or incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements of Nowsco Well Service Ltd. as of December 31, 1995, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1995 have been included and incorporated by reference herein in reliance upon the report of KPMG Peat Marwick Thorne, Chartered Accountants, and upon the authority of said firm as experts in accounting and auditing.


     The consolidated financial statements of The Western Company of North America as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated by reference in this Registration Statement have been so incorporated by reference in reliance on the report of Price Waterhouse LLP, independent accountants, and have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Accountants of BJ Services.....................................  F-2
Consolidated Statement of Operations of BJ Services for the Years Ended September 30,
  1995, 1994 and 1993................................................................  F-3
Consolidated Statement of Financial Position of BJ Services as of September 30, 1995
  and 1994...........................................................................  F-4
Consolidated Statement of Stockholders' Equity of BJ Services for the Years Ended
  September 30, 1995, 1994 and 1993..................................................  F-5
Consolidated Statement of Cash Flows of BJ Services for the Years Ended September 30,
  1995, 1994 and 1993................................................................  F-6
Notes to Consolidated Financial Statements of BJ Services............................  F-7
Consolidated Condensed Statement of Operations of BJ Services (Unaudited) -- Three-
  and six-month periods ended March 31, 1996 and 1995................................  F-32
Consolidated Condensed Statement of Financial Position of BJ Services -- March 31,
  1996 (Unaudited) and September 30, 1995............................................  F-33
Consolidated Condensed Statement of Cash Flows of BJ Services (Unaudited) -- Six
  months ended March 31, 1996 and 1995...............................................  F-34
Notes to Unaudited Consolidated Condensed Financial Statements of BJ Services........  F-35
Report of Independent Auditors of Nowsco.............................................  F-46
Consolidated Balance Sheets of Nowsco as of December 31, 1995, 1994 and 1993.........  F-47
Consolidated Statements of Operations of Nowsco for the Years Ended December 31,
  1995, 1994 and 1993................................................................  F-48
Consolidated Statements of Retained Earnings of Nowsco for the Years Ended December
  31, 1995, 1994 and 1993............................................................  F-49
Consolidated Statements of Changes in Cash Position of Nowsco for the Years Ended
  December 31, 1995, 1994 and 1993...................................................  F-50
Notes to Consolidated Financial Statements of Nowsco.................................  F-51
Condensed Consolidated Statements of Operations of Nowsco (Unaudited) -- Three Months
  Ended March 31, 1996 and 1995......................................................  F-61
Condensed Consolidated Balance Sheets of Nowsco (Unaudited) -- March 31, 1996 and
  1995 and December 31, 1995.........................................................  F-62
Condensed Consolidated Statements of Changes in Cash Position of Nowsco
  (Unaudited) -- Three Months Ended March 31, 1996 and 1995..........................  F-63
Notes to Unaudited Condensed Consolidated Financial Statements of Nowsco.............  F-64
Pro Forma Financial Information (Unaudited)..........................................  F-65



Note: Management does not believe that separate financial statements of the Guarantors are material to investors in the Notes, and therefore such financial statements have not been provided.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Stockholders of BJ Services Company:

We have audited the accompanying consolidated statements of financial position of BJ Services Company and its subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of BJ Services Company and its subsidiaries at September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

As described in Note 9 to the consolidated financial statements, the Company changed its method of accounting for postretirement benefits other than pensions effective October 1, 1993 to conform with Statement of Financial Accounting Standards No. 106.

DELOITTE & TOUCHE LLP

Houston, Texas

November 21, 1995 (March 28, 1996 as to Note 15)

                              BJ SERVICES COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
Revenue....................................................  $633,660     $434,476     $394,363
Operating Expenses:
  Cost of sales and services...............................   525,859      368,994      329,042
  Research and engineering.................................    12,299        8,621        9,098
  Marketing................................................    26,429       14,169       12,969
  General and administrative...............................    28,318       22,709       22,825
  Goodwill amortization....................................     3,266        1,298          691
  Unusual charge...........................................    17,200
                                                             --------     --------     --------
  Total operating expenses.................................   613,371      415,791      374,625
                                                             --------     --------     --------
Operating income...........................................    20,289       18,685       19,738
Interest expense...........................................   (15,164)      (7,383)      (5,414)
Interest income............................................       899          729          500
Other income -- net........................................     2,734          877        2,014
                                                             --------     --------     --------
Income before income taxes, minority interest and
  cumulative effect of accounting change...................     8,758       12,908       16,838
Income tax expense (benefit)...............................    (1,102)       2,006        1,593
                                                             --------     --------     --------
Income before minority interest and cumulative effect of
  accounting change........................................     9,860       10,902       15,245
Minority interest..........................................       (29)         132          684
                                                             --------     --------     --------
Income before cumulative effect of accounting change.......     9,889       10,770       14,561
Cumulative effect of change in accounting principle, net of
  tax benefit of $5,600,000................................                (10,400)
                                                             --------     --------     --------
Net income.................................................  $  9,889     $    370     $ 14,561
                                                             ========     ========     ========
Net Income Per Share:
  Income per share before cumulative effect of accounting
     change................................................  $    .46     $    .69     $    .94
  Cumulative effect of change in accounting principle, net
     of tax................................................                   (.67)
                                                             --------     --------     --------
Net income per share.......................................  $    .46     $    .02     $    .94
                                                             ========     ========     ========
Weighted average shares outstanding........................    21,376       15,665       15,456
                                                             ========     ========     ========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                                                                                       SEPTEMBER 30,
                                                                                   ---------------------
                                                                                     1995         1994
                                                                                   --------     --------
                                                                                   (IN THOUSANDS)
                                                 ASSETS
Current Assets:
  Cash and cash equivalents......................................................  $  1,842     $  3,218
  Receivables, less allowance for doubtful accounts: 1995, $7,483,000; 1994,
    $2,184,000...................................................................   168,771      103,754
  Inventories:
    Finished goods...............................................................    46,242       30,970
    Work in process..............................................................     2,392        1,118
    Raw materials................................................................    18,217        6,591
                                                                                   --------     --------
         Total inventories.......................................................    66,851       38,679
  Deferred income taxes..........................................................     9,370        4,478
  Other current assets...........................................................    10,101        8,230
                                                                                   --------     --------
         Total current assets....................................................   256,935      158,359
Property:
  Land...........................................................................    13,031       12,031
  Buildings......................................................................    83,205       47,042
  Machinery and equipment........................................................   634,692      446,739
                                                                                   --------     --------
         Total property..........................................................   730,928      505,812
  Less accumulated depreciation..................................................   314,118      306,968
                                                                                   --------     --------
    Property -- net..............................................................   416,810      198,844
Goodwill, net of amortization....................................................   193,263       20,998
Deferred income taxes............................................................   107,889       20,607
Investments and other assets.....................................................    14,786       11,258
                                                                                   --------     --------
                                                                                   $989,683     $410,066
                                                                                   =========    =========
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable -- trade......................................................  $ 85,675     $ 54,609
  Short-term borrowings..........................................................     2,000        2,250
  Current portion of long-term debt..............................................    35,600       31,200
  Accrued employee compensation and benefits.....................................    24,885       10,521
  Income taxes...................................................................     5,915        7,719
  Taxes other than income........................................................     5,460        2,751
  Accrued insurance..............................................................    12,867        2,637
  Other accrued liabilities......................................................    31,869        9,162
                                                                                   --------     --------
         Total current liabilities...............................................   204,271      120,849
Long-term debt...................................................................   259,566       74,700
Deferred income taxes............................................................    11,496        7,194
Accrued postretirement benefits..................................................    25,146       15,834
Minority interest and other long-term liabilities................................    22,409        1,562
Commitments and contingencies
Stockholders' Equity:
  Preferred stock (authorized 5,000,000 shares)
  Common stock, $.10 par value (authorized 80,000,000 shares; issued and outstanding
      1995 -- 27,951,784 shares, 1994 -- 15,670,903 shares)......................     2,795        1,567
  Capital in excess of par.......................................................   415,242      151,340
  Retained earnings..............................................................    53,505       43,616
  Cumulative translation adjustment..............................................    (4,747)      (4,133)
  Unearned compensation..........................................................                 (2,463)
                                                                                   --------     --------
         Total stockholders' equity..............................................   466,795      189,927
                                                                                   --------     --------
                                                                                   $989,683     $410,066
                                                                                   =========    =========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                              CAPITAL                              CUMULATIVE
                                    COMMON   IN EXCESS     UNEARNED     RETAINED   TRANSLATION
                                    STOCK     OF PAR     COMPENSATION   EARNINGS   ADJUSTMENT     TOTAL
                                    ------   ---------   ------------   --------   -----------   --------
                                                              (IN THOUSANDS)
Balance, September 30, 1992........ $1,304   $ 105,374     $            $ 28,685     $  (569)    $134,794
  Net income.......................                                       14,561                   14,561
  Issuance of stock for:
     Business acquisition..........   250       40,537                                             40,787
     Stock options.................     3          504                                                507
     Stock purchase plan...........     4          619                                                623
     Stock performance awards......              2,855       (2,855)
  Amortization of unearned
     compensation..................                             500                                   500
  Cumulative translation
     adjustment....................                                                   (4,640)      (4,640)
                                    ------   ---------     --------     --------     -------     --------
Balance, September 30, 1993........ 1,561      149,889       (2,355)      43,246      (5,209)     187,132
  Net income.......................                                          370                      370
  Issuance of stock for:
     Stock options.................     2          294                                                296
     Stock purchase plan...........     4          680                                                684
     Stock performance awards......                944         (944)
  Buyback of stock rights..........               (155)                                              (155)
  Amortization of unearned
     compensation..................                             524                                   524
  Revaluation of stock performance
     awards........................               (312)         312
  Cumulative translation
     adjustment....................                                                    1,076        1,076
                                    ------   ---------     --------     --------     -------     --------
Balance, September 30, 1994........ 1,567      151,340       (2,463)      43,616      (4,133)     189,927
  Net income.......................                                        9,889                    9,889
  Issuance of stock for:
     Business acquisition.......... 1,204      262,347                                            263,551
     Stock options.................     2          535                                                537
     Stock purchase plan...........     5          733                                                738
     Stock performance awards......    17          287        1,803                                 2,107
  Amortization of unearned
     compensation..................                             660                                   660
  Cumulative translation
     adjustment....................                                                     (614)        (614)
                                    ------   ---------     --------     --------     -------     --------
Balance, September 30, 1995........ $2,795   $ 415,242     $            $ 53,505     $(4,747)    $466,795
                                    ======   =========     ========     ========     =======     ========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------      -------      -------
                                                             (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...............................................  $  9,889      $   370      $14,561
  Adjustments to reconcile net income to cash provided from
     (used for) operating activities:
     Cumulative effect of accounting change................                 10,400
     Depreciation and amortization.........................    42,064       25,335       24,170
     Net (gain) loss on disposal of assets.................      (830)        (346)          62
     Recognition of unearned compensation..................     2,463          524          500
     Deferred income tax benefit...........................    (8,861)      (4,959)      (4,877)
     Unusual charge (noncash)..............................     3,646
     Minority interest.....................................       (29)         132          684
  Changes in:
     Receivables...........................................    (1,091)      (9,235)     (17,550)
     Accounts payable-trade................................     7,707        8,417        6,687
     Inventories...........................................    (8,078)        (621)        (572)
     Other current assets and liabilities..................    (1,170)      (1,960)     (16,481)
     Other, net............................................    (6,326)      (1,802)      (7,499)
                                                             ---------     --------     --------
Net cash flows provided from (used for) operating
  activities...............................................    39,384       26,255         (315)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions.........................................   (30,966)     (39,345)     (37,350)
Proceeds from disposal of assets...........................     5,393        2,588        3,982
Acquisitions of businesses, net of cash acquired...........  (203,313)      (2,000)      (7,400)
                                                             ---------     --------     --------
Net cash used for investing activities.....................  (228,886)     (38,757)     (40,768)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock.....................                              40,787
Proceeds from exercise of stock options and stock purchase
  grants...................................................     1,275          980        1,130
Proceeds from (reduction of) borrowings-net................   192,851       19,120         (689)
Principal payment on long-term notes.......................    (6,000)      (6,000)
                                                             ---------     --------     --------
Net cash flows provided from financing activities..........   188,126       14,100       41,228
Increase (decrease) in cash and cash equivalents...........    (1,376)       1,598          145
Cash and cash equivalents at beginning of year.............     3,218        1,620        1,475
                                                             ---------     --------     --------
Cash and cash equivalents at end of year...................  $  1,842      $ 3,218      $ 1,620
                                                             =========     ========     ========

                 See Notes to Consolidated Financial Statements

                              BJ SERVICES COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     BJ Services Company is a leading provider of pressure pumping and other oilfield services to the petroleum industry. The consolidated financial statements include the accounts of BJ Services Company and its majority-owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     Certain amounts for 1994 and 1993 have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation. The amounts changed were foreign exchange gains and losses, previously classified as other income -- net and now classified in cost of sales and services, and goodwill amortization previously classified as other income -- net and now classified as a separate component of operating expenses. Net income was not affected by these changes.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Net income per share: Net income per share has been computed by dividing net income by the weighted average number of outstanding common shares. Common stock equivalents had no material dilutive effect on the computation of net income per share for each year presented.

     Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

     Cash and cash equivalents: The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

     Inventories: Inventories, which consist principally of (a) products which are consumed in the Company's services provided to customers, (b) spare parts for equipment used in providing these services and (c) manufactured components and attachments for equipment used in providing services, are stated primarily at the lower of average cost or market.

     Property: Property is stated at cost less amounts provided for permanent impairments and includes capitalized interest of $216,000, $541,000 and $167,000 for the years ended September 30, 1995, 1994 and 1993, respectively, on funds borrowed to finance the construction of capital additions. Depreciation is generally provided using the straight-line method over the estimated useful lives of individual items. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or the lease term.

     Goodwill: Goodwill represents the excess of cost over the fair value of the net assets of companies acquired in purchase transactions. Goodwill is being amortized on a straight-line method over periods ranging from 5 to 40 years. Accumulated amortization at September 30, 1995 and 1994 was $5,174,000 and $1,880,000, respectively. The Company utilizes undiscounted cash flows of acquired operations to evaluate any possible impairment of the related goodwill.

     Impairment of long-lived assets: In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. SFAS 121's methodology of accounting for impairment and assets to be disposed of is not significantly different from the Company's current policy, and

                              BJ SERVICES COMPANY
therefore the Company does not expect the adoption of this Statement in fiscal 1997 to have a material impact on the Company's financial statements.

     Investments: Investments in corporate joint ventures in which the Company's ownership interest ranges from 20 to 50 percent and the Company exercises significant influence over operating and financial policies are accounted for using the equity method. Other investments are accounted for using the cost method. The Company maintains no investments in equity securities which have a readily determinable market value.

     Foreign currency translation: Gains and losses resulting from the remeasurement of assets and liabilities of foreign operations where the U.S. dollar is the functional currency are included in the consolidated statement of operations. Gains and losses resulting from financial statement translation of foreign operations where a foreign currency is the functional currency are included as a separate component of stockholders' equity. The Company's foreign operations primarily use the U.S. dollar as the functional currency.

     Foreign exchange contracts: From time to time, the Company enters into forward foreign exchange contracts to hedge the impact of foreign currency fluctuations on certain assets and liabilities denominated in foreign currencies. Changes in market value are offset against foreign exchange gains or losses on the related assets or liabilities and are included in cost of sales and services. There were no foreign exchange contracts outstanding at September 30, 1995 and 1994.

     Environmental remediation and compliance: Environmental remediation and compliance costs are accrued based on estimates of known environmental exposures. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. The accrual is based on facts known at the current time; however, changes in Environmental Protection Agency standards, improvements in cleanup technology and discovery of additional information concerning these exposures could affect the estimated costs in the future. Additionally, there are other potentially responsible parties at certain disposal facilities used by the Company or its predecessors. The accrual reflects an estimate of the allocation of remediation costs between the various parties. The Company expects to pay out such environmental remediation and compliance costs over the next several years. No amounts have been estimated for any potential recovery from the Company's insurance policies.

3. UNUSUAL CHARGE

     During 1995, the Company recorded an unusual charge of $17.2 million ($.52 per share after-tax) for costs incurred in connection with the acquisition of The Western Company of North America ("Western"). The components of the unusual charge are as follows:


                                                                                      BALANCE AT
                                                       1995           1995           SEPTEMBER 30,
                                                     PROVISION     EXPENDITURES          1995
                                                     ---------    --------------     -------------
                                                                  (IN THOUSANDS)
    Facility closings..............................   $  5,596(1)     $ (5,003)(1)       $   593
    Change in control costs........................      5,381          (4,081)            1,300
    Legal and other................................      4,047          (3,570)              477
    Severance costs................................      2,176          (1,976)              200
                                                      --------        --------           -------
              Total................................   $ 17,200        $(14,630)          $ 2,570
                                                      ========        ========           =======

- ---------------

(1) Includes $3.6 million noncash impairment of facilities.

     The Company and Western both operated facilities in many of the same locations. Management has made the decision to close the duplicate facilities previously operated by BJ Services and retain those operated by Western. A provision was recorded to adjust the carrying value of these duplicate facilities to estimated net

                              BJ SERVICES COMPANY
realizable value and accruals were recorded for the estimated costs associated with their closings, including maintenance of the facilities until their ultimate sale and relocation of assets. Substantially all of the duplicate facilities were closed as of September 30, 1995.

     The consummation of the Western acquisition triggered the change in control provision under the Company's 1990 Stock Incentive Plan. As a result, 168,547 performance units previously granted to the Company's executive officers became fully vested and 168,547 shares of common stock were subsequently issued. The unusual charge includes an amount for the excess of the value of the performance units on the date of issuance over the estimated amount which otherwise was earned had the acquisition not occurred.

     The unusual charge also includes legal, severance of BJ employees and other merger-related costs that would not have been incurred had the acquisition of Western not occurred.

4. ACQUISITIONS OF BUSINESSES

     In April 1995, the Company acquired Western for total consideration, including transaction costs, of $511.4 million in cash, Company common stock and warrants to purchase common stock. The transaction may be summarized as follows:

                                                                     (IN THOUSANDS)
                                                                     --------------
            Cash...................................................     $247,880
            Stock issued (12,036,393 shares).......................      239,551
            Warrants issued (4,800,037 warrants)...................       24,000
                                                                     --------------
                 Total consideration...............................      511,431
            Net assets acquired....................................      335,891(1)
                                                                     --------------
            Goodwill...............................................     $175,540
                                                                     ===========

- ---------------

(1) Includes cash acquired of $44.5 million.

     This acquisition was accounted for using the purchase method of accounting. Accordingly, the results of Western are included in the financial statements beginning April 1, 1995. The assets and liabilities of Western have been recorded on the Company's books at estimated fair market value on April 1, 1995 with the remaining purchase price reflected as goodwill, which is being amortized on a straight-line basis over 40 years. The following unaudited pro forma summary presents the consolidated results of operations, giving no effect to estimated consolidation savings, of the Company for the two years ended September 30, 1995 and 1994 as if the acquisition had occurred at the beginning of each fiscal year:

                                                                       1995         1994
                                                                     --------     --------
                                                                     (IN THOUSANDS, EXCEPT
                                                                     PER SHARE AMOUNTS)
    Revenue........................................................  $807,582     $763,313
    Net income (loss) from continuing operations before cumulative
      effect of accounting change..................................     2,308      (15,330)
    Net income (loss)..............................................     2,308      (25,730)
    Net income (loss) per share from continuing operations before
      cumulative effect of accounting change.......................       .08         (.55)
    Net income (loss) per share....................................       .08         (.92)

     On February 9, 1994, the Company acquired the remaining 50% ownership of its joint venture in Egypt, Hughes Services C.I., Ltd., for $2.0 million. Prior to the acquisition, this joint venture was accounted for using the equity method of accounting.

                              BJ SERVICES COMPANY

     On April 1, 1993, the Company completed a transaction to acquire the assets, including existing service contracts, of Norsk Bronnservice A/S, a subsidiary of Odfjell Drilling & Consulting A/S, for $5.4 million. These operations provide cementing, gravel packing and completion fluids services to the Norwegian oil and gas industry.

     On July 30, 1993, the Company acquired the coiled tubing operations of Italog, S.p.A. for $2.0 million. Italog is based in Milan, Italy and provides coiled tubing and nitrogen pumping services in Italy and Nigeria, under the name of SIAT. The acquisition included the assets and existing contracts of SIAT.

     The 1993 and 1994 acquisitions have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired has been recorded as goodwill and is being amortized over periods ranging from 5 to 40 years.

5. LONG-TERM DEBT AND BANK CREDIT FACILITIES

     Long-term debt at September 30, 1995 and 1994 consisted of the following:

                                                                       1995         1994
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Notes payable, banks...........................................  $275,000     $ 81,900
    9.2% notes due August 1998.....................................    18,000       24,000
    Other..........................................................     2,166
                                                                     --------     --------
                                                                      295,166      105,900
    Less current maturities of long-term debt......................    35,600       31,200
                                                                     --------     --------
    Long-term debt.................................................  $259,566     $ 74,700
                                                                     ========     ========

     On April 15, 1995, the Company canceled its existing credit facility and the outstanding borrowings were repaid with funds from a committed, unsecured credit facility ("Bank Credit Facility") executed to accommodate the acquisition of Western. The Bank Credit Facility consists of a five-year $175.0 million revolver and a six-year $225.0 million term loan, providing an aggregate of $400.0 million in available principal borrowings to the Company. The Company is charged various fees in connection with this Bank Credit Facility, including a commitment fee based on the average daily unused portion of the commitment. Borrowings outstanding under the Bank Credit Facility at September 30, 1995 amounted to $275.0 million, which is comprised of $225.0 million under the term loan and $50.0 million under the revolver. Interest is determined, at the Company's option, by reference to (i) the higher of the reference rate announced from time to time by the lender or the federal funds rate plus .5% per annum, or
(ii) the London Interbank Offered Rate ("LIBOR"). A spread over the LIBOR rate is charged at a percentage ranging from .45% to .875% depending on the Company's debt to capital ratio. The weighted average interest rate for such outstanding borrowings was 6.4% and 5.4% at September 30, 1995 and 1994, respectively.

     The Bank Credit Facility incorporates a swingline facility allowing the Company to borrow up to $20.0 million for up to seven days in minimum advances of $1.0 million. In addition, standby letters of credit are available in an amount not to exceed $20.0 million. No such borrowings were outstanding at September 30, 1995.

     At September 30, 1995, long-term debt was due in aggregate annual installments of $35,600,000, $37,200,000, $49,200,000, $48,400,000 and
$98,400,000 in the years ending September 30, 1996, 1997, 1998, 1999 and 2000, respectively, and an aggregate of $26,366,000 thereafter.

     Commitment fees under the Company's credit facilities were $207,206, $16,223 and $63,679 for 1995, 1994 and 1993, respectively.

                              BJ SERVICES COMPANY

     In addition to the committed facility, the Company had $50.0 million in various unsecured, discretionary lines of credit at September 30, 1995 which expire at various dates in 1996. There are no requirements for commitment fees or compensating balances in connection with these lines of credit. Interest on borrowings is based on prevailing market rates. At September 30, 1995, there was $2.0 million in outstanding borrowings under these lines of credit (none at September 30, 1994).

     In August 1991, the Company placed $30.0 million of unsecured notes (the "Notes") with private investors. The Notes bear interest at a fixed rate of 9.2% with principal payments due in five equal annual installments, the first of which was paid in August 1994. From October 1991 to May 1995, the Company entered into interest rate swap agreements which effectively converted the Notes from fixed rate debt with an interest rate of 9.2% to floating rate debt. The swap agreement was liquidated in May 1995 at a loss of $679,000. The agreements resulted in an average annual effective interest rate of 11.5% (excluding the loss) and 9.3% on the Notes for 1995 and 1994, respectively.

     At September 30, 1995, the Company had outstanding letters of credit and performance related bonds totaling $16.6 million and $14.8 million, respectively. The letters of credit are issued to guarantee various trade and insurance activities.

     The Company's debt agreements contain various customary covenants including maintenance of certain profitability and solvency ratios and restrictions on dividend payments, as defined in the Bank Credit Facility. At September 30, 1995, the Company's debt to capitalization ratio exceeded 35%. As a result, the Company is prohibited, under its Bank Credit Facility from making any dividend payments until such time as the ratio drops below 35%. The Company is also required to make mandatory prepayments from free cash flow (as defined in the Bank Credit Facility) subject to certain ratios as calculated at the end of each fiscal year. At September 30, 1995, an estimate of $4 million of such prepayments has been classified as current maturities of long-term debt.

6. FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments held by the Company:

     Cash and cash equivalents, trade receivables and trade payables: The carrying amount approximates fair value because of the short maturity of those instruments.

     Long-term debt: The fair value of the Company's Notes is based on the rates currently available to the Company for debt with similar terms and average maturities. Other long-term debt consists of borrowings under the Company's Bank Credit Facility. The carrying amount of such borrowings approximates fair value as the individual borrowings bear interest at current market rates.

     Interest Rate Swap Agreements: The fair value is based on the amount at which they could be settled, based on amounts obtained from the issuer.

     Disclosure of the fair value of financial instruments which differed from their carrying value as of September 30, 1995 and 1994 was as follows:

                                                            1995                   1994
                                                     -------------------    -------------------
                                                     CARRYING     FAIR      CARRYING     FAIR
                                                      AMOUNT      VALUE      AMOUNT      VALUE
                                                     --------    -------    --------    -------
    9.2% Notes.....................................  $ 18,000    $19,100    $ 24,000    $26,000
    Interest rate swap agreement (unrealized
      loss)........................................                                      (1,300)

     See Note 2 for disclosure of accounting for foreign exchange contracts.

                              BJ SERVICES COMPANY

7. INCOME TAXES

     The geographical sources of income (loss) before income taxes, minority interest and cumulative effect of accounting change for the three years ended September 30, 1995, were as follows:

                                                            1995         1994        1993
                                                          --------     --------     -------
                                                                   (IN THOUSANDS)
    United States.......................................  $(31,879)    $(12,793)    $(8,540)
    Foreign.............................................    40,637       25,701      25,378
                                                          --------     --------     -------
    Income before income taxes, minority interest and
      cumulative effect of accounting change............  $  8,758     $ 12,908     $16,838
                                                          ========     ========     =======

     The provision (benefit) for income taxes for the three years ended September 30, 1995 is summarized as follows:

                                                            1995         1994        1993
                                                          --------     --------     -------
                                                                   (IN THOUSANDS)
    Current:
      United States
      Foreign...........................................  $  7,759     $  6,965     $ 6,470
                                                          --------     --------     -------
              Total current.............................     7,759        6,965       6,470
    Deferred:
      United States.....................................    (8,336)      (2,831)     (4,414)
      Foreign...........................................      (525)      (2,128)       (463)
                                                          --------     --------     -------
              Total deferred............................    (8,861)      (4,959)     (4,877)
                                                          --------     --------     -------
    Income tax expense (benefit)........................  $ (1,102)    $  2,006     $ 1,593
                                                          ========     ========     =======

     The consolidated effective income tax rates (as a percent of income before income taxes, minority interest and cumulative effect of accounting change) for the three years ended September 30, 1995 varied from the United States statutory income tax rate for the reasons set forth below:

                                                                1995       1994       1993
                                                                -----      -----      -----
                                                                (IN THOUSANDS)
    Statutory rate............................................   35.0%      35.0%      35.0%
    Foreign earnings at varying tax rates.....................  (79.8)     (17.4)     (11.9)
    Amortization of excess tax basis over book basis resulting
      from separation from former parent......................  (20.4)     (13.8)     (10.6)
    Changes in valuation reserve..............................             (14.5)      (3.7)
    Foreign income recognized domestically....................   37.2       25.6        4.3
    Goodwill amortization.....................................   10.3        1.3         .9
    Nondeductible expenses....................................    6.1        1.0         .7
    Other -- net..............................................   (1.0)      (1.6)      (5.2)
                                                                -----      -----      -----
    Effective income tax rate (benefit).......................  (12.6)%     15.6%       9.5%
                                                                =====      =====      =====

     The income tax provisions for 1994 and 1993 included $1,867,000 and $620,000 of deferred foreign tax benefits related to the recognition of foreign net loss carryforwards which were reserved for in the valuation account at September 30, 1993 and September 30, 1992, respectively.

                              BJ SERVICES COMPANY

     Deferred tax assets and liabilities are recognized for the estimated future tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements. The measurement of deferred tax assets and liabilities is based on enacted tax laws and rates currently in effect in each of the jurisdictions in which the Company has operations. Generally, deferred tax assets and liabilities are classified as current or noncurrent according to the classification of the related asset or liability for financial reporting. The estimated deferred tax effect of temporary differences and carryforwards at September 30, 1995 and 1994 was as follows:

                                                                       1995         1994
                                                                     --------     --------
                                                                     (IN THOUSANDS)
    Deferred assets:
      Expenses accrued for financial reporting, not yet deducted
         for tax...................................................  $ 45,469     $  7,956
      Net operating loss carryforwards.............................   181,400       44,621
      Valuation allowance..........................................   (54,420)     (11,164)
                                                                     --------     --------
    Total deferred tax asset.......................................   172,449       41,413
    Deferred liabilities:
      Differences in depreciable basis of property.................   (60,520)     (16,838)
      Income accrued for financial reporting, not yet reported for
         tax.......................................................    (6,166)      (6,684)
                                                                     --------     --------
    Total deferred tax liability...................................   (66,686)     (23,522)
                                                                     --------     --------
    Deferred tax asset -- net......................................  $105,763     $ 17,891
                                                                     ========     ========

     The net change in the deferred tax asset valuation allowance reflects purchase accounting adjustments made to properly state the anticipated future benefit of the combined net operating loss carryforwards of BJ Services and Western. The entire deferred tax asset valuation allowance, if realized, will be recorded as a reduction to goodwill.

     At September 30, 1995, the Company had approximately $512 million of U.S. tax net operating loss carryforwards expiring in varying amounts between 2000 and 2010. As a result of Western having experienced changes in control as defined in Internal Revenue Code Section 382 in prior years, and in the current year due to the merger with BJ Services, the usage of approximately $375 million of the tax net operating loss carryforwards is subject to an annual limitation. The potential impact that the annual limitation may have on the usage of tax net operating loss carryforwards has been reflected in the deferred tax asset valuation allowance.

     The Company also has foreign tax net operating loss carryovers of $6.7 million as of September 30, 1995. The foreign tax net operating loss carryforwards are not subject to an annual limitation and will carry forward indefinitely.

     The Company does not provide federal income taxes on the undistributed earnings of its foreign subsidiaries that the Company considers to be permanently reinvested in foreign operations. The cumulative amount of such undistributed earnings was approximately $147 million at September 30, 1995. If these earnings were to be remitted to the Company, any U.S. income taxes payable would be substantially reduced by foreign tax credits generated by the repatriation of the earnings.

                              BJ SERVICES COMPANY

8. GEOGRAPHIC INFORMATION

     The Company operates exclusively in one business segment -- the oilfield services industry. Summarized information concerning geographic areas in which the Company operated at September 30, 1995, 1994 and 1993 and for each of the years then ended is shown as follows:

                                   WESTERN HEMISPHERE
                               --------------------------        EASTERN HEMISPHERE
                                UNITED      LATIN AMERICA       --------------------
                                STATES       AND CANADA          EUROPE       OTHER       TOTAL
                               --------     -------------       --------     -------     --------
                                                         (IN THOUSANDS)
    1995:
      Revenue................  $345,922       $ 111,447         $104,840     $71,451     $633,660
      Operating income
         (loss)..............   (13,683)         22,095            4,942       6,935       20,289
      Identifiable assets....   627,545          88,655          201,838      71,645      989,683
    1994:
      Revenue................  $208,279       $  75,745         $ 95,181     $55,271     $434,476
      Operating income
         (loss)..............    (2,634)          9,590            4,560       7,169       18,685
      Identifiable assets....   127,561          72,558          156,594      53,353      410,066
    1993:
      Revenue................  $196,674       $  60,560         $ 83,553     $53,576     $394,363
      Operating income.......     1,694           2,477            6,217       9,350       19,738
      Identifiable assets....   117,543          54,950          150,612      46,426      369,531

     Export sales totaled $2,807,000, $1,392,000 and $1,861,000 for the years ended September 30, 1995, 1994 and 1993, respectively.

     Corporate general and administrative expense, research and engineering expense and certain other expenses related to worldwide manufacturing and other support functions benefit both domestic and international operations. An allocation of these expenses has been made to foreign areas based on total revenues. The expenses allocated totaled $8,357,000, $6,847,000 and $8,390,000 for the years ended September 30, 1995, 1994 and 1993, respectively.

9. EMPLOYEE BENEFIT PLANS

     The Company has a thrift plan whereby eligible employees elect to contribute from 2% to 12% of their base salaries to an employee benefit trust. Employee contributions are matched by the Company at the rate of $.50 per $1.00 up to 6% of the employee's base salary. In addition, the Company contributes between 2% and 5% of each employee's base salary depending on his age as of January 1 each year as a base contribution. Company matching contributions vest immediately while base contributions become fully vested after five years of employment. The Company's U.S. employees formerly employed by Western are covered under a thrift plan which is being merged into the Company's thrift plan effective December 31, 1995. During the period since the acquisition, the Company intends to match employee contributions at the same rate as the Company's existing thrift plan. The Company's contributions to these thrift plans amounted to $2,862,000, $2,551,000 and $2,324,000 in 1995, 1994 and 1993,
respectively.

     The Company's U.S. employees formerly employed by Western with at least one year of service are also covered under a defined benefit pension plan as a carryover from the Western acquisition. Pension benefits are based on years of service and average compensation for each employee's five consecutive highest paid years during the last ten years worked. Pension benefits are fully vested after five years of service.

     Management intends to freeze benefits under this plan effective December 31, 1995 and merge all employees under the thrift plan. Management has not yet made a decision on when to terminate the plan and therefore will fund the amounts necessary to meet minimum funding requirements under the Employees'

                              BJ SERVICES COMPANY

Retirement Income Security Act, as amended. Because management intends to freeze the plan effective December 31, 1995, the accrued pension liability as of the acquisition date and the net pension expense since the acquisition date have been reflected under that assumption. The funded status of this plan as of September 30, 1995 was as follows (in thousands):

        Vested benefit obligation........................................    $39,669
                                                                             =======
        Accumulated benefit obligation...................................    $40,701
        Plan assets at fair value........................................     34,394
                                                                             -------
        Benefit obligation in excess of plan assets......................      6,307
        Unrecognized gain................................................         71
                                                                             -------
                  Net pension liability..................................    $ 6,378
                                                                             =======

     Assumptions used in accounting for the Company's U.S. defined benefit plan are as follows:

        Weighted average discount rate......................................    7.3%
        Weighted average rate of increase in future compensation............    5.0%
        Weighted average expected long-term rate of return on assets........    9.0%

     Costs for the period from April 1, 1995 to September 30, 1995 for the Company's U.S. defined benefit plan were as follows (in thousands):

        Service cost for benefits earned.................................    $   586
        Interest cost on projected benefit obligation....................      1,382
        Actual return on plan assets.....................................     (3,267)
        Net amortization and deferral....................................      1,916
                                                                             -------
                  Net pension cost.......................................    $   617
                                                                             =======

     In addition, the Company sponsors defined benefit plans for foreign operations which cover substantially all employees in the United Kingdom and Venezuela. Due to differences in foreign pension laws and economics, the defined benefit plans are at least partially unfunded. The funded status of these plans at September 30, 1995 and 1994 was as follows (in thousands):

                                                                        1995        1994
                                                                       -------     -------
    Actuarial present value of:
      Vested benefit obligation......................................  $ 5,357     $ 4,789
                                                                       =======     =======
      Accumulated benefit obligation.................................  $ 6,474     $ 5,292
                                                                       =======     =======
    Projected benefit obligation.....................................  $ 9,846     $ 7,155
    Plan assets at fair value........................................   (6,718)     (5,531)
                                                                       -------     -------
    Projected benefit obligation in excess of plan assets............    3,128       1,624
    Unrecognized gain (loss).........................................   (1,093)        248
    Unrecognized transition asset, net of amortization...............      155         166
    Unrecognized prior service cost..................................     (253)       (281)
                                                                       -------     -------
    Net pension liability............................................  $ 1,937     $ 1,757
                                                                       =======     =======

                              BJ SERVICES COMPANY

     Assumptions used in accounting for the Company's international defined benefit pension plans are as follows:

        Weighted average discount rate.......................................  6-9%
        Weighted average rate of increase in future compensation.............  5-7%
        Weighted average expected long-term rate of return on assets.........    9%

     Combined costs for the Company's international defined benefit plans for the two years ended September 30, 1995 were as follows (in thousands):

                                                                          1995      1994
                                                                         ------     -----
    Net periodic foreign pension cost:
      Service cost for benefits earned.................................  $1,090     $ 830
      Interest cost on projected benefit obligation....................     660       497
      Actual return on plan assets.....................................    (617)      (45)
      Net amortization and deferral....................................     158      (391)
                                                                         ------     -----
    Net pension cost...................................................  $1,291     $ 891
                                                                         ======     =====

     The Company also sponsors a plan whereby certain health care and life insurance benefits are provided for retired employees (primarily U.S.) and their eligible dependents if the employee meets specified age and service requirements. These plans are unfunded and the Company retains the right, subject to existing agreements, to modify or eliminate these plans.

     Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" ("SFAS 106"). In accordance with the requirements of SFAS 106, the Company changed its accounting for postretirement benefits from a cash basis to an accrual basis over an employee's period of service. On October 1, 1993, the Company elected to immediately recognize the cumulative effect of the change in accounting principle of $16.0 million ($10.4 million after tax, or $.67 per share).

     Effective January 1, 1994, the Company amended its postretirement medical benefit plan to provide credits based on years of service which could be used to purchase coverage under the active employee plans. This change effectively caps the Company's health care inflation rate at a 4% increase per year. The reduction of approximately $5.7 million in the accumulated postretirement benefit obligation due to this amendment is being amortized over the average period of future service to the date of full eligibility for such postretirement benefits of the active employees. Postretirement medical benefit costs were $946,000, $639,000 and $590,000 in 1995, 1994 and 1993, respectively.

     Net periodic postretirement benefit costs for the two years ended September 30, 1995 included the following components (in thousands):

                                                                          1995      1994
                                                                         ------     -----
    Service cost -- benefits attributed to service during the period...  $  807     $ 512
    Interest cost on accumulated postretirement benefit obligation.....   1,033       798
    Amortization of prior service costs................................    (894)     (671)
                                                                         ------     -----
    Net periodic postretirement benefit cost...........................  $  946     $ 639
                                                                         ======     =====

                              BJ SERVICES COMPANY

     The actuarial and recorded liabilities for these postretirement benefits were as follows at September 30, 1995 and 1994 (in thousands):

                                                                        1995        1994
                                                                       -------     -------
    Accumulated postretirement benefit obligation:
      Retirees.......................................................  $ 7,680     $ 5,312
      Fully eligible active plan participants........................    3,525       1,569
      Other active plan participants.................................    8,988       3,881
                                                                       -------     -------
                                                                        20,193      10,762
    Unrecognized cumulative net gain.................................      776
    Unrecognized prior service cost..................................    4,177       5,072
                                                                       -------     -------
    Accrued postretirement benefit liability.........................  $25,146     $15,834
                                                                       =======     =======

     The accumulated postretirement benefit obligation was determined using a discount rate of 7% and a health care cost trend rate of 13%, decreasing ratably to 5.2% in the year 2020 and thereafter. Increasing the assumed health care cost trend rates by one percentage point in each year would not have a material impact on the accumulated postretirement benefit obligation or the net periodic postretirement benefit cost because these benefits are effectively "capped" by the Company's 1994 plan amendment.

10. COMMITMENTS AND CONTINGENCIES

     The Company through performance of its service operations is sometimes named as a defendant in litigation, usually relating to claims for bodily injuries or property damage (including claims for well or reservoir damage). The Company maintains insurance coverage against such claims to the extent deemed prudent by management. The Company believes that there are no existing claims of a potentially material adverse nature for which it has not already provided appropriate accruals.

     Federal, state and local laws and regulations govern the Company's operation of underground fuel storage tanks. Rather than incur additional costs to restore and upgrade tanks as required by regulations, management has opted to remove the existing tanks. The Company is in the process of removing these tanks and has identified certain tanks with leaks which will require remedial cleanups. In addition, the Company is conducting a number of environmental investigations and remedial actions at current and former company locations and, along with other companies, has been named a potentially responsible party at 10 waste disposal sites. The Company has established an accrual of $13,986,000 for such environmental matters, which management believes to be its best estimate of the Company's portion of future costs to be incurred. The Company also maintains insurance for environmental liabilities which the Company believes is reasonable based on its knowledge of its industry.

     Lease commitments: At September 30, 1995, the Company had long-term operating leases covering certain facilities and equipment with varying expiration dates. Minimum annual rental commitments for the years ended September 30, 1996, 1997, 1998, 1999 and 2000 are $16,198,000, $12,132,000,
$10,023,000, $6,866,000 and $5,674,000, respectively, and $35,732,000 in the aggregate thereafter.

                              BJ SERVICES COMPANY

11. SUPPLEMENTAL FINANCIAL INFORMATION

     Supplemental financial information for the three years ended September 30, 1995 is as follows:

                                                             1995        1994        1993
                                                           --------     -------     -------
                                                                    (IN THOUSANDS)
    Consolidated Statement of Operations:
      Research and development expense...................  $  6,801     $ 6,421     $ 6,500
      Rent expense.......................................    16,759      15,580      11,020
      Net foreign exchange gain (loss)...................     1,537        (762)        228
    Consolidated Statement of Cash Flows:
      Income taxes paid..................................  $  5,980     $ 6,233     $ 7,168
      Interest paid......................................    12,798      10,330       5,112
      Details of acquisitions:
         Fair value of assets acquired...................  $447,622     $ 1,808     $ 4,483
         Liabilities assumed.............................   111,731         501
         Goodwill........................................   175,540         693       2,917
         Cash paid for acquisitions, net of cash
           acquired......................................   203,313       2,000       7,400
      Noncash financing activity:
         Common Stock and warrants issued................  $263,551
         Performance shares issued.......................     3,792

     The Company's common stock ("Common Stock"), warrants and performance shares were issued in connection with the Western Acquisition as described in Notes 4 and 12.

     Other income -- net for the three years ended September 30, 1995 is summarized as follows:

                                                             1995        1994        1993
                                                           --------     -------     -------
                                                                    (IN THOUSANDS)
    Gain (loss) on sales of assets -- net................  $    830     $   346     $   (62)
    Gain on Argentine bonds..............................                   400         800
    Royalty income.......................................     1,385
    Dividend income......................................       430
    Other -- net.........................................        89         131       1,276
                                                           --------     -------     -------
    Other income -- net..................................  $  2,734     $   877     $ 2,014
                                                           ========     =======     =======

12. EMPLOYEE STOCK PLANS

  Stock Option Plans:

     The Company's 1990 Stock Incentive Plan and 1995 Incentive Plan (the "Plans") provide for the granting of options for the purchase of the Common Stock and other performance-based awards to officers, key employees and nonemployee directors of the Company. Such options vest over a three-year period and are exercisable for periods ranging from one to ten years. An aggregate of 3,000,000 shares of Common Stock have been reserved for grants, of which 1,324,386 were available at September 30, 1995.

                              BJ SERVICES COMPANY

     Stock option activity under the Company's Plans is summarized below:

                            NUMBER OF SHARES                           1995     1994   1993
    -----------------------------------------------------------------  -----    ---    ---
                                                                       (IN THOUSANDS)
    Stock options outstanding, beginning of year.....................    767    621    451
    Changes during the year:
      Granted (per share):
         1995, $16.89 to $21.62......................................    697
         1994, $19.63 to $22.75......................................           188
         1993, $16.28................................................                  195
      Exercised/surrendered (per share):
         1995, $16.28 to $21.62......................................    (29)
         1994, $13.63 to $23.25......................................           (42)
         1993, $19.38 to $23.25......................................                  (25)
                                                                       -----    ---    ---
    Stock options outstanding, end of year (per share: $12.00 to
      $23.25)........................................................  1,435    767    621
                                                                       =====    ===    ===
    Stock options exercisable, end of year (per share: $12.00 to
      $23.25)........................................................    630    417    250
                                                                       =====    ===    ===

     Pursuant to the terms of the 1990 Stock Incentive Plan, during 1993 and 1994 the Company also issued a total of 220,316 Performance Units ("Units") to officers of the Company. Each Unit represented the right to receive from the Company at the end of a stipulated period an unrestricted share of Common Stock, contingent upon achievement of certain financial performance goals over the stipulated period. Should the Company have failed to achieve the specific financial goals as set by the Executive Compensation Committee of the Board of Directors, the Units would have been canceled and the related shares reverted to the Company for reissuance under the plan. The aggregate fair market value of the underlying shares granted under this plan was considered unearned compensation at the time of grant and was adjusted annually based on the current market price for the Company's Common Stock. Compensation expense was determined based on management's current estimate of the likelihood of meeting the specific financial goals and charged ratably over the stipulated period. In connection with the acquisition of Western, which triggered certain change of control provisions in the Company's 1990 Stock Incentive Plan, a total of 168,547 Units were converted into Common Stock and issued to officers, with the remaining 51,769 Units canceled. The difference between the amount accrued as of the acquisition date and the value of the shares issued has been reflected as an unusual charge in the accompanying financial statements (see Note 3). As of September 30, 1995, there were no Units outstanding.

  Stock Purchase Plan:

     The Company's 1990 Employee Stock Purchase Plan (the "Purchase Plan") is a plan under which all employees may purchase shares of the Company's Common Stock at 85% of market value on the first or last business day of the twelve-month plan period beginning each October, whichever is lower. Such purchases are limited to 10% of the employee's regular pay. A maximum aggregate of 750,000 shares has been reserved under the Purchase Plan, 576,826 of which were available for future purchase at September 30, 1995. In October 1995, 55,440 shares were purchased at $16.68 per share.

13. STOCKHOLDERS' EQUITY

  Stockholder Rights Plan:

     The Company has a Stockholder Rights Plan designed to deter coercive takeover tactics and to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company's stockholders. Under this plan, each outstanding share of the Company's Common Stock includes one

                              BJ SERVICES COMPANY
preferred share purchase right ("Right") which becomes exercisable under certain circumstances, including when beneficial ownership of the Company's Common Stock by any person, or group, equals or exceeds 20% of the Company's outstanding Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series Two Junior Participating Preferred Stock, at a price of $75, subject to adjustment under certain circumstances. Upon the occurrence of certain events specified in the Stockholder Rights Plan, each holder of a Right (other than an Acquiring Person) will have the right, upon exercise of such Right, to receive that number of shares of common stock of the Company (or the surviving corporation) that, at the time of such transaction, would have a market price of two times the purchase price of the Right. No shares of Series Two Junior Participating Preferred Stock have been issued by the Company at September 30, 1995.

     In January 1994, the former Stockholder Rights Plan was triggered and the Company redeemed all of the preferred share purchase rights issued under its Stockholder Rights agreement to acquire Series One Junior Participating Preferred Stock. The Rights were redeemed at a price of $.01 per Right, a total cost to the Company of $155,000.

  Stock Purchase Warrants:

     In connection with the acquisition of Western (see Note 4), the Company issued 4,800,037 stock purchase warrants ("Warrants"). The Warrants were issued on April 14, 1995 at an initial value of $5.00 per Warrant. Each Warrant represents the right to purchase one share of the Company's common stock at an exercise price of $30, until the expiration date of April 13, 2000. As of September 30, 1995, no Warrants had been exercised.

                              BJ SERVICES COMPANY

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                           FISCAL
                                      FIRST      SECOND     THIRD        FOURTH             YEAR
                                     QUARTER    QUARTER    QUARTER      QUARTER            TOTAL
                                     --------   --------   --------     --------          --------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Fiscal Year 1995:
Revenue............................  $119,415   $106,668   $199,542     $208,035          $633,660
Gross profit(a)....................    17,753     13,788     28,782       35,179            95,502
Net income (loss)..................     4,744      1,378     (5,848)(b)    9,615(c)(d)       9,889
Net income (loss) per share........       .30        .09       (.22)(b)      .34(c)(d)         .46
Fiscal Year 1994:
Revenue............................  $104,757   $ 98,451   $106,318     $124,950          $434,476
Gross profit(a)....................    15,071     10,325     13,327       18,138            56,861
Income before cumulative effect of
  accounting change................     3,572        445      2,067        4,686(e)         10,770
Cumulative effect of change in
  accounting principle, net of tax
  benefit of $5,600,000............   (10,400)                                             (10,400)
Net income (loss)..................    (6,828)       445      2,067        4,686(e)            370
Net income (loss) per share:
  Before cumulative effect of
     accounting change.............       .23        .03        .13          .30(e)            .69
  Cumulative effect of change in
     accounting principle, net of
     tax...........................      (.67)                                                (.67)
Net income (loss) per share........      (.44)       .03        .13          .30(e)            .02

- ---------------

(a) Represents revenue less cost of sales and services and research and engineering expenses.

(b) Includes $16.0 million ($10.4 million after tax or $.40 per share) unusual charge resulting from the acquisition of Western. See Note 3.

(c) Includes $1.2 million ($.8 million after tax or $.03 per share) unusual charge resulting from the acquisition of Western. See Note 3.

(d) Includes $1.5 million ($.05 per share) of nonrecurring tax benefits.

(e) Includes $1.3 million ($.08 per share) of nonrecurring tax benefits.


15. SUPPLEMENTAL GUARANTOR INFORMATION



     On February 20, 1996, BJ Services Company ("Parent") issued $125.0 million of 7% notes due 2006 ("Notes") as to which its wholly owned, direct subsidiaries, BJ Services Company, U.S.A. ("BJ U.S.A."), BJ Service International, Inc. ("BJ International") and BJ Services Company Middle East ("BJ Middle East") (on a combined basis, the "Guarantor Subsidiaries" and individually a "Guarantor") have fully and unconditionally guaranteed, on a joint and several basis, its obligation to pay principal and interest with respect to the Notes. Each of the guarantees is an unsecured obligation of the Guarantor and ranks pari passu with the guarantees provided by and the obligations of each such Guarantor under the Bank Credit Facility and the obligations of such Guarantor under the 9.2% Notes and with all existing and future unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such guarantee.



     Substantially all of the Company's operating income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the

                              BJ SERVICES COMPANY
financial condition and operating requirements of the Company's subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although holders of the Notes will be direct creditors of the Company's principal direct subsidiaries by virtue of the guarantees, the Company has subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantors, and such subsidiaries will not be obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of the Notes.

     The following supplemental consolidating condensed financial statements present:

          1. Consolidating condensed statements of financial position as of September 30, 1995 and 1994 and consolidating condensed statements of operations and cash flows for each of the three years in the period ended September 30, 1995.


          2. The Parent, the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.


          3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

     Management does not believe that separate financial statements of the Guarantors of the Notes are material to investors in the Notes.

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1995

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                       PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                       ------    ------------    ------------    ------------    ------------
Revenue..............................  $           $392,207        $267,755        $(26,302)       $633,660
Operating Expenses:
  Cost of sales and services.........               345,937         206,224         (26,302)        525,859
  Research and engineering...........                11,505             794                          12,299
  Marketing..........................                19,146           7,283                          26,429
  General and administrative.........                16,055          12,263                          28,318
  Goodwill amortization..............                 2,573             693                           3,266
  Unusual charge.....................                17,200                                          17,200
                                       ------      --------        --------        --------        --------
          Total operating expenses...               412,416         227,257         (26,302)        613,371
                                       ------      --------        --------        --------        --------
Operating income (loss)..............               (20,209)         40,498                          20,289
Interest income......................                 1,384             672          (1,157)            899
Interest expense.....................               (12,090)         (4,231)          1,157         (15,164)
Income from equity investees.........   9,889        29,373                         (39,262)
Other income -- net..................                 2,683              80                           2,763
                                       ------      --------        --------        --------        --------
Income (loss) before income taxes....   9,889         1,141          37,019         (39,262)          8,787
Income tax expense (benefit).........                (8,748)          7,646                          (1,102)
                                       ------      --------        --------        --------        --------
Net income...........................  $9,889      $  9,889        $ 29,373        $(39,262)       $  9,889
                                       ======      ========        ========        ========        ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1994

                                                    COMBINED        COMBINED
                                                   GUARANTOR      NONGUARANTOR
                                        PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                        ------    ------------    ------------    ------------    ------------
Revenue...............................   $          $249,716        $209,909        $(25,149)       $434,476
Operating Expenses:
  Cost of sales and services..........               228,071         166,072         (25,149)        368,994
  Research and engineering............                 7,671             950                           8,621
  Marketing...........................                 8,608           5,561                          14,169
  General and administrative..........                12,025          10,684                          22,709
  Goodwill amortization...............                 1,274              24                           1,298
                                         ----       --------        --------        --------        --------
          Total operating expenses....               257,649         183,291         (25,149)        415,791
                                         ----       --------        --------        --------        --------
Operating income (loss)...............                (7,933)         26,618                          18,685
Interest income.......................                 2,869                          (2,140)            729
Interest expense......................                (6,685)         (2,838)          2,140          (7,383)
Income from equity investees..........    370         17,504                         (17,874)
Other income (expense) -- net.........                 1,830          (1,085)                            745
                                         ----       --------        --------        --------        --------
Income before income taxes and
  cumulative effect of accounting
  change..............................    370          7,585          22,695         (17,874)         12,776
Income tax expense (benefit)..........                (3,185)          5,191                           2,006
                                         ----       --------        --------        --------        --------
Income before cumulative effect of
  accounting change...................    370         10,770          17,504         (17,874)         10,770
Cumulative effect of change in
  accounting principle, net of tax....               (10,400)                                        (10,400)
                                         ----       --------        --------        --------        --------
Net income............................   $370       $    370        $ 17,504        $(17,874)       $    370
                                         ====       ========        ========        ========        ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1993

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                      -------    ------------    ------------    ------------    ------------
Revenue.............................  $            $228,682        $184,431        $(18,750)       $394,363
Operating Expenses:
  Cost of sales and services........                205,971         141,821         (18,750)        329,042
  Research and engineering..........                  8,035           1,063                           9,098
  Marketing.........................                  8,854           4,115                          12,969
  General and administrative........                 11,879          10,946                          22,825
  Goodwill amortization.............                    691                                             691
                                       ------      --------        --------        --------        --------
          Total operating
            expenses................                235,430         157,945         (18,750)        374,625
                                       ------      --------        --------        --------        --------
Operating income (loss).............                 (6,748)         26,486                          19,738
Interest income.....................                  3,081          (1,099)         (1,482)            500
Interest expense....................                 (6,268)           (628)          1,482          (5,414)
Income from equity investees........   14,561        17,566                         (32,127)
Other income (expense) -- net.......                  1,359             (29)                          1,330
                                       ------      --------        --------        --------        --------
Income before income taxes..........   14,561         8,990          24,730         (32,127)         16,154
Income tax expense (benefit)........                 (5,571)          7,164                           1,593
                                       ------      --------        --------        --------        --------
Net income..........................  $14,561      $ 14,561        $ 17,566        $(32,127)       $ 14,561
                                       ======      ========        ========        ========        ========

                              BJ SERVICES COMPANY

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                               SEPTEMBER 30, 1995

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents........  $             $  1,842        $              $                $  1,842
  Receivables -- net...............                  87,118          81,653                         168,771
  Inventories -- net...............                  38,463          28,388                          66,851
  Deferred income taxes............                   9,370                                           9,370
  Other current assets.............                   3,163           6,938                          10,101
                                     --------      --------        --------        ---------       --------
          Total current assets.....                 139,956         116,979                         256,935
  Investment in subsidiaries.......   171,612       107,653                         (279,265)
  Intercompany advances -- net.....   296,156                                       (296,156)
  Property -- net..................                 261,713         155,097                         416,810
  Deferred income taxes............                  92,447          15,442                         107,889
  Goodwill and other assets........                 205,403           2,646                         208,049
                                     --------      --------        --------        ---------       --------
                                     $467,768      $807,172        $290,164       $ (575,421)      $989,683
                                     ========      ========        ========        =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................  $             $ 60,677        $ 24,998       $                $ 85,675
  Short-term borrowings and current
     portion of long-term debt.....                  37,600                                          37,600
  Accrued employee compensation and
     benefits......................                  16,277           8,608                          24,885
  Income and other taxes...........         7         4,097           7,271                          11,375
  Other accrued liabilities........       966        29,959          16,648           (2,837)        44,736
                                     --------      --------        --------        ---------       --------
          Total current
            liabilities............       973       148,610          57,525           (2,837)       204,271
Long-term debt.....................                 222,566          37,000                         259,566
Deferred income taxes..............                   2,248           9,248                          11,496
Accrued post retirement benefits
  and other........................                  46,902             653                          47,555
Intercompany advances -- net.......                 215,234          78,085         (293,319)
Stockholders' equity...............   466,795       171,612         107,653         (279,265)       466,795
                                     --------      --------        --------        ---------       --------
                                     $467,768      $807,172        $290,164       $ (575,421)      $989,683
                                     ========      ========        ========        =========       ========

                              BJ SERVICES COMPANY

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                               SEPTEMBER 30, 1994

                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents........  $             $  3,218        $              $                $  3,218
  Receivables -- net...............                  45,086          58,668                         103,754
  Inventories -- net...............                  18,452          20,227                          38,679
  Deferred income taxes............                   4,478                                           4,478
  Other current assets.............                   2,751           5,479                           8,230
                                     --------      --------        --------        ---------       --------
          Total current assets.....                  73,985          84,374                         158,359
Investment in subsidiaries.........   159,260        84,008                         (243,268)
Intercompany advances -- net.......    30,674                                        (30,674)
Property -- net....................                  91,270         107,574                         198,844
Deferred income taxes..............                  16,365           4,242                          20,607
Goodwill and other assets..........                  28,816           3,440                          32,256
                                     --------      --------        --------        ---------       --------
                                     $189,934      $294,444        $199,630       $ (273,942)      $410,066
                                     ========      ========        ========        =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................  $             $ 33,812        $ 20,797       $                $ 54,609
  Short-term borrowings and current
     portion of long-term debt.....                  31,200           2,250                          33,450
  Accrued employee compensation and
     benefits......................                   4,023           6,498                          10,521
  Income and other taxes...........         7         2,133           8,330                          10,470
  Other accrued liabilities........                   6,484           6,041             (726)        11,799
                                     --------      --------        --------        ---------       --------
          Total current
            liabilities............         7        77,652          43,916             (726)       120,849
Long-term debt.....................                  37,639          37,061                          74,700
Deferred income taxes..............                   2,248           4,946                           7,194
Accrued post retirement benefits
  and other........................                  15,895           1,501                          17,396
Intercompany advance -- net........                   1,750          28,198          (29,948)
Stockholders' equity...............   189,927       159,260          84,008         (243,268)       189,927
                                     --------      --------        --------        ---------       --------
                                     $189,934      $294,444        $199,630       $ (273,942)      $410,066
                                     ========      ========        ========        =========       ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1995


                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.........................  $  9,889     $     9,889      $ 29,373        $(39,262)      $    9,889
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Unusual charge (noncash).........                     3,646                                          3,646
  Depreciation and amortization....                    22,688        19,376                           42,064
  Net gain on disposal of assets...                       (27)         (803)                            (830)
  Recognition of unearned
     compensation..................                     2,463                                          2,463
  Deferred income taxes
     (benefit).....................                    (8,336)         (525)                          (8,861)
  Income of equity investees.......    (9,889)        (29,373)                       39,262
Changes in:
  Receivables......................                    21,894       (22,985)                          (1,091)
  Accounts payable.................                     3,506         4,201                            7,707
  Inventories......................                        83        (8,161)                          (8,078)
  Other current assets and
     liabilities...................       966         (10,224)       10,199          (2,111)          (1,170)
  Other, net.......................    (2,241)          2,167        (8,392)          2,111           (6,355)
                                      -------        --------      --------        --------        ---------
Net cash provided from (used for)
  operating activities.............    (1,275)         18,376        22,283                           39,384
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions.................                    (8,263)      (22,703)                         (30,966)
Proceeds from disposal of assets...                     2,662         2,731                            5,393
Acquisition of business, net of
  cash acquired....................                  (203,313)                                      (203,313)
                                      -------        --------      --------        --------        ---------
Net cash used for investing
  activities.......................                  (208,914)      (19,972)                        (228,886)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock....     1,275                                                          1,275
Proceeds from (reduction of)
  borrowings -- net................                   189,162        (2,311)                         186,851
                                      -------        --------      --------        --------        ---------
Net cash provided from (used for)
  financing activities.............     1,275         189,162        (2,311)                         188,126
Decrease in cash and cash
  equivalents......................                    (1,376)                                        (1,376)
Cash and cash equivalents at
  beginning of period..............                     3,218                                          3,218
                                      -------        --------      --------        --------        ---------
Cash and cash equivalents at end of
  period...........................  $            $     1,842      $               $              $    1,842
                                      =======        ========      ========        ========        =========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1994


                                                        COMBINED        COMBINED
                                                       GUARANTOR      NONGUARANTOR
                                            PARENT    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                            ------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................  $  370      $    370        $ 17,504        $(17,874)       $    370
Adjustments to reconcile net income to
  cash provided by operating activities:
  Cumulative effect of accounting
     change...............................                10,400                                          10,400
  Depreciation and amortization...........                 9,988          15,347                          25,335
  Net gain on disposal of assets..........                  (148)           (198)                           (346)
  Recognition of unearned compensation....                   524                                             524
  Deferred income taxes (benefit).........                (2,831)         (2,128)                         (4,959)
  Income of equity investees..............    (370)      (17,504)                         17,874
Changes in:
  Receivables.............................                (2,666)         (6,569)                         (9,235)
  Accounts payable........................                 5,165           3,252                           8,417
  Inventories.............................                    57            (678)                           (621)
  Other current assets and liabilities....                (2,786)          1,298            (472)         (1,960)
  Other, net..............................    (980)        2,975          (4,137)            472          (1,670)
                                             -----      --------        --------        --------        --------
Net cash provided from (used for)
  operating activities....................    (980)        3,544          23,691                          26,255
CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions........................               (13,343)        (26,002)                        (39,345)
Proceeds from disposal of assets..........                 1,059           1,529                           2,588
Acquisition of business, net of cash
  acquired................................                                (2,000)                         (2,000)
                                             -----      --------        --------        --------        --------
Net cash used for investing activities....               (12,284)        (26,473)                        (38,757)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock...........     980                                                           980
Proceeds from borrowings -- net...........                10,338           2,782                          13,120
                                             -----      --------        --------        --------        --------
Net cash provided from financing
  activities..............................     980        10,338           2,782                          14,100
Increase in cash and cash equivalents.....                 1,598                                           1,598
Cash and cash equivalents at beginning of
  period..................................                 1,620                                           1,620
                                             -----      --------        --------        --------        --------
Cash and cash equivalents at end of
  period..................................  $           $  3,218        $               $               $  3,218
                                             =====      ========        ========        ========        ========

                              BJ SERVICES COMPANY

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                         YEAR ENDED SEPTEMBER 30, 1993


                                                   COMBINED        COMBINED
                                                  GUARANTOR      NONGUARANTOR
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.........................  $ 14,561      $ 14,561        $ 17,566        $(32,127)       $ 14,561
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Depreciation and amortization....                   9,352          14,818                          24,170
  Net loss on disposal of assets...                      62                                              62
  Recognition of unearned
     compensation..................                     500                                             500
  Deferred income taxes
     (benefit).....................                  (4,414)           (463)                         (4,877)
  Income of equity investees.......   (14,561)      (17,566)                         32,127
Changes in:
  Receivables......................                  (5,812)        (11,738)                        (17,550)
  Accounts payable.................                   2,240           4,447                           6,687
  Inventories......................                   2,476          (3,048)                           (572)
  Other current assets and
     liabilities...................      (180)       (4,949)        (11,088)           (264)        (16,481)
  Other, net.......................   (15,618)       (5,468)         14,007             264          (6,815)
                                     --------      --------        --------        --------        --------
Net cash provided from (used for)
  operating activities.............   (15,798)       (9,018)         24,501                            (315)
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions.................                  (6,809)        (30,541)                        (37,350)
Proceeds from disposal of assets...                   2,043           1,939                           3,982
Acquisition of business, net of
  cash acquired....................                                  (7,400)                         (7,400)
                                     --------      --------        --------        --------        --------
Net cash used for investing
  activities.......................                  (4,766)        (36,002)                        (40,768)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock....    41,917                                                        41,917
Proceeds from (reduction of)
  borrowings -- net................   (26,119)       13,929          11,501                            (689)
                                     --------      --------        --------        --------        --------
Net cash provided from financing
  activities.......................    15,798        13,929          11,501                          41,228
Increase in cash and cash
  equivalents......................                     145                                             145
Cash and cash equivalents at
  beginning of period..............                   1,475                                           1,475
                                     --------      --------        --------        --------        --------
Cash and cash equivalents at end of
  period...........................  $             $  1,620        $               $               $  1,620
                                     ========      ========        ========        ========        ========

                              BJ SERVICES COMPANY


                  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                  (UNAUDITED)

                              BJ SERVICES COMPANY

           CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                        MARCH 31,                 MARCH 31,
                                                  ---------------------     ---------------------
                                                    1996         1995         1996         1995
                                                  --------     --------     --------     --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue.........................................  $200,794     $106,668     $407,295     $226,083
Operating expenses:
  Cost of sales and services....................   167,163       90,665      334,249      190,264
  Research and engineering......................     3,858        2,215        7,602        4,278
  Marketing.....................................     9,600        4,004       17,883        7,948
  General and administrative....................     8,233        6,349       16,722       12,453
  Goodwill amortization.........................     1,329          289        2,671          578
                                                  --------     --------     --------     --------
          Total operating expenses..............   190,183      103,522      379,127      215,521
                                                  --------     --------     --------     --------
Operating income................................    10,611        3,146       28,168       10,562
Interest expense................................    (5,557)      (2,311)     (11,095)      (4,618)
Interest income.................................       247          197          326          334
Other income - net..............................       739          682        1,339        1,518
                                                  --------     --------     --------     --------
Income before income taxes......................     6,040        1,714       18,738        7,796
Income taxes....................................     1,617          336        5,170        1,674
                                                  --------     --------     --------     --------
Net income......................................  $  4,423     $  1,378     $ 13,568     $  6,122
                                                  ========     ========     ========     ========
Net income per share:
  Primary.......................................  $    .15     $    .09     $    .48     $    .38
  Fully diluted.................................  $    .15     $    .09     $    .46     $    .38
Average shares outstanding:
  Primary.......................................    28,664       15,959       28,560       15,963
  Fully diluted.................................    29,281       16,087       29,241       16,087

       See Notes to Unaudited Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY

             CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION

                                                                     MARCH 31,      SEPTEMBER 30,
                                                                        1996            1995
                                                                     ----------     -------------
                                                                     (UNAUDITED)
                                                                            (IN THOUSANDS)
                                             ASSETS
Current assets:
  Cash and cash equivalents........................................  $    3,091       $   1,842
  Receivables -- net...............................................     168,574         168,771
  Inventories:
     Finished goods................................................      57,074          50,665
     Work in process...............................................       2,815           2,394
     Raw materials.................................................      11,104          13,792
                                                                     ----------       ---------
          Total inventories........................................      70,993          66,851
  Deferred income taxes............................................      10,348           9,370
  Other current assets.............................................      13,255          10,101
                                                                     ----------       ---------
     Total current assets..........................................     266,261         256,935
Property -- net....................................................     414,080         416,810
Deferred income taxes..............................................     109,564         107,889
Goodwill and other assets..........................................     206,061         208,049
                                                                     ----------       ---------
                                                                     $  995,966       $ 989,683
                                                                     ==========       =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................  $   87,671       $  85,675
  Short-term borrowings and current portion of long-term debt......      20,275          37,600
  Accrued employee compensation and benefits.......................      20,447          24,885
  Income and other taxes...........................................      12,199          11,375
  Accrued insurance................................................       9,804          12,867
  Other accrued liabilities........................................      26,264          31,869
                                                                     ----------       ---------
          Total current liabilities................................     176,660         204,271
Long-term debt.....................................................     282,021         259,566
Deferred income taxes..............................................       9,633          11,496
Accrued postretirement benefits and other..........................      42,494          47,555
Stockholders' equity...............................................     485,158         466,795
                                                                     ----------       ---------
                                                                     $  995,966       $ 989,683
                                                                     ==========       =========

       See Notes to Unaudited Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY

           CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)


                                                                           SIX MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.............................................................  $ 13,568     $  6,122
Adjustments to reconcile net income to cash provided by operating activities:
  Amortization of unearned compensation................................       546          660
  Depreciation and amortization........................................    29,305       13,612
  Deferred income taxes (benefit)......................................       593       (2,264)
  Net gain on disposal of property.....................................        (2)        (692)
Changes in:
  Receivables..........................................................     3,141        5,701
  Inventories..........................................................    (2,111)      (4,134)
  Accounts payable.....................................................     1,139       (5,696)
  Other current assets and liabilities.................................   (17,889)       2,351
  Other, net...........................................................    (9,708)       1,427
                                                                         --------     --------
Net cash provided from operating activities............................    18,582       17,087
CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions.....................................................   (21,795)     (15,003)
Proceeds from disposal of assets.......................................       735        3,806
Acquisition of business, net of cash acquired..........................    (3,700)
                                                                         --------     --------
Net cash used for investing activities.................................   (24,760)     (11,197)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (reduction of) borrowings -- net.........................     3,421       (4,159)
Proceeds from issuance of stock........................................     4,006          749
                                                                         --------     --------
Net cash provided from (used for) financing activities.................     7,427       (3,410)
Increase in cash and cash equivalents..................................     1,249        2,480
Cash and cash equivalents at beginning of period.......................     1,842        3,218
                                                                         --------     --------
Cash and cash equivalents at end of period.............................  $  3,091     $  5,698
                                                                         ========     ========


       See Notes to Unaudited Consolidated Condensed Financial Statements

                              BJ SERVICES COMPANY

         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. GENERAL

     In the opinion of management, the unaudited consolidated condensed financial statements for BJ Services Company (the "Company") include all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial position as of March 31, 1996, and the results of operations and cash flows for each of the six-month periods ended March 31, 1996 and 1995. The consolidated condensed statement of financial position at September 30, 1995 is derived from the September 30, 1995 audited consolidated financial statements. Although management believes the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations and the cash flows for the six-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.


     Certain amounts for fiscal 1995 have been reclassified in the accompanying consolidated condensed financial statements to conform to the current period presentation.


2. EARNINGS PER SHARE

     Primary earnings per share are based on the weighted average number of shares outstanding during each period and the assumed exercise of dilutive stock options and warrants less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock for each of the periods presented.

     Fully diluted earnings per share are based on the weighted average number of shares outstanding during each period and the assumed exercise of dilutive stock options and warrants less the number of treasury shares assumed to be purchased from the proceeds using the closing market price of the Company's common stock for each of the periods presented.

                                                      THREE MONTHS ENDED       SIX MONTHS ENDED
                                                           MARCH 31,               MARCH 31,
                                                      -------------------     -------------------
                                                       1996        1995        1996        1995
                                                      -------     -------     -------     -------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net income..........................................  $ 4,423     $ 1,378     $13,568     $ 6,122
                                                      =======     =======     =======     =======
Average primary common and common equivalent shares
  outstanding:
  Common stock......................................   28,095      15,717      28,055      15,717
  Common stock equivalents from assumed exercise of
     stock options..................................      569         242         505         246
                                                      -------     -------     -------     -------
                                                       28,664      15,959      28,560      15,963
                                                      =======     =======     =======     =======
Primary earnings per share..........................  $   .15     $   .09     $   .48     $   .38
                                                      =======     =======     =======     =======
Average fully diluted common and common equivalent
  shares outstanding:
  Common stock......................................   28,095      15,717      28,055      15,717
  Common stock equivalents from assumed exercise of
     stock options..................................      685         370         685         370
  Common stock equivalents from assumed exercise of
     warrants.......................................      501                     501
                                                      -------     -------     -------     -------
                                                       29,281      16,087      29,241      16,087
                                                      =======     =======     =======     =======
Fully diluted earnings per share....................  $   .15     $   .09     $   .46     $   .38
                                                      =======     =======     =======     =======

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

3. ACQUISITION OF BUSINESS

     Effective December 1, 1995, the Company acquired the remaining 60% ownership of its previously unconsolidated joint venture in Brazil, for total consideration of $5.4 million consisting of $3.7 million in cash and $1.7 million in debt assumed by the Company. This acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The consolidated statement of operations includes operating results of the subsidiary acquired since the date of acquisition. This acquisition is not material to the Company's financial statements and therefore pro forma information is not presented.

4. LONG-TERM DEBT


     On February 20, 1996, BJ Services Company ("Parent") issued $125.0 million of 7% Notes due 2006 ("Notes") as to which its direct wholly owned subsidiaries, BJ U.S.A., BJ International and BJ Middle East (on a combined basis, the "Guarantor Subsidiaries" and individually a "Guarantor") have fully and unconditionally guaranteed, on a joint and several basis, its obligation to pay principal and interest with respect to the Notes. Each of the guarantees is an unsecured obligation of the Guarantor and ranks pari passu with the guarantees provided by and the obligations of each such Guarantor under the Bank Credit Facility and the obligations of such Guarantor under the Company's 9.2% Notes due August 1, 1998 and with all existing and future unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to such guarantee.


     The net proceeds from the issuance of the 7% Notes ($123.3 million) were used by the Company to repay indebtedness outstanding under the term loan portion of the Bank Credit Facility. In connection therewith, the Bank Credit Facility was amended to provide for a new maturity schedule for the remaining $96.0 million term loan. At March 31, 1996, principal reductions of the term loan are due in aggregate installments of $5,600,000, $18,800,000, $23,800,000, $23,800,000 and $24,000,000 in the years ended September 30, 1997, 1998, 1999,
2000 and 2001, respectively.


5. SUPPLEMENTAL GUARANTOR INFORMATION


     As discussed in Note 4, each of the Guarantors has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the Notes.

     Substantially all of the Company's operating income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Company's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Company's subsidiaries, could limit the Company's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although holders of the Notes are direct creditors of the Company's principal direct subsidiaries by virtue of the guarantees, the Company has subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantor Subsidiaries, and such subsidiaries are not obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Company, including the holders of the Notes.

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     The following supplemental condensed consolidating financial statements present:


          1. Condensed consolidating statements of financial position as of March 31, 1996 and September 30, 1995, condensed consolidating statements of operations for each of the three- and six-month periods ended March 31, 1996 and 1995 and condensed consolidating statements of cash flows for each of the six-month periods ended March 31, 1996 and 1995.



          2. The Parent, the combined Guarantor Subsidiaries and the combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.


          3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

     Management does not believe that separate financial statements of the Guarantors of the Notes are material to investors in the Notes.

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                       THREE MONTHS ENDED MARCH 31, 1996

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
Revenue.............................  $           $133,095         $77,020         $ (9,321)       $200,794
Operating expenses:
  Cost of sales and services........               118,344          58,140           (9,321)        167,163
  Research and engineering..........                 3,638             220                            3,858
  Marketing.........................                 7,105           2,495                            9,600
  General and administrative........                 4,921           3,312                            8,233
  Goodwill amortization.............                 1,155             174                            1,329
                                      ------      --------         -------         --------        --------
          Total operating
            expenses................               135,163          64,341           (9,321)        190,183
                                      ------      --------         -------         --------        --------
Operating income (loss).............                (2,068)         12,679                           10,611
Interest income.....................                   366             242             (361)            247
Interest expense....................                (4,801)         (1,117)             361          (5,557)
Income from equity investees........   4,423         8,804                          (13,227)
Other income -- net.................                   997            (258)                             739
                                      ------      --------         -------         --------        --------
Income before income taxes..........   4,423         3,298          11,546          (13,227)          6,040
Income tax expense (benefit)........                (1,125)          2,742                            1,617
                                      ------      --------         -------         --------        --------
Net income..........................  $4,423      $  4,423         $ 8,804         $(13,227)       $  4,423
                                      ======      ========         =======         ========        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                       THREE MONTHS ENDED MARCH 31, 1995

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
Revenue.............................  $           $ 58,289         $55,264         $ (6,885)       $106,668
Operating expenses:
  Cost of sales and services........                54,396          43,154           (6,885)         90,665
  Research and engineering..........                 2,000             215                            2,215
  Marketing.........................                 2,387           1,617                            4,004
  General and administrative........                 3,567           2,782                            6,349
  Goodwill amortization.............                   119             170                              289
                                      ------       -------         -------          -------        --------
          Total operating
            expenses................                62,469          47,938           (6,885)        103,522
                                      ------       -------         -------          -------        --------
Operating income (loss).............                (4,180)          7,326                            3,146
Interest income.....................                   412             181             (396)            197
Interest expense....................                (2,368)           (339)             396          (2,311)
Income from equity investees........   1,378         5,276                           (6,654)
Other income -- net.................                   777             (95)                             682
                                      ------       -------         -------          -------        --------
Income (loss) before income taxes...   1,378           (83)          7,073           (6,654)          1,714
Income tax expense (benefit)........                (1,461)          1,797                              336
                                      ------       -------         -------          -------        --------
Net income..........................  $1,378      $  1,378         $ 5,276         $ (6,654)       $  1,378
                                      ======       =======         =======          =======        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1996

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                     -------    ------------    -------------    ------------    ------------
Revenue............................  $            $273,122        $ 152,047        $(17,874)       $407,295
Operating expenses:
  Cost of sales and services.......                236,640          115,483         (17,874)        334,249
  Research and engineering.........                  7,196              406                           7,602
  Marketing........................                 13,647            4,236                          17,883
  General and administrative.......                 10,098            6,624                          16,722
  Goodwill amortization............                  2,322              349                           2,671
                                      ------      --------          -------        --------        --------
          Total operating
            expenses...............                269,903          127,098         (17,874)        379,127
                                      ------      --------          -------        --------        --------
Operating income...................                  3,219           24,949                          28,168
Interest income....................                    729              320            (723)            326
Interest expense...................                 (9,609)          (2,209)            723         (11,095)
Income from equity investees.......   13,568        16,573                          (30,141)
Other income (expense) -- net......                  1,620             (281)                          1,339
                                      ------      --------          -------        --------        --------
Income before income taxes.........   13,568        12,532           22,779         (30,141)         18,738
Income tax expense (benefit).......                 (1,036)           6,206                           5,170
                                      ------      --------          -------        --------        --------
Net income.........................  $13,568      $ 13,568        $  16,573        $(30,141)       $ 13,568
                                      ======      ========          =======        ========        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1995

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
Revenue.............................  $           $126,390        $ 111,732        $(12,039)       $226,083
Operating expenses:
  Cost of sales and services........               114,772           87,531         (12,039)        190,264
  Research and engineering..........                 3,754              524                           4,278
  Marketing.........................                 4,703            3,245                           7,948
  General and administrative........                 6,791            5,662                          12,453
  Goodwill amortization.............                   236              342                             578
                                      ------      --------         --------        --------        --------
          Total operating
            expenses................               130,256           97,304         (12,039)        215,521
                                      ------      --------         --------        --------        --------
Operating income (loss).............                (3,866)          14,428                          10,562
Interest income.....................                   760              318            (744)            334
Interest expense....................                (3,125)          (2,237)            744          (4,618)
Income from equity investees........   6,122         8,560                          (14,682)
Other income -- net.................                 1,397              121                           1,518
                                      ------      --------         --------        --------        --------
Income before income taxes..........   6,122         3,726           12,630         (14,682)          7,796
Income tax expense (benefit)........                (2,396)           4,070                           1,674
                                      ------      --------         --------        --------        --------
Net income..........................  $6,122      $  6,122        $   8,560        $(14,682)       $  6,122
                                      ======      ========         ========        ========        ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                                 MARCH 31, 1996

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                    --------    ------------    -------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents.......  $             $  3,091        $               $                $  3,091
  Receivables -- net..............                  80,778           87,796                         168,574
  Inventories -- net..............                  38,356           32,637                          70,993
  Deferred income taxes...........                  10,348                                           10,348
  Other current assets............                   6,431            6,824                          13,255
                                    --------      --------         --------        ---------       --------
          Total current assets....                 139,004          127,257                         266,261
  Investment in subsidiaries......   185,777       124,469                          (310,246)
  Intercompany advances -- net....   300,156                                        (300,156)
  Property -- net.................                 255,694          158,386                         414,080
  Deferred income taxes...........                  92,504           17,060                         109,564
  Goodwill and other assets.......                 202,243            3,818                         206,061
                                    --------      --------         --------        ---------       --------
                                    $485,933      $813,914        $ 306,521       $ (610,402)      $995,966
                                    ========      ========         ========        =========       ========
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................  $             $ 59,519        $  28,152       $                $ 87,671
  Short-term borrowings and
     current portion of long-term
     debt.........................                  16,600            3,675                          20,275
  Accrued employee compensation
     and benefits.................                  11,783            8,664                          20,447
  Income and other taxes..........         7         2,755            9,437                          12,199
  Other accrued liabilities.......       768        18,509           17,308             (517)        36,068
                                    --------      --------         --------        ---------       --------
          Total current
            liabilities...........       775       109,166           67,236             (517)       176,660
Long-term debt....................                 244,620           37,401                         282,021
Deferred income taxes.............                   2,274            7,359                           9,633
Accrued postretirement benefits
  and other.......................                  42,979             (485)                         42,494
Intercompany advances -- net......                 229,098           70,541         (299,639)
Stockholders' equity..............   485,158       185,777          124,469         (310,246)       485,158
                                    --------      --------         --------        ---------       --------
                                    $485,933      $813,914        $ 306,521       $ (610,402)      $995,966
                                    ========      ========         ========        =========       ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

      SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                 (IN THOUSANDS)

                               SEPTEMBER 30, 1995

                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                    --------    ------------    -------------    ------------    ------------
                                                   ASSETS
Current assets:
  Cash and cash equivalents.......  $             $  1,842        $               $                $  1,842
  Receivables -- net..............                  87,118           81,653                         168,771
  Inventories -- net..............                  38,463           28,388                          66,851
  Deferred income taxes...........                   9,370                                            9,370
  Other current assets............                   3,163            6,938                          10,101
                                    --------      --------         --------        ---------       --------
          Total current assets....                 139,956          116,979                         256,935
Investment in subsidiaries........   171,612       107,653                          (279,265)
Intercompany advances -- net......   296,156                                        (296,156)
Property -- net...................                 261,713          155,097                         416,810
Deferred income taxes.............                  92,447           15,442                         107,889
Goodwill and other assets.........                 205,403            2,646                         208,049
                                    --------      --------         --------        ---------       --------
                                    $467,768      $807,172        $ 290,164       $ (575,421)      $989,683
                                    ========      ========         ========        =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................  $             $ 60,677        $  24,998       $                $ 85,675
  Short-term borrowings and
     current portion of long-term
     debt.........................                  37,600                                           37,600
  Accrued employee compensation
     and benefits.................                  16,277            8,608                          24,885
  Income and other taxes..........         7         4,097            7,271                          11,375
  Other accrued liabilities.......       966        29,959           16,648           (2,837)        44,736
                                    --------      --------         --------        ---------       --------
          Total current
            liabilities...........       973       148,610           57,525           (2,837)       204,271
Long-term debt....................                 222,566           37,000                         259,566
Deferred income taxes.............                   2,248            9,248                          11,496
Accrued postretirement benefits
  and other.......................                  46,902              653                          47,555
Intercompany advances -- net......                 215,234           78,085         (293,319)
Stockholders' equity..............   466,795       171,612          107,653         (279,265)       466,795
                                    --------      --------         --------        ---------       --------
                                    $467,768      $807,172        $ 290,164       $ (575,421)      $989,683
                                    ========      ========         ========        =========       ========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1996


                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                     PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                     -------    ------------    -------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income.........................  $13,568      $ 13,568        $  16,585        $(30,153)       $ 13,568
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Depreciation and amortization....                 18,066           11,239                          29,305
  Net gain on disposal of assets
     ..............................                                      (2)                             (2)
  Recognition of unearned
     compensation..................                    546                                              546
  Deferred income taxes
     (benefit).....................                 (1,016)           1,609                             593
  Income of equity investees.......  (13,568)      (16,585)                          30,153
Changes in:
  Receivables......................                  6,340           (3,199)                          3,141
  Accounts payable.................                 (1,158)           2,297                           1,139
  Inventories......................                    107           (2,218)                         (2,111)
  Other current assets and
     liabilities...................     (198)      (21,532)           1,521           2,320         (17,889)
  Other, net.......................   (3,808)       12,461          (16,041)         (2,320)         (9,708)
                                     -------    ------------    -------------    ------------    ------------
Net cash provided from (used for)
  operating activities.............   (4,006)       10,797           11,791                          18,582
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions.................                (11,081)         (10,714)                        (21,795)
Proceeds from disposal of assets...                    479              256                             735
Acquisition of business, net of
  cash acquired....................                                  (3,700)                         (3,700)
                                     -------    ------------    -------------    ------------    ------------
Net cash used for investing
  activities.......................                (10,602)         (14,158)                        (24,760)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock....    4,006                                                          4,006
Proceeds from (reduction of)
  borrowings - net.................                  1,054            2,367                           3,421
                                     -------    ------------    -------------    ------------    ------------
Net cash provided from (used for)
  financing activities.............    4,006         1,054            2,367                           7,427
Increase in cash and cash
  equivalents .....................                  1,249                                            1,249
Cash and cash equivalents at
  beginning of period..............                  1,842                                            1,842
                                     -------    ------------    -------------    ------------    ------------
Cash and cash equivalents at end of
  period...........................  $            $  3,091        $                $               $  3,091
                                     =======     =========       ==========       =========       =========

                              BJ SERVICES COMPANY

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

          SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                        SIX MONTHS ENDED MARCH 31, 1995


                                                  COMBINED        COMBINED
                                                 GUARANTOR      NON-GUARANTOR
                                      PARENT    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                      ------    ------------    -------------    ------------    ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income..........................  $6,122      $  6,122        $   8,560        $(14,682)       $  6,122
Adjustments to reconcile net income
  to cash provided by operating
  activities:
  Depreciation and amortization.....                 4,860            8,752                          13,612
  Net gain on disposal of assets....                                   (692)                           (692)
  Recognition of unearned
     compensation...................                   660                                              660
  Deferred income taxes (benefit)...                (2,264)                                          (2,264)
  Income of equity investees........  (6,122)       (8,560)                          14,682
Changes in:
  Receivables.......................                 5,881             (180)                          5,701
  Accounts payable..................                (4,857)            (839)                         (5,696)
  Inventories.......................                (1,799)          (2,335)                         (4,134)
  Other current assets and
     liabilities....................                   163            1,787             401           2,351
  Other, net........................    (749)        4,938           (2,361)           (401)          1,427
                                      ------       -------         --------        --------        --------
Net cash provided from (used for)
  operating activities..............    (749)        5,144           12,692                          17,087
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Property additions..................                (2,737)         (12,266)                        (15,003)
Proceeds from disposal of assets....                 1,922            1,884                           3,806
                                      ------       -------         --------        --------        --------
Net cash used for investing
  activities........................                  (815)         (10,382)                        (11,197)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Proceeds from issuance of stock.....     749                                                            749
Proceeds from (reduction of)
  borrowings -- net.................                (1,849)          (2,310)                         (4,159)
                                      ------       -------         --------        --------        --------
Net cash provided from (used for)
  financing activities..............     749        (1,849)          (2,310)                         (3,410)
Increase in cash and cash
  equivalents.......................                 2,480                                            2,480
Cash and cash equivalents at
  beginning of period...............                 3,218                                            3,218
                                      ------       -------         --------        --------        --------
Cash and cash equivalents at end of
  period............................  $           $  5,698        $                $               $  5,698
                                      ======       =======         ========        ========        ========

                         REPORT OF INDEPENDENT AUDITORS



To the Shareholders


Nowsco Well Service Ltd.



     We have audited the consolidated balance sheets of Nowsco Well Service Ltd. as at December 31, 1995, 1994 and 1993 and the consolidated statements of operations, retained earnings and changes in cash position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.



     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995, 1994 and 1993 and the results of its operations and the changes in its cash position for the years then ended in accordance with generally accepted accounting principles.



KPMG PEAT MARWICK THORNE



Chartered Accountants


Calgary, Alberta


February 8, 1996

  THE FINANCIAL STATEMENTS OF NOWSCO WELL SERVICE LTD. PRESENTED ON PAGES F-47
                               THROUGH F-64 HAVE


  BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN
                                    CANADA.



                            NOWSCO WELL SERVICE LTD.



                          CONSOLIDATED BALANCE SHEETS



                                     ASSETS



                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (THOUSANDS OF CANADIAN DOLLARS)
CURRENT ASSETS:
  Cash and short-term deposits.............................  $ 14,807     $  2,016     $ 30,007
  Short-term investments...................................    11,784        4,997       53,534
  Accounts receivable......................................    92,104      100,856       80,463
  Inventories..............................................    21,717       26,880       17,963
  Prepaid expenses.........................................     4,107        5,544        4,460
                                                             --------     --------     --------
          Total current assets.............................   144,519      140,293      186,427
INVESTMENT.................................................        --           --        3,300
DUE FROM AFFILIATE.........................................     6,275        4,804        2,597
PROPERTY, PLANT AND EQUIPMENT (NOTE E).....................   191,645      194,718      131,565
GOODWILL (NOTE F)..........................................    15,951       18,322       21,714
                                                             --------     --------     --------
          TOTAL............................................  $358,390     $358,137     $345,603
                                                             ========     ========     ========
                                          LIABILITIES
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.................  $ 67,034     $ 74,017     $ 53,237
  Income taxes payable.....................................     2,454        2,319        1,066
  Current maturities of long-term debt.....................        --        2,739       34,757
                                                             --------     --------     --------
          Total current liabilities........................    69,488       79,075       89,060
  LONG-TERM DEBT (NOTE G)..................................        --           --        2,757
  DEFERRED INCOME TAXES....................................     2,358        2,445        3,121
SHAREHOLDERS' EQUITY:
  SHARE CAPITAL (NOTE H)...................................   131,955      131,603      131,240
  RETAINED EARNINGS........................................   158,154      149,241      127,444
  EQUITY TRANSLATION ADJUSTMENT (NOTE I)...................    (3,565)      (4,227)      (8,019)
                                                             --------     --------     --------
          TOTAL............................................   286,544      276,617      250,665
                                                             --------     --------     --------
                                                             $358,390     $358,137     $345,603
                                                             ========     ========     ========



                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.



                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                               (THOUSANDS OF CANADIAN DOLLARS
                                                             EXCEPT PER SHARE AMOUNTS)
REVENUE:
  Operations...............................................  $480,128     $405,577     $291,513
OPERATING COSTS AND EXPENSES:
  Material and operating...................................   395,570      326,126      222,942
  General and administrative...............................    22,435       20,188       18,240
  Depreciation and amortization............................    40,403       31,135       23,798
  Restructuring charge (Note M)............................     5,194           --           --
                                                             --------     --------     --------
          Total operating costs and expenses...............   463,602      377,449      264,980
                                                             --------     --------     --------
OPERATING INCOME BEFORE UNDERNOTED.........................    16,526       28,128       26,533
  Interest and other income................................     2,908        4,470        7,713
  Interest expense.........................................      (819)      (1,633)      (5,280)
                                                             --------     --------     --------
INCOME BEFORE INCOME TAXES.................................    18,615       30,965       28,966
Income taxes (Note N)......................................     2,435        1,683        2,530
                                                             --------     --------     --------
NET INCOME FOR THE YEAR....................................  $ 16,180     $ 29,282     $ 26,436
                                                             ========     ========     ========
Net income per share.......................................  $   0.78     $   1.41     $   1.38
                                                             ========     ========     ========



                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.



                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS



                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (THOUSANDS OF CANADIAN DOLLARS)
Retained earnings at beginning of year.....................  $149,241     $127,444     $106,382
Net income for the year....................................    16,180       29,282       26,436
Dividends..................................................    (7,267)      (7,485)      (5,374)
                                                             --------     --------     --------
RETAINED EARNINGS AT END OF YEAR...........................  $158,154     $149,241     $127,444
                                                             ========     ========     ========



                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.



              CONSOLIDATED STATEMENTS OF CHANGES IN CASH POSITION



                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                              (THOUSANDS OF CANADIAN DOLLARS)
OPERATING ACTIVITIES:
  Net income before discontinued operations................  $ 16,180     $ 29,282     $ 26,436
  Add (deduct) items not affecting cash:
     Depreciation and amortization.........................    40,403       31,135       23,798
     Writedown of assets included in restructuring
       charge..............................................     2,613           --           --
     Deferred income taxes (recovery)(Note N)..............       (75)      (1,077)         646
                                                             --------     --------     --------
FUNDS FROM CONTINUING OPERATIONS...........................    59,121       59,340       50,880
  Decrease (increase) in non-cash working capital from
     continuing operations (Note P)........................    17,472      (16,627)      (2,615)
                                                             --------     --------     --------
CASH FLOW FROM CONTINUING OPERATIONS.......................    76,593       42,713       48,265
Cash flow from discontinued operations.....................        --           --        2,900
                                                             --------     --------     --------
CASH FLOW FROM OPERATIONS..................................    76,593       42,713       51,165
                                                             --------     --------     --------
INVESTING ACTIVITIES:
  Purchase of property, plant and equipment................   (45,543)     (56,256)     (18,565)
  Proceeds from disposals of property, plant and
     equipment.............................................     4,293        2,129        2,866
  Advances to affiliate....................................    (1,471)      (2,207)        (136)
  Acquisition of businesses (Note J).......................        --      (43,205)     (29,075)
  Cash acquired upon acquisition of businesses (Note J)....        --        9,574           --
  Debt associated with acquisitions........................        --           --        4,108
  Decrease in investment...................................        --        3,300          415
  Decrease (increase) in non-cash working capital related
     to property, plant and equipment (Note P).............    (4,339)       7,238        1,945
                                                             --------     --------     --------
Cash (out) flow from investing activities..................   (47,060)     (79,427)     (38,442)
                                                             --------     --------     --------
FINANCING ACTIVITIES:
  Proceeds from issuance of common shares (Note H).........       352        1,213       71,961
  Reduction in long-term debt..............................    (2,739)     (34,709)     (13,312)
  Dividends paid...........................................    (7,267)      (7,485)      (5,374)
                                                             --------     --------     --------
Cash (out) flow from financing activities..................    (9,654)     (40,981)      53,275
                                                             --------     --------     --------
INCREASE (DECREASE) IN NET CASH POSITION...................    19,879      (77,695)      65,998
Effect of exchange rate changes on cash position...........      (301)       1,167          177
Net cash position, at beginning of year....................     7,013       83,541       17,366
                                                             --------     --------     --------
Net cash position, at end of year..........................  $ 26,591     $  7,013     $ 83,541
                                                             ========     ========     ========



Net cash position comprises cash, short-term deposits and short-term investments.



                See notes to consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                        DECEMBER 31, 1995, 1994 AND 1993



    UNLESS STATED OTHERWISE, ALL AMOUNTS ARE EXPRESSED IN CANADIAN DOLLARS.






NOTE A -- SIGNIFICANT ACCOUNTING POLICIES



     The accompanying consolidated financial statements are prepared on the historical cost basis in accordance with accounting principles generally accepted in Canada, which conform in all material respects with those in the United States, except as disclosed in Note Q.



     BASIS OF PRESENTATION: The consolidated financial statements include the accounts of Nowsco Well Service Ltd. (the "Company") and its subsidiaries. The Company uses the proportionate consolidation method of accounting for investments in which it exercises joint control, and the cost method of accounting for other long-term investments. When there has been a loss in value of an investment that is other than temporary, the investment is written down to recognize such loss.



     TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS AND BALANCES: The Company's foreign operations' financial statements are translated from the foreign entity currency to Canadian dollars as follows:



     Self-Sustaining Foreign Operations: All assets and liabilities are translated at the rates prevailing at the balance sheet date. Revenues and expenses are translated at the weighted average rates throughout the year. Adjustments arising from translation are accumulated in the equity translation adjustment account, a separate component of shareholders' equity.



     Integrated Foreign Operations: Monetary items are translated at the rates prevailing at the balance sheet date and non-monetary items are translated at historic rates. Revenues and expenses are translated at weighted average rates throughout the year (other than depreciation which is translated at the same rates as the related fixed assets). Translation gains and losses are included in income.



     Exchange gains and losses resulting from both the translation of unhedged foreign currency monetary items and reductions in the Company's net investment in self-sustaining foreign operations are included in income.



     SHORT-TERM INVESTMENTS: Short-term investments consisting of commercial paper are carried at the lower of cost or market value. At December 31, 1995, 1994 and 1993, cost approximated market value.



     INVENTORIES: Inventories are carried at the lower of cost, determined under the first-in, first-out or average cost method, and net realizable value.



     REVENUE RECOGNITION: The Company recognizes revenue for services and products at the time they are provided, except for long-term contracts which are recognized on the percentage of completion method.



     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. The net cost of assets retired or otherwise disposed of and the related accumulated allowance for depreciation are eliminated from the accounts in the year of disposal and the resulting gain or loss is included in income at that time.



     The provision for depreciation is computed using the straight-line method over the estimated useful life of the assets. The weighted average estimated useful life is 33 years for buildings, 5 years for leasehold improvements, 8 years for equipment, and 6 years for furniture and fixtures.



     GOODWILL: Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, currently 6 - 40 years. The net book value of goodwill would be written down if the value were permanently impaired. The Company assesses impairment by determining whether the unamortized goodwill balance can be recovered through undiscounted future operating cashflows of the acquired operation over its remaining life.

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     RESEARCH AND DEVELOPMENT: Research costs are expensed in the year in which they are incurred. Development costs related to a specific product or process that is proven to be technically and economically feasible would be capitalized and amortized over the economic life of the product or process.



     NET INCOME PER COMMON SHARE: Net income per common share is based on the weighted average number of shares outstanding during the year. Fully diluted net income per share is not presented because the dilutive effect of common shares under option, if such options were exercised, would not be material.



NOTE B -- CHANGE IN ACCOUNTING POLICY



     INVESTMENT IN JOINT VENTURES: Effective January 1, 1995, in response to a recommendation of the Canadian Institute of Chartered Accountants, the Company changed its method of accounting for its 49% investment in a jointly owned Argentine company from the equity method to proportionate consolidation. The financial statements of prior periods have been restated. There is no effect on net income as a result of this change.



NOTE C -- FINANCIAL INSTRUMENTS



     During the year ended December 31, 1995, the Company has used financial instruments as part of its investment strategy. Specifically, the Company has engaged in "cross currency" swaps involving the conversion of Canadian dollars into US dollars and investing the foreign currency in US dollar interest bearing deposit accounts. A forward contract was purchased to convert the US dollar to Canadian dollars on a predetermined date. The Company believes there is no risk associated with this vehicle since exchange rates and interest rates are fixed on the date of the initial conversion. The US dollar interest bearing deposit accounts were maintained with chartered banks in Canada. The maximum funds invested at any time in 1995 was $13.8 million. At December 31, 1995, no such investment vehicle was in use.



NOTE D -- INVESTMENT IN JOINT VENTURE



     The Company owns a 49 percent interest in an Argentine well servicing joint venture, a 40 percent interest in a Malaysian joint venture and a 65 percent interest in an Indonesian joint operation. These joint ventures and operations provide products and services similar to those offered by the Company.



     These investments are not material to the Company's financial statements.



NOTE E -- PROPERTY, PLANT & EQUIPMENT



                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Property, plant and equipment:
         Land..........................................  $  4,922     $  5,811     $  5,741
         Buildings and improvements....................    34,807       24,453       22,516
         Equipment.....................................   362,090      353,168      265,604
         Furniture and fixtures........................     2,518        2,670        2,495
                                                         --------     --------     --------
              Total property, plant and equipment......   404,337      386,102      296,356
                                                         --------     --------     --------
    Accumulated depreciation:
         Buildings and improvements....................    10,334       10,180        9,382
         Equipment.....................................   200,541      179,379      153,587
         Furniture and fixtures........................     1,817        1,825        1,822
                                                         --------     --------     --------
              Total accumulated depreciation...........   212,692      191,384      164,791
                                                         --------     --------     --------
                                                         $191,645     $194,718     $131,565
                                                         ========     ========     ========

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



NOTE F -- GOODWILL



                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Goodwill...........................................  $ 33,208     $ 32,866     $ 33,556
    Accumulated amortization...........................   (17,257)     (14,544)     (11,842)
                                                         --------     --------     --------
                                                         $ 15,951     $ 18,322     $ 21,714
                                                         ========     ========     ========



NOTE G -- LONG-TERM DEBT



                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Notes payable(1)...................................  $     --     $  2,153     $  4,351
    Capital lease obligations(2).......................        --          586        1,372
    Notes payable(3)...................................        --           --       31,791
                                                         --------     --------     --------
                                                               --        2,739       37,514
    Less current maturities............................        --        2,739       34,757
                                                         --------     --------     --------
    Long term debt.....................................  $     --     $     --     $  2,757
                                                         ========     ========     ========



- ---------------



(1) As part of the purchase price of an acquisition the Company issued non-interest bearing notes denominated in US dollars and secured by the property and equipment acquired. Repaid in full in 1995.



(2) Payable in Canadian and US dollars with fixed interest rates ranging from 4.9% to 8.0% per annum. Repaid in full in 1995.



(3) Denominated in Australian dollars and repaid in full in April 1994. By way of a foreign exchange swap and forward contracts, the loan was effectively repayable in Canadian dollars and was amortized over five years at an effective interest rate of 13.4%. Secured by a demand debenture and a general assignment of accounts receivable and shares of certain of the Company's subsidiaries.



Interest on long-term debt in 1995 was $13,000 (1994 -- $1,383,000;
1993 -- $5,003,000).

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



NOTE H -- SHARE CAPITAL



1. AUTHORIZED -- an unlimited number of common shares without nominal or par value.



2. ISSUED AND OUTSTANDING -- details of changes in issued share capital, for the three year period ended December 31, 1995 are:



                                                                                    AMOUNT
                                                          NUMBER OF SHARES     -----------------
                                                          ----------------       (THOUSANDS OF
                                                                               CANADIAN DOLLARS)
    Balance, December 31, 1992..........................     16,418,266            $  59,279
    Issued upon exercise of employee stock options......        350,800                3,522
    Issued upon exercise of special warrants............      4,000,000               68,950
    Cancellation of acquired shares.....................        (61,836)                (511)
                                                             ----------             --------
    Balance, December 31, 1993..........................     20,707,230              131,240
    Issued upon exercise of employee stock options......        117,940                1,213
    Cancellation of acquired shares.....................        (55,624)                (850)
                                                             ----------             --------
    Balance, December 31, 1994..........................     20,769,546              131,603
    Issued upon exercise of employee stock options......         37,000                  352
                                                             ----------             --------
    BALANCE, DECEMBER 31, 1995..........................     20,806,546            $ 131,955
                                                             ==========             ========



3.  STOCK RELATED INCENTIVE PLANS



     At December 31, 1995 the Company maintained an Incentive Stock Option Plan.



     Under the terms of the Incentive Stock Option Plan, options may be granted at the discretion of the Board of Directors to full time officers and employees of the Company. The option price equals the closing price of the Company's shares on the day preceding the date of grant. The options are not assignable, are vested as to 20% of the shares covered thereby for each full year of employment over a five year period commencing on the date of grant, and expire after the 10th anniversary of the date of grant. All options granted under the plan become immediately vested upon a change in control, defined as the acquisition by any purchaser of 20% or more of the common shares of the Company.



     As at December 31, 1995, the Company also maintained a Stock Appreciation Rights Plan which mirrors the terms of the Incentive Stock Option Plan, except that upon exercise of a right the holder receives, as cash remuneration, the positive difference between the base value of the right and the closing price of the Company's shares on the exercise date. The plan was available to officers and employees of the Company who reside in the United States. During 1995, the Company has taken steps to eliminate this plan by converting Stock Appreciation Rights to Stock Options. A total of 216,800 Stock Appreciation Rights were converted during the period. As at December 31, 1995, 15,200 Stock Appreciation Rights remain outstanding.

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     The purchase price of common shares under options outstanding as at December 31, 1995 ranged from $9.00 to $23.50. The base value of stock appreciation rights outstanding as at December 31, 1995 ranged from $9.00 to $10.125. The Company has reserved 327,640 shares (1994 -- 555,200;
1993 -- 739,500) for possible future allocations under the Incentive Stock Option Plan. The maximum number of shares available for allocation under the stock option plan is 2,070,000.



                                     COMMON SHARES UNDER OPTION             STOCK APPRECIATION RIGHTS
                                -------------------------------------   ---------------------------------
                                  1995          1994          1993        1995         1994        1993
                                ---------   -------------   ---------   --------   ------------   -------
Outstanding, beginning of
  year........................  1,320,860     1,254,500       830,200    269,000      131,000      49,600
Granted.......................    589,300       209,100       826,500         --      146,000     110,500
Cancelled.....................   (167,800)      (24,800)      (51,400)  (253,200)      (3,000)     (1,000)
Exercised.....................    (37,000)     (117,940)     (350,800)      (600)      (5,000)    (28,100)
                                ---------     ---------     ---------   --------      -------     -------
Outstanding, end of year......  1,705,360     1,320,860     1,254,500     15,200      269,000     131,000
                                =========     =========     =========   ========      =======     =======



4.  SHAREHOLDER PROTECTION RIGHTS PLAN



     Under the Company's Shareholders Protection Rights Agreement, one right has been issued in respect of each outstanding common share. The rights are not exercisable and will not trade separately from the common shares at any time prior to a person or group acquiring, or announcing an intention to acquire 19.9% or more of the Company's common shares. If this event occurs, the rights may be exercised by all holders to purchase a determined number of common shares of the Company at a 50% discount to the then prevailing market price. The Rights Plan was ratified by shareholders in 1995 and will expire January 4, 2000.



NOTE I -- EQUITY TRANSLATION ADJUSTMENT



     The following is an analysis of the equity translation adjustment component of shareholders' equity:



                                                             1995        1994        1993
                                                            -------     -------     -------
                                                            (THOUSANDS OF CANADIAN DOLLARS)
    Balance, beginning of year............................  $(4,227)    $(8,019)    $(9,705)
    Translation of self-sustaining foreign operations.....      662       5,310       2,145
    Partial repatriation of capital from self-sustaining
      foreign operations..................................       --      (1,518)       (459)
                                                            -------     -------     -------
    Balance, end of year..................................  $(3,565)    $(4,227)    $(8,019)
                                                            =======     =======     =======



NOTE J -- ACQUISITIONS



     In 1994 and 1993, the Company expanded its operations in the US through the acquisition of four businesses. On September 28, 1994, the Company acquired, through a tender offer, the shares of Service Fracturing Company, a public company with onshore stimulation services comparable to those offered by the Company. On December 1, 1994 the Company acquired the shares of Pipeline Dehydrators Inc., a private company providing pipeline services.



     On June 1, 1993, the Company acquired the shares of Nitrogen Pumping and Coiled Tubing, Inc., a private company specializing in offshore coiled tubing applications in the Louisiana Gulf Coast region. On November 1, 1993 the Company acquired the assets and ongoing business of Acid Engineering, Inc. and the shares of Acid Engineering of Louisiana, Inc., private companies with onshore stimulation services similar to those offered by the Company.



     The acquisitions have been recorded using the purchase method with results from operations included in these financial statements from the dates of acquisition.

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     The net assets acquired have been recorded as follows:



                                                                        1994        1993
                                                                       -------     -------
                                                                          (THOUSANDS OF
                                                                       CANADIAN DOLLARS)
    Combined net assets acquired, at assigned values:
      Cash...........................................................  $ 9,574     $    --
      Non-cash current assets........................................    9,272      12,183
      Property, plant and equipment..................................   29,076      19,130
                                                                       -------     -------
              Total combined net assets..............................   47,922      31,313
                                                                       -------     -------
    Less:
      Current liabilities............................................    4,717       5,453
      Long-term debt.................................................       --         559
                                                                       -------     -------
                                                                         4,717       6,012
                                                                       -------     -------
      Net assets acquired............................................   43,205      25,301
      Goodwill.......................................................       --       3,774
                                                                       -------     -------
                                                                       $43,205     $29,075
                                                                       =======     =======
    Combined Consideration:
      Cash...........................................................  $43,205     $24,967
      Issuance of note payable.......................................       --       4,108
                                                                       -------     -------
                                                                       $43,205     $29,075
                                                                       =======     =======



NOTE K -- CONTINGENCIES AND COMMITMENTS



     The Company has been named a defendant in various legal actions arising in the normal course of business. It is the opinion of management that final determination of these claims will not materially affect the financial position or operating results of the Company.



     Canadian Federal taxation authorities have indicated their intention to issue Notices of Reassessment with respect to certain deductions claimed by the Company in connection with interest rate swaps and forward exchange contracts entered into in conjunction with the issuance of Australian denominated notes in 1989. The Company has received an opinion from special legal counsel that it should be entitled to the deductions claimed in its tax returns. Management of the Company is of the opinion that the Company's tax returns, as filed, are substantially correct. Accordingly, no provision has been made in the Company's accounts. If the Company had computed its income tax provisions for the years 1989 to 1995 on the basis of the position advanced by the tax authorities and, after giving effect to the resulting reduction in tax loss carryforwards available in 1995, net income in 1995 would have been reduced by a deferred tax charge of $6.3 million. In addition, future available scientific research and development deductions would be reduced to zero, and investment and scientific research and development tax credits would be reduced from $9.6 million to $8.0 million.



     The Company has letters of credit outstanding totalling $15,600,000 (1994 -- $16,543,000; 1993 -- $7,828,000) relating to performance under contracts.



NOTE L -- PENSION PLANS



     The Company has defined benefit or defined contribution pension plans covering most of its employees. Benefits for defined benefit plans are based on years of service and employees' compensation levels. The Company is obligated to fund defined benefit plans based on requirements as determined by independent actuaries.

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     DEFINED BENEFIT PLANS: At December 31, 1995, the actuarial present value of projected benefit obligations for services rendered is $47,292,000
(1994 -- $46,511,000; 1993 -- $42,113,000). The average market value of pension assets is $48,072,000 at December 31, 1995 (1994 -- $45,922,000;
1993 -- $43,990,000).



     Pension plan assets are stated at average market value using a five-year moving average and include marketable equity and corporate and government debt securities.



NOTE M -- RESTRUCTURING CHARGE



     During 1995, the Company recorded a charge against income of $5,194,000 related to a restructuring of its United States well service operations. Costs were incurred of $980,000 related to employee severance, relocation and base closure expenses. A further $1,278,000 was recorded as a result of the writedown of goodwill and intangibles and $2,936,000 for the writedown of inventory and equipment.



NOTE N -- INCOME TAXES



                                                             1995        1994        1993
                                                            -------     -------     -------
                                                            (THOUSANDS OF CANADIAN DOLLARS)
    Income (loss) before income taxes and discontinued
      operations:
      Canada..............................................  $11,798     $18,817     $14,796
      Foreign.............................................    6,817      12,148      14,170
                                                             ------      ------      ------
                                                            $18,615     $30,965     $28,966
                                                             ======      ======      ======
    Income taxes (recovery):
    Current:
      Canada..............................................  $   281     $    81     $   387
      Foreign.............................................    2,229       2,679       1,497
                                                             ------      ------      ------
                                                            $ 2,510     $ 2,760     $ 1,884
                                                             ======      ======      ======
    Deferred:
      Canada..............................................  $    --     $    --     $    --
      Foreign.............................................      (75)     (1,077)        646
                                                             ------      ------      ------
                                                            $   (75)    $(1,077)    $   646
                                                             ======      ======      ======
    Total:
      Canada..............................................  $   281     $    81     $   387
      Foreign.............................................    2,154       1,602       2,143
                                                             ------      ------      ------
                                                            $ 2,435     $ 1,683     $ 2,530
                                                             ======      ======      ======



     The provision for deferred income taxes results from timing differences in the recognition of revenues and expenses for income tax and financial statement purposes. The tax effects of these differences are as follows:



                                                             1995        1994        1993
                                                             -----      -------      -----
                                                                (THOUSANDS OF CANADIAN
                                                             DOLLARS)
    Depreciation...........................................  $(799)     $(1,628)     $(252)
    Interest and Other.....................................    724          551        898
                                                             -----      -------      -----
    Provision for deferred income taxes (recovery).........  $ (75)     $(1,077)     $ 646
                                                             =====      =======      =====

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     The Company's consolidated income tax provision is based upon the tax rates and allowances applicable to each of the various tax jurisdictions under which the Company operates. As a result, the consolidated tax position differs from that expected by applying the combined Canadian federal and provincial income tax rate to consolidated income before income taxes and discontinued operations for the following reasons:



                                                             1995        1994        1993
                                                            -------     -------     -------
                                                            (THOUSANDS OF CANADIAN DOLLARS)
    Expected combined Canadian federal and provincial
      tax.................................................  $ 8,247     $13,651     $12,783
    Differences in foreign statutory tax rates............   (4,462)     (2,332)     (5,046)
    Manufacturing and processing deduction................     (169)     (1,925)       (456)
    Net impact of current and prior year losses...........   (1,783)     (7,831)     (5,957)
    Capital and other indirect taxes......................      760         459       1,370
    Other differences.....................................     (158)       (339)       (164)
                                                            -------     -------     -------
    Consolidated income tax provision.....................  $ 2,435     $ 1,683     $ 2,530
                                                            =======     =======     =======



     As at December 31, 1995, the Company and its subsidiaries have unrecorded income tax benefits resulting from income tax losses and scientific research and development expenditures of $88.1 million (Canada -- $30.0 million;
Foreign -- $58.1 million).



     Canadian amounts represent scientific research and development deductions which have an unlimited carryforward period. Foreign amounts are comprised mainly of losses which expire in varying amounts between 1998 and 2010. Recognition has been given in the financial statements to $28.0 million of these amounts (Canada -- $15.4 million; Foreign -- $12.6 million).



     In addition, the Company has investment and scientific research and development tax credits in Canada of $9.6 million which are available to reduce future federal income taxes payable. The tax credits expire in varying amounts between 1999 and 2005.



     Please refer also to Note K -- Contingencies and Commitments.



NOTE O -- GEOGRAPHIC INFORMATION



     The Company has identified one industry segment which provides skilled people, specialized technology, products and equipment to the oil and gas industry and to the pipeline, mining and industrial sectors throughout the world.



     The Company has identified Canada, United States and International as geographic segments. International includes operations in the United Kingdom, Europe, Africa, Middle East, Asia Pacific, Russia and Argentina.

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



     The revenue, operating income (loss), funds from operations and identifiable assets by geographic region are as follows:



                                                           1995         1994         1993
                                                         --------     --------     --------
                                                         (THOUSANDS OF CANADIAN DOLLARS)
    REVENUE:
      Canada...........................................  $151,349     $160,703     $125,057
      United States....................................   141,660      112,241       45,826
      International....................................   187,119      132,633      120,630
                                                         --------     --------     --------
                                                         $480,128     $405,577     $291,513
                                                         ========     ========     ========
    OPERATING INCOME (LOSS):
      Canada...........................................  $ 13,701     $ 26,246     $ 16,748
      United States....................................   (10,065)(1)     (206)       1,107
      International....................................    12,890        2,088        8,678
                                                         --------     --------     --------
                                                         $ 16,526     $ 28,128     $ 26,533
                                                         ========     ========     ========
    FUNDS FROM OPERATIONS BEFORE ALLOCATION OF INDIRECT
      COSTS(2):
      Canada...........................................  $ 28,131     $ 38,731     $ 30,002
      United States....................................    12,000       13,247        6,193
      International....................................    31,680       20,453       25,624
                                                         --------     --------     --------
                                                         $ 71,811     $ 72,431     $ 61,819
                                                         ========     ========     ========
    IDENTIFIABLE ASSETS:
      Canada...........................................  $ 99,743     $114,327     $ 76,832
      United States....................................    99,360      113,965       64,251
      International....................................   132,696      122,832      117,191
                                                         --------     --------     --------
                                                         $331,799     $351,124     $258,274
                                                         ========     ========     ========
    Cash and equivalents...............................    26,591        7,013       87,329
                                                         --------     --------     --------
                                                         $358,390     $358,137     $345,603
                                                         ========     ========     ========



- ---------------



(1) Includes restructuring charge of $5.2 million.



(2) Funds from operations exclude non-cash items, interest, other income and indirect corporate and research and development expenditures.

                            NOWSCO WELL SERVICE LTD.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



NOTE P -- NON-CASH WORKING CAPITAL



     The decrease (increase) in non-cash working capital comprises the following:



                                                           1995         1994         1993
                                                          -------     --------     --------
                                                           (THOUSANDS OF CANADIAN DOLLARS)
    Accounts receivable.................................  $ 8,752     $(11,112)    $(12,482)
    Inventories.........................................    5,163       (8,917)       1,243
    Prepaid expenses....................................    1,437       (1,084)      (1,538)
    Accounts payable and accrued liabilities............   (2,509)      10,282       10,563
    Effects of exchange rate changes....................    4,629       (5,796)        (401)
                                                          -------     --------     --------
    Decrease (increase) in non-cash working capital ....   17,472      (16,627)      (2,615)
    Decrease (increase) in non-cash working capital
      related to property, plant and equipment..........   (4,339)       7,238        1,945
                                                          -------     --------     --------
                                                          $13,133     $ (9,389)    $   (670)
                                                          =======     ========     ========



NOTE Q -- UNITED STATES ACCOUNTING PRINCIPLES



     The consolidated financial statements, prepared in accordance with Canadian generally accepted accounting principles (GAAP), conform with those generally accepted in the United States, except:



     EQUITY TRANSLATION ADJUSTMENT: During 1994, the Company released $1,518,000 (1993 -- $459,000) of the equity translation adjustment balance into interest and other income on partial repatriation of capital from foreign operations. Under United States GAAP, adjustments to the equity translation account are made only where there is a disposition of ownership to a third party.



     RECOGNITION OF DEFERRED TAX ASSETS: Under United States GAAP, deferred tax assets and liabilities are recognized and measured based on the likelihood of realization of a tax benefit in future years from the utilization of operating loss and tax credit carryforwards and temporary differences. Applying these provisions to the Company's loss and tax credit carryforwards and temporary differences would result in recognition of a deferred tax asset and an increase in retained earnings of $3,000,000.



     RETAINED EARNINGS: If the consolidated financial statements were prepared in accordance with United States GAAP, retained earnings would be as follows:



                                                           1995         1994         1993
                                                         --------     --------     --------
                                                          (THOUSANDS OF CANADIAN DOLLARS)
    Retained earnings per Canadian GAAP................  $158,154     $149,241     $127,444
    Add (deduct):
      Equity translation adjustment....................    (2,956)      (2,956)      (1,438)
      Deferred taxes...................................     3,000           --           --
                                                         --------     --------     --------
    Retained earnings per United States GAAP...........  $158,198     $146,285     $126,006
                                                         ========     ========     ========

                            NOWSCO WELL SERVICE LTD.



                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)


            (THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE INFORMATION)



                                                                      THREE MONTHS ENDED MARCH
                                                                                 31,
                                                                      -------------------------
                                                                         1996           1995
                                                                      ----------     ----------
Revenue
  Operations........................................................  $  126,552     $  120,287
Operating costs and expenses
  Material and operating............................................     101,139         99,285
  General and administrative........................................       5,325          5,711
  Depreciation and amortization.....................................       9,884          9,783
                                                                      ----------     ----------
                                                                         116,348        114,779
                                                                      ----------     ----------
Operating income before undernoted..................................      10,204          5,508
  Interest and other income.........................................         718            159
  Interest expense..................................................         (30)          (127)
                                                                      ----------     ----------
Income before income taxes..........................................      10,892          5,540
  Income taxes......................................................         786            888
                                                                      ----------     ----------
Net income..........................................................  $   10,106     $    4,652
                                                                       =========      =========
Number of shares outstanding at end of period.......................  20,828,796     20,770,146
                                                                       =========      =========
Net income per share                                                  $     0.49     $     0.22
                                                                       =========      =========



           See notes to condensed consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.



                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                  (UNAUDITED)


                        (THOUSANDS OF CANADIAN DOLLARS)



                                                               MARCH 31,   DECEMBER 31,   MARCH 31,
                                                                 1996          1995         1995
                                                               ---------   ------------   ---------
                                              ASSETS
Current assets
  Cash and equivalents.......................................  $  29,708     $ 26,591     $      --
  Accounts receivable and other..............................    104,012       96,211       119,894
  Inventories................................................     24,659       21,717        25,571
                                                               ---------     --------     ---------
                                                                 158,379      144,519       145,465
Due from affiliate...........................................      6,193        6,275            --
Property, plant and equipment -- net.........................    187,952      191,645       205,398
Goodwill -- net..............................................     15,767       15,951        17,735
                                                               ---------     --------     ---------
                                                               $ 368,291     $358,390     $ 368,598
                                                               =========     ========     =========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank indebtedness..........................................  $      --     $     --     $   3,542
  Accounts payable and other.................................     72,485       69,488        76,833
  Current maturities of long-term debt.......................         --           --         2,656
                                                               ---------     --------     ---------
                                                                  72,485       69,488        83,031
Deferred income taxes........................................      2,383        2,358         2,491
Shareholders' equity
  Share capital..............................................    132,181      131,955       131,609
  Retained earnings..........................................    168,260      158,154       153,893
  Equity translation adjustment..............................     (7,018)      (3,565)       (2,426)
                                                               ---------     --------     ---------
                                                                 293,423      286,544       283,076
                                                               ---------     --------     ---------
                                                               $ 368,291     $358,390     $ 368,598
                                                               =========     ========      ========



           See notes to condensed consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.



         CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CASH POSITION


                                  (UNAUDITED)


                        (THOUSANDS OF CANADIAN DOLLARS)



                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
Operating activities:
  Net income from operations...........................................  $ 10,106     $  4,652
  Add item not affecting cash:
     Depreciation and amortization.....................................     9,884        9,783
                                                                         --------     --------
Funds from operations..................................................    19,990       14,435
  (Increase) in non-cash working capital...............................   (10,983)     (11,234)
                                                                         --------     --------
Cash flow from operations..............................................     9,007        3,201
Investing activities:
  Purchase of property, plant and equipment -- net.....................    (6,137)     (13,913)
  Due from affiliate...................................................        82           --
                                                                         --------     --------
Cash (out) flow resulting from investing activities....................    (6,055)     (13,913)
                                                                         --------     --------
Financing activities:
  Proceeds from issuance of common shares..............................       226            6
  Reduction in long-term debt..........................................        --          (86)
                                                                         --------     --------
  Cash (out) flow resulting from financing activities..................       226          (80)
                                                                         --------     --------
Increase (decrease) in net cash position...............................     3,178      (10,792)
Effect of exchange rate changes on cash position.......................       (61)         237
Net cash position at beginning of year.................................    26,591        7,013
                                                                         --------     --------
Net cash position* at end of period....................................  $ 29,708     $ (3,542)
                                                                         ========     ========



- ---------------



* Net cash position comprises cash, short term deposits, and short term investments less bank indebtedness.



           See notes to condensed consolidated financial statements.

                            NOWSCO WELL SERVICE LTD.



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)



BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES



     The condensed consolidated financial statements, expressed in Canadian dollars, are unaudited, but in the opinion of the Company, all normal recurring adjustments considered necessary for a fair presentation of the consolidated results of the operations for the interim period have been made.



     Net income per common share was computed by dividing net income by the weighted average number of shares outstanding during the period.



     Certain comparative information has been reclassified to conform with current period's presentation.



              FINANCIAL INFORMATION REGARDING GEOGRAPHIC SEGMENTS


                                  (UNAUDITED)


                        (THOUSANDS OF CANADIAN DOLLARS)



THREE MONTHS ENDED MARCH 31:



                                                               OPERATING INCOME       FUNDS FROM
                                               REVENUE              (LOSS)           OPERATIONS(1)
                                         -------------------   -----------------   -----------------
                                           1996       1995      1996      1995      1996      1995
                                         --------   --------   -------   -------   -------   -------
Canada.................................  $ 52,152   $ 50,206   $ 8,636   $ 7,401   $12,965   $10,976
United States..........................    34,161     33,546      (371)     (542)    4,005     4,023
International..........................    40,239     36,535     1,939    (1,351)    6,357     3,154
                                         --------   --------   -------   -------   -------   -------
          Total........................  $126,552   $120,287   $10,204   $ 5,508   $23,327   $18,153
                                         ========   ========   =======   =======   =======   =======



- ---------------



(1) Funds from operations exclude indirect corporate costs and research and development expenditures.

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)



     The following pro forma financial statements are based on the historical financial information of BJ Services, Nowsco and Western giving effect to the Nowsco Acquisition and the Western Acquisition under the purchase method of accounting, the issuance of 8.5 million shares of Common Stock in the Common Stock Offering, the application of the net proceeds therefrom and the other adjustments described in the accompanying Notes to Pro Forma Financial Statements. For purposes of the pro forma financial statements, Nowsco's statement of operations has been translated from Canadian dollars into U.S. dollars using the average exchange rates prevailing during the respective periods, and Nowsco's statement of financial position has been translated using the exchange rate as of March 31, 1996. The exchange rates used to translate Nowsco's financial information from Canadian dollars to U.S. dollars are as follows:



    March 31, 1996............................................................  U.S.$.74
    Six months ended March 31, 1996...........................................       .73
    Twelve months ended September 30, 1995....................................       .72



     The pro forma financial statements are derived from the historical consolidated financial statements of BJ Services, Nowsco and Western for the indicated periods which, in the case of the statements of operations of Nowsco, differ from the period used for presentation of Nowsco's financial statements. The historical financial information with respect to Nowsco has been taken from or based upon Nowsco's annual report on Form 20-F for the fiscal year ended December 31, 1995, and its quarterly reports to shareholders for the fiscal quarters ended December 31, 1994, September 30, 1995 and March 31, 1996. In the case of Nowsco, the statement of operations for the twelve months ended September 30, 1995 was derived by combining the last three months of its fiscal year ended December 31, 1994 with the first nine months of its fiscal 1995 and the statement of operations for the six months ended March 31, 1996 was derived by combining the last three months of its fiscal year ended December 31, 1995 with the first three months of its fiscal year ended December 31, 1996. The pro forma statement of financial position was prepared as if the Nowsco Acquisition had occurred on March 31, 1996. The pro forma statements of operations were prepared as if the Nowsco Acquisition had occurred as of October 1, 1994 and do not include any estimate for loss of revenue from overlapping locations, any consolidation savings or the effect of any modifications in operations that might have occurred had BJ Services owned and operated the businesses during the periods presented except as described in the Notes to the Pro Forma Financial Statements. In the case of Western, pro forma adjustments were made to the pro forma statement of operations for the twelve months ended September 30, 1995 to reflect the pro forma results of the Western Acquisition during the first six months of fiscal 1995 assuming the Western Acquisition occurred on October 1, 1994. The adjustments were derived from Western's historical financial statements and from pro forma financial information filed in conjunction with the Western Acquisition on Form 8-K/A dated May 23, 1996. Actual results of Western's operations were included with BJ Services' results beginning April 1, 1995.



     The pro forma financial statements should be read in conjunction with the Notes to Pro Forma Financial Statements and with the Consolidated Financial Statements of BJ Services and Nowsco and the related notes thereto included elsewhere in this Prospectus. The pro forma financial statements have been prepared based upon assumptions deemed appropriate by management of BJ Services. This information is prepared for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the Nowsco Acquisition and related financing occurred on these dates, or of future results. Actual results of Nowsco's operations will be included with BJ Services' results only from the date on which the Nowsco Acquisition is consummated.

             PRO FORMA STATEMENT OF FINANCIAL POSITION (UNAUDITED)


                                 MARCH 31, 1996



                                                        HISTORICAL                PRO FORMA(10)
                                                  ----------------------   ---------------------------
                                                  BJ SERVICES    NOWSCO    ADJUSTMENTS       COMBINED
                                                  -----------   --------   -----------      ----------
                                                                     (IN THOUSANDS)
                                                ASSETS
Current assets:
  Cash and cash equivalents.....................   $   3,091    $ 21,984    $ (17,804)(2)   $
                                                                               (4,180)(3)        3,091
  Receivables -- net............................     168,574      76,969                       245,543
  Inventories...................................      70,993      18,248                        89,241
  Deferred income taxes and other...............      23,603                                    23,603
                                                   ---------    --------    ---------       ----------
          Total current assets..................     266,261     117,201      (21,984)         361,478
Property -- net.................................     414,080     139,084                       553,164
Deferred income taxes...........................     109,564                   10,000(1)       119,564
Goodwill and other assets.......................     206,061      16,250      396,984(1)       619,295
                                                   ---------    --------    ---------       ----------
                                                   $ 995,966    $272,535    $ 385,000       $1,653,501
                                                   =========    ========    =========       ==========
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................   $  87,671    $ 53,639    $               $  141,310
  Short-term borrowings and current portion of
     long-term debt.............................      20,275                                    20,275
  Accrued liabilities...........................      68,714                   25,000(1)
                                                                                5,000(9)        98,714
                                                   ---------    --------    ---------       ----------
          Total current liabilities.............     176,660      53,639       30,000          260,299
Long-term debt..................................     282,021                  298,548(3)       580,569
Other long-term liabilities.....................      52,127       1,763                        53,890
Stockholders' equity............................     485,158     217,133      (17,804)(2)
                                                                             (199,329)(1)
                                                                              278,585(3)
                                                                               (5,000)(9)      758,743
                                                   ---------    --------    ---------       ----------
                                                   $ 995,966    $272,535    $ 385,000       $1,653,501
                                                   =========    ========    =========       ==========



                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)


                        SIX MONTHS ENDED MARCH 31, 1996



                                                         HISTORICAL               PRO FORMA(10)
                                                   ----------------------   -------------------------
                                                                              NOWSCO
                                                   BJ SERVICES    NOWSCO    ADJUSTMENTS      COMBINED
                                                   -----------   --------   -----------      --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue..........................................   $ 407,295    $182,183    $               $589,478
Operating Expenses:
  Cost of sales and services.....................     359,734     164,731                     524,465
  General and administrative.....................      16,722       7,998                      24,720
  Goodwill amortization..........................       2,671                    4,962(4)       7,633
  Unusual charge.................................                   3,349                       3,349
                                                   -----------   --------   -----------      --------
       Total operating expenses..................     379,127     176,078        4,962        560,167
                                                   -----------   --------   -----------      --------
Operating income.................................      28,168       6,105       (4,962)        29,311
Interest expense.................................     (11,095)        (60)      (9,600)(5)    (20,755)
Interest and other income........................       1,665         853                       2,518
                                                   -----------   --------   -----------      --------
Income before income taxes.......................      18,738       6,898      (14,562)        11,074
Income tax expense...............................       5,170         341       (1,287)(6)      4,224
                                                   -----------   --------   -----------      --------
Net income.......................................   $  13,568    $  6,557    $ (13,275)      $  6,850
                                                     ========    ========    =========       ========
Weighted average shares outstanding..............      28,560                    8,500(3)      37,060
                                                     ========                =========       ========
Net income per share.............................   $     .48                                $    .18
                                                     ========                                ========



                  See Notes to Pro Forma Financial Statements

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)


                     TWELVE MONTHS ENDED SEPTEMBER 30, 1995



                                                                             PRO FORMA(10)
                                            HISTORICAL         ------------------------------------------
                                      ----------------------     WESTERN         NOWSCO
                                      BJ SERVICES    NOWSCO    ADJUSTMENTS     ADJUSTMENTS      COMBINED
                                      -----------   --------   -----------     -----------     ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue.............................   $ 633,660    $339,269    $ 173,922(7)    $              $1,146,851
Operating Expenses:
  Cost of sales and services........     564,587     306,849      169,097(7)                    1,040,533
  General and administrative........      28,318      16,133        5,033(7)                       49,484
  Goodwill amortization.............       3,266                    2,157(7)        9,925(4)       15,348
  Unusual charge....................      17,200         481      (17,200)(8)                         481
                                        --------    --------     --------        --------      ----------
       Total operating expenses.....     613,371     323,463      159,087           9,925       1,105,846
                                        --------    --------     --------        --------      ----------
Operating income....................      20,289      15,806       14,835          (9,925)         41,005
Interest expense....................     (15,164)       (640)      (8,499)(7)     (20,500)(5)     (44,803)
Interest and other income...........       3,662       3,089          362(7)                        7,113
                                        --------    --------     --------        --------      ----------
Income before income taxes..........       8,787      18,255        6,698         (30,425)          3,315
Income tax expense (benefit)........      (1,102)      2,007        3,099(6)       (2,793)(6)       1,211
                                        --------    --------     --------        --------      ----------
Net income..........................   $   9,889    $ 16,248        3,599       $ (27,632)     $    2,104
                                        ========    ========     ========        ========      ==========
Weighted average shares
  outstanding.......................      21,376                    6,550(7)        8,500(3)       36,426
                                        ========                 ========        ========      ==========
Net income per share................   $     .46                                               $      .06
                                        ========                                               ==========



                  See Notes to Pro Forma Financial Statements

              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



(1) The pro forma financial statements reflect the purchase of 100% of the outstanding shares of Nowsco common stock at a price of Cdn $35.00, or $25.55 per share. In accordance with purchase accounting, the assets and liabilities of Nowsco will be recorded on BJ Services' books at estimated fair market value with the remaining purchase price reflected as goodwill. Valuation and other studies which will be used to determine the fair market value of Nowsco's assets and liabilities are not yet available. Accordingly, for purposes of these pro forma financial statements, the allocation of the purchase price has been made based on the historical book value of Nowsco. Such allocation of the purchase price is, therefore, preliminary and the final allocation may be substantially different.



     The following reflects management's estimates of the necessary adjustments to Nowsco's historical statement of financial position:



        BJ Services Consideration Paid:
          Cash to Nowsco stockholders.....................................  $574,313
          Transaction costs...............................................     7,000
                                                                            --------
          Total consideration.............................................   581,313
        Less: Nowsco's stockholders' equity...............................   199,329(a)
                                                                            --------
          Net adjustment..................................................  $381,984
                                                                            ========
        Allocation of Adjustment:
          Deferred tax asset..............................................  $ 10,000
          Accrual for severance, facility closings and other nonrecurring
             costs associated with the acquisition........................   (25,000)
          Goodwill........................................................   396,984
                                                                            --------
                                                                            $381,984
                                                                            ========


- ---------------


     (a) Reflects material cash transactions of $(17,804) directly related and prior to the Nowsco Acquisition. See Note 2.



(2) Reflects material cash transactions directly related and prior to the Nowsco Acquisition as follows:



        Exercise of stock options.........................................  $ 17,996
        Payment of Great Lakes termination and breakup fees...............   (22,300)
        Payment of Nowsco advisory fees...................................   (13,500)
                                                                            --------
                                                                            $(17,804)
                                                                            ========



(3) Assumes approximately one-half of the acquisition price is financed through the issuance of 8,500,000 shares of Common Stock at a net price of $33.00 per share, and after using the available cash from Nowsco, the Company uses the New Bank Credit Facility to retire its borrowings under its previously existing bank credit facility and to finance the remaining portion of the cash consideration.



     The financing of the total consideration is summarized as follows:



        Cash from New Bank Credit Facility................................  $298,548
        Cash and short-term investments...................................     4,180
        Net proceeds from the Common Stock Offering.......................   278,585
                                                                            --------
                                                                            $581,313
                                                                            ========



(4) Reflects amortization of the increase to goodwill over a 40-year period.



(5) Reflects interest expense on the borrowings to finance the Nowsco Acquisition at an average assumed rate of 6.8% for the fiscal year and 6.3% for the six-month period. The effect of each .125% change in the assumed rate would change interest expense by $726 per annum.

 (6) Adjustment to reflect a 35% assumed tax rate for the acquired operations and the tax effect of the pro forma adjustments, with the exception of goodwill amortization.



 (7) Adjustments to reflect the pro forma results of the Western Acquisition for the first six months of the fiscal year, assuming that the Western Acquisition occurred on October 1, 1994.



 (8) Adjustments to eliminate the following nonrecurring charges incurred by BJ Services following and directly related to the Western Acquisition:



     Facility closings.........................................................  $ 5,596
     Change in control costs...................................................    5,381
     Legal and other...........................................................    4,047
     Severance costs...........................................................    2,176
                                                                                 -------
               Total...........................................................  $17,200
                                                                                 =======



 (9) The pro forma statement of operations has not been adjusted for the following nonrecurring charges which are estimated and are expected to be incurred by BJ Services within the 12-month period following the Nowsco Acquisition.



     Writeoff of unamortized bank fees.........................................   $2,000
     Legal, accounting and other...............................................    3,000
                                                                                  -------
                                                                                  $5,000
                                                                                  =======



     These items have been reflected in the pro forma statement of financial position as an addition to accrued liabilities and a reduction to stockholders' equity.



(10) The Company anticipates that the Common Stock Offering will be consummated by mid-July 1996 and that the net proceeds from the issuance of shares therefrom will be applied to repay certain indebtedness under the New Bank Credit Facility. Because the closing of the Common Stock Offering is subject to certain conditions, some of which are outside the control of the Company, the Company can make no assurance that the Common Stock Offering will be consummated. In the event that the Common Stock Offering is not consummated, the pro forma financial information presented herein would be materially different, including the changes summarized below (in millions, except per share amounts):



                                                              TWELVE MONTHS             SIX MONTHS
                                                                  ENDED                   ENDED
                                      MARCH 31, 1996        SEPTEMBER 30, 1995        MARCH 31, 1996
                                   --------------------    --------------------    --------------------
     Short-term borrowings and
       current portion of
       long-term debt............  Increase of $278.6
     Stockholders' equity........  Decrease of $278.6
     Interest expense............                          Increase of $ 23.1      Increase of $ 11.0
     Net income (loss)...........                          Decrease of $ 15.0      Decrease of $  7.2
     Net income (loss) per
       share.....................                          Decrease of $  .52      Decrease of $  .19

===============================================================================
NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE GUARANTORS, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY OR THE GUARANTORS SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information..................   4
Incorporation of Certain Documents by
  Reference............................   4
Summary................................   6
The Exchange Offer.....................  15
Use of Proceeds........................  23
Recent Developments....................  23
Capitalization.........................  26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................  27
Business...............................  33
Management.............................  40
Description of the Notes...............  42
Plan of Distribution...................  54
Legal Matters..........................  55
Experts................................  55
Index to Consolidated Financial
  Statements........................... F-1


===============================================================================



===============================================================================

                                  $125,000,000

                                 EXCHANGE OFFER

                           [BJ SERVICES COMPANY LOGO]

                              BJ SERVICES COMPANY

                            7% SERIES B SENIOR NOTES
                                    DUE 2006

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                           , 1996

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Each of BJ Services Company (the "Company"), BJ Services Company, U.S.A. ("BJ USA"), BJ Service International, Inc. ("BJ International") and BJ Services Company Middle East ("BJ Middle East") is governed by Section 145 of the DGCL which permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit (other than an action by or in the right of the corporation) by reason of their being directors, officers or other agents of the corporation.


     The Company's Certificate of Incorporation provides that no director of the Company shall be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation also provides that if the DGCL is amended to authorize further limitation or elimination of the personal liability of directors, then the liability of the Company's directors shall be limited or eliminated to the full extent permitted by the DGCL.

     Section 16 of Article III of the Company's Bylaws provides as follows: (a) the Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries or, while a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries, is or was serving at the request of the Company or any of its direct or indirect wholly owned subsidiaries, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws provided that the Company shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the Company or any of its direct or indirect wholly owned subsidiaries or the directors of the Company or any of its direct or indirect wholly owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless a majority of the Board of Directors of the Company shall have previously approved the bringing of such action, suit or proceeding. The Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Company or any of its direct or indirect wholly owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Company shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

     (b) Expenses incurred by an officer or director of the Company or any of its direct or indirect wholly owned subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 16. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Company's Certificate of Incorporation, the Certificate of Incorporation or Bylaws or other governing documents of any direct or indirect wholly owned subsidiary of the Company, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Section 16.


     Section 5 of Article III of the Bylaws of each of BJ USA and BJ Middle East provides as follows: each director, whether or not then in office, shall be indemnified by BJ USA or BJ Middle East, as the case may be, against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director of BJ USA or BJ Middle East, as the case may be, or of any other company which he serves as a director at the request of BJ USA or BJ Middle East, as the case may be, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceedings to have been derelict in the performance of his duty as such director, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.



ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) The following is a complete list of Exhibits filed as part of this Registration Statement:


       EXHIBIT
- ---------------------
        **4.1        -- Indenture among BJ Services Company, BJ Services Company, U.S.A., BJ
                        Services Company Middle East, BJ Service International, Inc. and Bank
                        of Montreal Trust Company, Trustee, dated as of February 1, 1996, which includes the form of 7% Series A Notes due 2006 as Exhibit thereto.
        **4.2        -- Registration Rights Agreement, dated as of February 20, 1996, among
                        BJ Services Company, as issuer, BJ Services Company, U.S.A., BJ
                        Services Company Middle East, and BJ Service International, Inc., as
                        subsidiary guarantors, and Merrill Lynch & Co., CS First Boston
                        Corporation, BA Securities, Inc., and Chase Securities, Inc.
        **5.1        -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
         *8.1        -- Opinion of Andrews & Kurth L.L.P. as to certain tax matters.
       **10.1        -- Third Amendment to Note Agreement dated as of August 1, 1991, by and among the Company, BJ Services Company, U.S.A., BJ Service
                        International, Inc. and BJ Services Company Middle East for the
                        issuance of the 9.2% Senior Notes due August 1, 1998.
       **12.1        -- Computation of ratio of earnings to fixed charges.
        *23.1        -- Consent of Deloitte & Touche LLP.
        *23.2        -- Consent of Price Waterhouse LLP.
        *23.3        -- Consent of KPMG Peat Marwick Thorne.
        *23.4        -- Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 and 8.1).
        *24.1        -- Powers of Attorney (included in Part II of the Registration
                        Statement).

       EXHIBIT
- ---------------------
       **25.1        -- Statement of Eligibility and Qualification on Form T-1 of Bank of
                        Montreal Trust Company.
       **99.1        -- Form of Letter of Transmittal.
       **99.2        -- Form of Notice of Guaranteed Delivery.

- ---------------

 * Filed herewith.

** Previously filed.

ITEM 22. UNDERTAKINGS


     Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     Each undersigned Registrant hereby undertakes that:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



     Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally promptly means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



     Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 18TH DAY OF JUNE, 1996.


                                            BJ SERVICES COMPANY

                                            By:   /s/  J. W. STEWART
                                                --------------------------------
                                                       J. W. Stewart
                                               President and Chief Executive
                                                          Officer


                    SIGNATURE                                TITLE                    DATE
                    ---------                                -----                    ----
             /s/  J. W. STEWART                  Chairman of the Board,          June 18, 1996
- -----------------------------------------------     President and Chief
                  J. W. Stewart                     Executive Officer; Director
                                                    (Principal Executive
                                                    Officer)

                       *                         Vice President -- Finance and   June 18, 1996
- -----------------------------------------------     Chief Financial Officer;
                 Michael McShane                    Director (Principal
                                                    Financial Officer)

                       *                         Controller (Principal           June 18, 1996
- -----------------------------------------------     Accounting Officer)
              Matthew D. Fitzgerald

                       *                         Director                        June 18, 1996
- -----------------------------------------------
             L. William Heiligbrodt

                       *                         Director                        June 18, 1996
- -----------------------------------------------
                  John R. Huff

- -----------------------------------------------  Director
                  Don D. Jordan

                       *                         Director                        June 18, 1996
- -----------------------------------------------
                  R. A. LeBlanc

                       *                         Director                        June 18, 1996
- -----------------------------------------------
               James E. McCormick

                       *                         Director                        June 18, 1996
- -----------------------------------------------
               Michael E. Patrick

*By:         /s/  J. W. STEWART                                                  June 18, 1996
     ------------------------------------------
                 (J. W. Stewart)
                Attorney-in-Fact

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 18TH DAY OF JUNE, 1996.

                                        BJ SERVICES COMPANY, U.S.A.


                                        By:           /s/ J. W. Stewart
                                           ------------------------------------
                                                         J. W. Stewart
                                                          President

                               POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE APPEARS BELOW APPOINTS J. W. STEWART, MICHAEL MCSHANE AND MARGARET BARRETT SHANNON, AND EACH OF THEM ACTING ALONE, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY REGISTRATION STATEMENT FOR THE SAME OFFERING FILED PURSUANT TO RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, AND GRANTS UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE AND SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                                TITLE                                                   DATE
              ---------                                -----                                                   ----
         /s/ J. W. Stewart                 President; Director                                              June 18, 1996
- --------------------------------------     (Principal Executive Officer)
           J. W. Stewart


        /s/ Michael McShane                Vice President-Finance; Director                                 June 18, 1996
- --------------------------------------     (Principal Financial Officer)
          Michael McShane


     /s/ Matthew D. Fitzgerald             Controller                                                       June 18, 1996
- --------------------------------------     (Principal Accounting Officer)
       Matthew D. Fitzgerald



      /s/ Taylor M. Whichard               Treasurer; Director                                              June 18, 1996
- --------------------------------------
        Taylor M. Whichard

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 18TH DAY OF JUNE, 1996.

                                        BJ SERVICE INTERNATIONAL, INC.


                                        By:          /s/ J. W. Stewart
                                           ------------------------------------
                                                        J. W. Stewart
                                                          President

                               POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE APPEARS BELOW APPOINTS J. W. STEWART, MICHAEL MCSHANE AND MARGARET BARRETT SHANNON, AND EACH OF THEM ACTING ALONE, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY REGISTRATION STATEMENT FOR THE SAME OFFERING FILED PURSUANT TO RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, AND GRANTS UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE AND SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                                TITLE                                                   DATE
              ---------                                -----                                                   ----
         /s/ J. W. Stewart                 President; Director                                              June 18, 1996
- --------------------------------------     (Principal Executive Officer)
           J. W. Stewart


        /s/ Michael McShane                Vice President-Finance; Director                                 June 18, 1996
- --------------------------------------     (Principal Financial Officer)
          Michael McShane


     /s/ Matthew D. Fitzgerald             Controller                                                       June 18, 1996
- --------------------------------------     (Principal Accounting Officer)
       Matthew D. Fitzgerald



      /s/ Taylor M. Whichard               Treasurer; Director                                              June 18, 1996
- --------------------------------------
        Taylor M. Whichard

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 18TH DAY OF JUNE, 1996.

                                        BJ SERVICES COMPANY MIDDLE EAST


                                        By:         /s/ J. W. Stewart
                                           ------------------------------------
                                                       J. W. Stewart
                                                        President

                               POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE APPEARS BELOW APPOINTS J. W. STEWART, MICHAEL MCSHANE AND MARGARET BARRETT SHANNON, AND EACH OF THEM ACTING ALONE, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY REGISTRATION STATEMENT FOR THE SAME OFFERING FILED PURSUANT TO RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND ALL OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, AND GRANTS UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS OR HER SUBSTITUTE AND SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                                TITLE                                                   DATE
              ---------                                -----                                                   ----
         /s/ J. W. Stewart                 President; Director                                              June 18, 1996
- --------------------------------------     (Principal Executive Officer)
           J. W. Stewart


        /s/ Michael McShane                Vice President-Finance                                           June 18, 1996
- --------------------------------------     and Chief Financial Officer; Director
          Michael McShane                  (Principal Financial Officer)


     /s/ Matthew D. Fitzgerald             Controller                                                       June 18, 1996
- --------------------------------------     (Principal Accounting Officer)
       Matthew D. Fitzgerald



      /s/ Taylor M. Whichard               Treasurer; Director                                              June 18, 1996
- --------------------------------------
        Taylor M. Whichard

                                EXHIBIT INDEX

                                                                                                     SEQUENTIALLY
         EXHIBIT                                                                                       NUMBERED
         NUMBER                                          DESCRIPTION                                     PAGE
- ----------------------------------------------------------------------------------------------------------------
        **4.1    --  Indenture among BJ Services Company, BJ Services Company, U.S.A., BJ
                     Services Company Middle East, BJ Service International, Inc. and Bank
                     of Montreal Trust Company, Trustee, dated as of February 1, 1996, which includes the form of 7% Series A Notes due 2006 as Exhibit thereto.
        **4.2    --  Registration Rights Agreement, dated as of February 20, 1996, among
                     BJ Services Company, as issuer, BJ Services Company, U.S.A., BJ
                     Services Company Middle East, and BJ Service International, Inc., as
                     subsidiary guarantors, and Merrill Lynch & Co., CS First Boston
                     Corporation, BA Securities, Inc., and Chase Securities, Inc.
        **5.1    --  Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
         *8.1    --  Opinion of Andrews & Kurth L.L.P. as to certain tax matters.
       **10.1    --  Third Amendment to Note Agreement dated as of August 1, 1991, by and among the Company, BJ Services Company, U.S.A., BJ Service
                     International, Inc. and BJ Services Company Middle East for the
                     issuance of the 9.2% Senior Notes due August 1, 1998.
       **12.1    --  Computation of ratio of earnings to fixed charges.
        *23.1    --  Consent of Deloitte & Touche LLP.
        *23.2    --  Consent of Price Waterhouse LLP.
        *23.3    --  Consent of KPMG Peat Marwick Thorne.
        *23.4    --  Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 and 8.1).
        *24.1    --  Powers of Attorney (included in Part II of the Registration
                     Statement).
       **25.1    --  Statement of Eligibility and Qualification on Form T-1 of Bank of
                     Montreal Trust Company.
       **99.1    --  Form of Letter of Transmittal.
       **99.2    --  Form of Notice of Guaranteed Delivery.

- ---------------

 * Filed herewith.

** Previously filed.